AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1997

                                                       FILE NO.: 333-39941

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                         UNITED PANAM FINANCIAL CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           6162                        95-3211687
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)

                           1300 SOUTH EL CAMINO REAL
                          SAN MATEO, CALIFORNIA 94402
                                (650) 345-1800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               LAWRENCE J. GRILL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           1300 SOUTH EL CAMINO REAL
                          SAN MATEO, CALIFORNIA 94402
                                (650) 345-1800
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

            PAUL H. IRVING, ESQ.              TODD H. BAKER, ESQ.
       MANATT, PHELPS & PHILLIPS, LLP     GIBSON, DUNN & CRUTCHER LLP
        11355 WEST OLYMPIC BOULEVARD   ONE MONTGOMERY STREET, SUITE 3100
        LOS ANGELES, CALIFORNIA 90064   SAN FRANCISCO, CALIFORNIA 94104
               (310) 312-4196                   (415) 393-8200

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement has become effective.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED DECEMBER 22, 1997

                                      SHARES

                     [LOGO OF UNITED PANAM FINANCIAL CORP.]

                                  COMMON STOCK

  All of the shares of Common Stock offered hereby (the "Offering") are being sold by United PanAm Financial Corp., a Delaware corporation (the "Company"). Prior to the Offering, there has been no public market for the Common Stock. It currently is anticipated that the initial public offering price will be between
$    and $    per share. See "Underwriting" for a discussion of factors to be considered in determining the initial public offering price.

  The Company has applied for quotation of the Common Stock on the Nasdaq National Market under the symbol "UPFC."

  SEE "RISK FACTORS" COMMENCING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY POTENTIAL PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                               PRICE TO UNDERWRITING PROCEEDS TO
                                                PUBLIC  DISCOUNT(1)  COMPANY(2)
--------------------------------------------------------------------------------
Per Share.....................................  $          $            $
--------------------------------------------------------------------------------
Total(3)......................................  $          $            $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) See "Underwriting" for information relating to indemnification of the Underwriters and other matters.
(2) Before deducting expenses payable by the Company estimated to be $750,000.
(3) The Company has granted the Underwriters a 30-day option to purchase up to additional shares of Common Stock on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and
    Proceeds to Company will be $    , $     and $    , respectively. See
    "Underwriting."

  The shares of Common Stock are offered by the Underwriters named herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the certificates representing such shares will be made against payment therefor at the offices
of NationsBanc Montgomery Securities, Inc. on or about      , 1997.

                                  -----------

NationsBanc Montgomery Securities, Inc.                       Piper Jaffray inc.

                The date of this Prospectus is           , 1997

   [MAP OF THE UNITED STATES SHOWING THE LOCATION OF THE COMPANY'S OFFICES.]



  The Company intends to furnish its stockholders with annual reports containing financial statements audited by independent certified public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Except as otherwise specified, all information in this Prospectus (i) reflects a 1,875-for-1 stock split effected in November 1997, (ii) assumes no exercise of the Underwriters' over-allotment option and (iii) excludes 2,287,500 shares of Common Stock reserved for issuance under the Company's 1997 Employee Stock Incentive Plan (the "Stock Incentive Plan"). See "Management--Stock Incentive Plan" and "Underwriting." Unless the context indicates otherwise, all references herein to the "Company" refer to United PanAm Financial Corp. and its subsidiaries on a consolidated basis.

  This Prospectus contains forward-looking statements, including statements regarding the Company's strategies, plans, objectives, expectations and intentions, which are subject to a variety of risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.

                                  THE COMPANY

  The Company is a diversified specialty finance company engaged primarily in originating and acquiring for investment or sale residential mortgage loans, personal automobile insurance premium finance contracts and retail automobile installment sales contracts. The Company targets customers who generally cannot obtain financing from traditional lenders. These customers usually pay higher loan origination fees and interest rates than those charged by traditional lenders to gain access to consumer financing. The Company believes that management's experience in originating, assessing, pricing and managing credit risk enables the Company to earn attractive risk-adjusted returns. The Company has funded its operations to date principally through retail deposits, Federal Home Loan Bank ("FHLB") advances and whole loan sales at its federal savings bank subsidiary, Pan American Bank, FSB (the "Bank"), and expects to complete its first securitization of mortgage loans in December 1997. The Company's strategy is to undertake controlled geographic expansion of its existing businesses, with particular emphasis in the near term on the national expansion of its mortgage finance operations, and to evaluate possible entry into other specialty finance businesses which provide the opportunity for attractive risk-adjusted returns.

  The Company believes that the Bank currently is the largest Hispanic-controlled savings association in California. The Company commenced operations in 1994, as a Hispanic-controlled financial institution, by purchasing from the Resolution Trust Corporation (the "RTC") certain assets and assuming certain liabilities of the Bank's predecessor, Pan American Federal Savings Bank. The Company has used the Bank as a base for expansion into its current specialty finance businesses. In 1995, the Company commenced its insurance premium finance business through a joint venture with BPN Corporation ("BPN"), which the Company believes to be the second largest provider of financing for consumer automobile insurance premiums in California. In 1996, the Company commenced its current mortgage and automobile finance businesses.

  Mortgage Finance. The Company originates and sells subprime mortgage loans secured primarily by first mortgages on single family residences through its subsidiary, United PanAm Mortgage Corporation, and the Bank (such business, together with the Bank's mortgage finance activities, "UPAM"). UPAM's targeted mortgage customers are considered "subprime" because of factors such as impaired credit history or high debt-to-income ratios compared to customers targeted by traditional mortgage lenders. UPAM's customers use the proceeds of the mortgage loans primarily to finance home purchases and improvements, debt consolidation, education and other consumer needs, and may benefit from consolidating existing consumer debt through mortgage loans with lower monthly payments. The Company believes that the subprime residential mortgage market is highly fragmented and that success in this market depends primarily on the ability to provide superior customer service and competitive pricing. UPAM seeks to (i) locate experienced loan officers in geographic proximity to large population centers, (ii) issue conditional loan approvals promptly, generally within 24 hours after receipt of an application, (iii) avoid imposing unnecessarily restrictive conditions on loan approvals, (iv) fund loans on a timely basis, generally within 15 to 20 days following conditional approval, and in accordance with approved terms, and (v) competitively price loans according to market conditions.

  UPAM's mortgage loan originations have grown from $36.7 million for the nine months ended September 30, 1996 to $336.9 million for the nine months ended September 30, 1997. The average loan-to-value ratio ("LTV") on mortgage loans originated by UPAM during the nine months ended September 30, 1997 was approximately 75%, as compared to 72% during the comparable period of 1996. UPAM's operating strategy is to maintain a balance between retail and wholesale origination of mortgage loans. Approximately 41% of the mortgage loans originated by UPAM during the nine months ended September 30, 1997 were originated through the direct solicitation of borrowers by mail and telemarketing (retail loan originations), with the balance originated through independent loan brokers (wholesale loan originations). At September 30, 1997, UPAM had six retail loan offices and five wholesale loan centers originating mortgage loans in 19 states, and intends to balance its future growth between retail offices (four of which are forecasted to be opened in the fourth quarter of 1997) and wholesale loan centers. UPAM currently sells substantially all of its loan originations to mortgage companies and investors through whole loan packages offered for bid several times each month. During the nine months ended September 30, 1997, UPAM sold $273.1 million of mortgage loans at a weighted average sales price equal to 105.9% of the unpaid principal balance of the loans sold. The Company expects to complete its first securitization of mortgage loans in December 1997 and, thereafter, to sell or securitize mortgage loans on a periodic basis. See "Risk Factors--General--Securitizations."

  Insurance Premium Finance. In May 1995, the Company entered into a joint venture with BPN under the name "ClassicPlan" (such business, "IPF"). BPN was founded in 1982. Under this joint venture, which commenced operations in September 1995, (i) the Bank underwrites and finances automobile insurance premiums in California and (ii) BPN markets this financing primarily to independent insurance agents that sell personal automobile insurance in California and, thereafter, services such loans for the Bank. The Bank lends to individuals for the purchase of single premium automobile insurance policies. The Bank's collateral is the unearned insurance premium, which is held by the insurance company and refundable to IPF in the event the underlying insurance policy is canceled. The Company does not sell or have the risk of underwriting the underlying insurance policy. The Company's portfolio of insurance premium finance contracts has grown from 66,247 contracts in the aggregate gross amount of $31.3 million at September 30, 1996 to 123,371 contracts in the aggregate gross amount of $47.3 million at September 30, 1997, primarily as a result of changes in California's automobile insurance laws. During the nine months ended September 30, 1997, IPF originated 99,555 insurance premium finance contracts in the aggregate gross amount of $117.1 million, as compared to 63,533 such contracts in the aggregate gross amount of $73.4 million during the nine months ended September 30, 1996. The Company believes that success in the insurance premium finance business depends on developing relationships with independent insurance agents and efficient and accurate servicing and collection systems. The Company has an option to purchase BPN, commencing on April 29, 1999 at an agreed price. See "Business--Insurance Premium Finance--Relationship with BPN."

  Automobile Finance. The Company acquires, holds for investment and services subprime retail automobile installment sales contracts ("auto contracts") generated by franchised and independent dealers of used automobiles through the Bank and its subsidiary, United Auto Credit Corporation (such business, "UACC"). UACC's customers are considered "subprime" because of factors such as impaired credit history or high debt-to-income ratios compared to customers of traditional automobile lenders. The Company believes that success in the subprime automobile finance business depends upon controlled growth, disciplined underwriting, strong internal audit procedures and focused servicing and collection efforts at each of its local branches. The Company's portfolio of auto contracts has grown from 651 contracts in the aggregate gross amount (excluding unearned financing charges) of $6.4 million at September 30, 1996 to 3,619 contracts in the aggregate gross amount of $32.0 million at September 30, 1997. During the nine months ended September 30, 1997, the Company acquired 2,843 auto contracts in the aggregate gross amount of $29.4 million, as compared to 664 auto contracts in the aggregate gross amount of $6.9 million during the nine months ended September 30, 1996. At September 30, 1997, the Company marketed its automobile finance program from seven branch offices in California and one each in Arizona and Utah. During the nine months ended September 30, 1997, UACC approved 13.7% and funded 12.2% of the applications for auto contracts it received.

  The Bank. The Bank has been the principal funding source to date for the Company's residential mortgage, insurance premium and automobile finance businesses, primarily through the Bank's deposits, FHLB advances and whole loan sales. In addition, the Bank holds a portfolio of primarily traditional residential mortgage loans acquired from the RTC in 1994 and 1995 at a discount from the unpaid principal balance of such loans, which loans aggregated $87.2 million (before unearned discounts and premiums) at September 30, 1997. The Bank maintains four branches in Northern California and one in Southern California, and has focused its branch marketing efforts on building a middle income customer base, including efforts targeted at local Hispanic communities. As of September 30, 1997, deposits totaled $210.8 million with a weighted average interest rate of 5.20%. In the future, the Company intends to operate its mortgage finance business principally through United PanAm Mortgage Corporation. The Company intends to continue funding its insurance premium and automobile finance businesses entirely through the Bank for the foreseeable future.

                               BUSINESS STRATEGY

  Growth Strategy. The Company intends to capitalize on its competitive strengths by expanding its core businesses and entering other specialty finance businesses which provide the opportunity for attractive risk- adjusted returns. The Company's growth strategy includes the following key elements.

  . Geographic Expansion of Existing Businesses. The Company intends to expand its residential mortgage and automobile finance businesses into new geographic areas, principally by opening offices staffed by experienced local marketing and management personnel. The Company believes that an emphasis on management with local experience, coupled with comprehensive underwriting standards and financial controls, will permit growth in loan originations without compromising loan performance. The Company also may expand its insurance premium finance business as opportunities arise outside of California. See "Risk Factors--General--Management of Growth."

  . Entry into New Specialty Finance Businesses. The Company continually evaluates expansion into other specialty finance businesses which provide the opportunity for attractive risk-adjusted returns in markets
     (i) which it believes are underserved by traditional lenders or are undergoing change, (ii) which are highly fragmented with no participant having significant market share, or (iii) in which it can attract the required management experience to assess, price and manage the credit risk and, thereby, generate attractive risk-adjusted returns. The Company may enter such new businesses on a de novo basis or through acquisitions. See "Risk Factors--General--Management of Growth."

  Operating Strategy. The Company's operating strategy includes the following key elements.

  . Centralized Risk Management Controls. For each of its businesses, the Company has implemented comprehensive risk management policies and portfolio parameters which are designed to identify the types and amount of risk that can prudently be taken in each business. The Company continually monitors the performance of each of its businesses against these policies and parameters.

  . Decentralized Management. The management of each of the Company's businesses is responsible for its day-to-day operations, subject to centralized risk management controls and individualized, goal oriented incentive compensation programs that support the achievement of credit quality, growth and profitability objectives. The Company believes that the delegation of responsibility to the management of each business has enabled the Company to attract, promote and retain experienced managers, to provide high levels of customer service and to respond promptly to changes in market conditions.

  . Diversified Funding Sources. The Company has funded its lending businesses to date primarily through the Bank's deposits, as well as FHLB advances and whole loan sales. The Company believes that bank deposits are a stable and cost-effective funding source which provide it with a competitive advantage. To further diversify its funding sources, in October 1997 the Company obtained a $100 million master repurchase facility to finance the anticipated growth in its mortgage lending operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources-- Master Repurchase Agreement." The Company expects to complete its first securitization of mortgage loans in December 1997 and, thereafter, to sell or securitize mortgage loans on a periodic basis. The Company will, in the future, consider the sale or securitization of other financial assets. See "Risk Factors--General--Securitizations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--General--Mortgage Finance."

  The Company was incorporated in Delaware on August 31, 1989. The Company's principal executive offices are located at 1300 South El Camino Real, San Mateo, California 94402, and its telephone number is (650) 345-1800.

                                  THE OFFERING

Common Stock offered by the Company...  shares

Common Stock to be outstanding after
the Offering..........................  shares(1)

Use of proceeds.......................  To repay certain indebtedness to existing stockholders and for general
                                        corporate purposes, including financing
                                        the growth of the Company's existing
                                        businesses, with particular emphasis on
                                        the expansion of UPAM and the
                                        development or acquisition of other
                                        specialty finance businesses. See "Use
                                        of Proceeds."

Proposed Nasdaq National Market
symbol................................  UPFC
--------

(1) Excludes 2,287,500 shares reserved for issuance under the Stock Incentive Plan, of which (i) 1,580,000 shares were subject to options outstanding as of November 7, 1997, at a weighted average exercise price of $4.55 per share, and (ii) 140,000 shares are subject to options to be granted to certain directors and officers concurrently with the completion of the Offering, at an exercise price equal to either the initial public offering price or 110% of the initial public offering price. See "Management--Stock Incentive Plan."

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                          APRIL 29, 1994   AT OR FOR THE        AT OR FOR THE
                           (INCEPTION)      YEAR ENDED           NINE MONTHS
                             THROUGH       DECEMBER 31,      ENDED SEPTEMBER 30,
                           DECEMBER 31,  ------------------  --------------------
                               1994        1995      1996      1996       1997
                          -------------- --------  --------  ---------  ---------
STATEMENT OF OPERATIONS
 DATA
Interest income.........     $  6,882    $ 13,533  $ 16,561  $  12,116  $  18,314
Interest expense........        3,573       7,727     7,853      5,752      8,193
                             --------    --------  --------  ---------  ---------
  Net interest income...        3,309       5,806     8,708      6,364     10,121
Provision for loan
 losses.................           50         120       194         98        445
                             --------    --------  --------  ---------  ---------
  Net interest income
   after provision for
   loan losses..........        3,259       5,686     8,514      6,266      9,676
                             --------    --------  --------  ---------  ---------
Non-interest income
  Gain on sale of
   loans................            3          90     2,333        854     15,260
  Other non-interest
   income...............           95         228       443        314        523
                             --------    --------  --------  ---------  ---------
    Total non-interest
     income.............           98         318     2,776      1,168     15,783
                             --------    --------  --------  ---------  ---------
Non-interest expense
  Compensation and
   benefits.............        1,564       2,750     5,248      3,365     12,195
  Savings Association
   Insurance Fund
   special assessment...          --          --        820        --         --
  Other expense.........        1,579       2,412     3,581      2,441      7,090
                             --------    --------  --------  ---------  ---------
    Total non-interest
     expense............        3,143       5,162     9,649      5,806     19,285
                             --------    --------  --------  ---------  ---------
Income before income
 taxes..................          214         842     1,641      1,628      6,174
Income taxes............           98         384       691        698      2,580
                             --------    --------  --------  ---------  ---------
Net income..............     $    116    $    458  $    950  $     930  $   3,594
                             ========    ========  ========  =========  =========
Net income per common
 share (pro forma)(1) ..     $   0.01    $   0.04  $   0.09  $    0.09  $    0.32
                             ========    ========  ========  =========  =========
Weighted average common
 shares outstanding
 (pro forma)(1) ........       10,886      10,886    10,886     10,886     11,334
                             ========    ========  ========  =========  =========
BALANCE SHEET DATA
Total assets............     $180,024    $159,581  $187,598  $ 173,983  $ 283,262
Loans...................       53,176     131,794   134,821    140,882    152,500
Loans held for sale.....          --          --     20,766      9,605     70,241
Allowance for loan
 losses.................         (378)     (5,250)   (5,356)    (5,313)    (6,203)
Deposits................      163,114     141,924   159,061    147,979    210,783
Notes payable...........       10,930      10,930    10,930     10,930     12,870
FHLB advances...........          --          --      4,000      4,000     35,000
Stockholders' equity....        5,270       5,811     6,761      6,740     10,355
OPERATING DATA
Return on average
 assets(2)..............         0.11%       0.27%     0.56%      0.75%      2.09%
Return on average
 stockholders'
 equity(2)..............         3.44%       8.51%    16.10%     21.38%     62.85%
Net interest margin.....         3.24%       3.61%     5.44%      5.41%      6.36%

                          APRIL 29, 1994  AT OR FOR THE       AT OR FOR THE
                           (INCEPTION)     YEAR ENDED          NINE MONTHS
                             THROUGH      DECEMBER 31,     ENDED SEPTEMBER 30,
                           DECEMBER 31,  ----------------  ---------------------
                               1994       1995     1996      1996        1997
                          -------------- -------  -------  ---------  ----------
Stockholders' equity to
 assets.................        2.93%       3.64%    3.60%      3.87%       3.66%
Tangible capital ratio
 of Bank................        8.50%       9.89%    8.85%      9.55%       7.06%
Core capital ratio of
 Bank...................        8.50%       9.89%    8.85%      9.55%       7.06%
Risk-based capital ratio
 of Bank................       27.53%      17.19%   16.36%     16.82%      13.20%
ASSET QUALITY DATA
Nonaccrual loans,
 net(3).................      $1,439     $ 5,240  $ 5,835  $   5,221  $    4,668
Real estate owned.......         --          298      988        714         637
Total non-performing
 assets.................       1,439       5,538    6,823      5,935       5,305
Non-performing assets to
 total assets...........        0.80%       3.47%    3.64%      3.41%       1.87%
Allowance for credit
 losses to net loans....        0.71%       3.98%    3.97%      3.77%       4.07%
General allowance for
 credit losses to non-
 performing loans(4)....       26.27%      82.80%   74.90%     82.34%     110.70%
SUBPRIME MORTGAGE FI-
 NANCE DATA
Loan origination
 activities(5)
  Wholesale
   originations.........         --          --   $58,456  $  34,818  $  198,854
  Retail originations...         --          --    13,055      1,899     138,025
                              ------     -------  -------  ---------  ----------
    Total loan
     originations.......         --          --    71,511     36,717     336,879
  Percent of loans
   secured by first
   mortgages............         --          --        95%        94%         97%
  Weighted average
   initial loan-to-value
   ratio................         --          --        72%        72%         75%
  Originations by
   product type
    Adjustable-rate
     mortgages..........         --          --        85%        78%         87%
    Fixed-rate
     mortgages..........         --          --        15%        22%         13%
  Weighted average
   interest rate
    Adjustable-rate
     mortgages..........         --          --      9.55%      9.74%       9.42%
    Fixed-rate
     mortgages..........         --          --     10.76%     10.64%      10.76%
  Average balance per
   loan.................         --          --   $   100  $     100  $      112
Loans sold through whole
 loan transactions(6)...         --          --   $50,142    $21,557    $273,080
Number of sales
 offices................         --          --         5          3          11
INSURANCE PREMIUM FI-
 NANCE DATA
Loans originated........         --      $21,676  $99,012  $  73,449  $  117,119
Number of loans
 originated.............         --       21,137   83,839     63,533      99,555
Average net yield on
 loans originated.......         --        15.77%   13.62%     13.73%      14.04%
Average loan size at
 origination............         --      $  1.03  $  1.18  $    1.16  $     1.18
Net charge-offs to
 average loans(2)(7)....         --          --      0.38%      0.38%       0.27%
AUTOMOBILE FINANCE DATA
Gross contracts
 purchased..............         --          --   $12,216  $   6,865  $   29,442
Number of contracts
 purchased..............         --          --     1,175        664       2,843
Average discount on
 contracts purchased....         --          --     10.00%     10.00%      10.00%
Number of sales
 offices................         --          --         4          2           6
Gross amount financed
 per contract...........         --          --   $ 10.42  $   10.37  $    10.43
Net charge-offs to
 average contracts(8)...         --          --      1.50%      0.20%       4.97%

--------
(1) Net income per common share is based on the weighted average shares of Common Stock and Common Stock equivalents outstanding during the period adjusted for a 1,875-for-1 stock split effected in November 1997 and includes all options issued below the estimated initial public offering price within one year prior to the filing of the Registration Statement calculated using the treasury stock method.
(2) Information for the nine months ended September 30, 1996 and 1997 and for the period from April 29, 1994 (Inception) through December 31, 1994 is annualized for comparability with year end information.
(3) Nonaccrual loans are net of specific loss allowances.
(4) General allowances represent provisions for losses not specifically identified in the loan portfolio.
(5) Does not include conforming loans purchased from the RTC in the aggregate principal amount of $75.9 million and $57.2 million in the year ended December 31, 1995 and from April 29, 1994 (Inception) through December 31, 1994, respectively, and conforming loan originations of $4.5 million in the year ended December 31, 1995.
(6) Does not include $3.5 million in conforming loan sales in the year ended December 31, 1995.
(7) See "Business--Insurance Premium Finance--Servicing and Collection."
(8) See "Business--Automobile Finance--Servicing and Collection."

                            ORGANIZATIONAL STRUCTURE

  The following chart illustrates the relationship between the Company and its principal operating subsidiaries and divisions prior to the Offering and certain sources of financing.
LOGO
-------------------    ---------------------------
  $2.0 million     ----       United PanAm
 Capital Loan(1)             Financial Corp.
-------------------    ---------------------------
          100% Owned           100% Owned
   -----------------        ------------------        -------------------
     United PanAm              PanAmerican     -------   $10.9 million
    Mortgage Corp.            Financial, Inc.             RTC Interim
   -----------------        ------------------         Capital Assistance
                                                        Notes Payable(2)
                                100% Owned            -------------------
                                                      -------------------
                         ----------------------           $100 million
                                               ------- Master Repurchase
                         Pan American Bank, FSB           Agreement(3)
                                                      -------------------
                                                      -------------------
                                               -------    Deposits and
                         ----------------------           FHLB Advances
                 100% Owned(4)                        -------------------
              --------------------         ---------------------
               United Auto Credit            Insurance Premium
                  Corporation                Finance Division
              --------------------         ---------------------
--------
(1) See "Use of Proceeds" and Note 10 of Notes to Consolidated Financial Statements.
(2) See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--RTC Notes Payable."
(3) See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Master Repurchase Agreement."
(4) United Auto Credit Corporation has granted to certain key employees the right to purchase up to a 13.5% ownership interest in that corporation, subject to certain performance standards, and may, in the future, grant options to purchase an additional 1.5% interest. See "Management--Executive Compensation--Employment Agreements" and "--Certain Transactions."

                                 RISK FACTORS

  This Prospectus contains forward-looking statements, including statements regarding the Company's strategies, plans, objectives, expectations and intentions, which are subject to a variety of risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of certain factors, including those set forth in these "Risk Factors" and elsewhere in this Prospectus. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.

  Prospective investors should consider carefully the following factors, together with the other information contained in this Prospectus, in evaluating an investment in the Common Stock offered hereby.

GENERAL

 LIMITED OPERATING HISTORY

  The Company purchased certain assets and assumed certain liabilities of Pan American Federal Savings Bank from the RTC in 1994. In 1995, the Company commenced its insurance premium finance business through a joint venture with BPN, and in 1996 the Company commenced its subprime mortgage and automobile finance businesses. Accordingly, the Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

 CREDIT-IMPAIRED BORROWERS

  Loans made to borrowers who cannot obtain financing from traditional lenders generally entail a higher risk of delinquency and default and higher losses than loans made to borrowers with better credit. Such loans also have a more limited secondary market than traditional loans. The actual rate of delinquencies, defaults and losses on such loans could be more dramatically affected by an economic slowdown or recession than those experienced in the financial services industry generally. Substantially all of the Company's mortgage and auto loans are made to individuals with impaired or limited credit histories, limited documentation of income or higher debt-to-income ratios than are permitted by traditional lenders. Although delinquencies, defaults and losses to date have not had a material adverse effect on the Company's financial condition, results of operations or business prospects, no assurance can be given that the Company's underwriting criteria and collection methods will continue to afford adequate protection against the higher risks associated with loans to such borrowers. If the Company experiences higher losses than anticipated, the Company's financial condition, results of operations and business prospects would be materially and adversely affected.

 NEED FOR ADDITIONAL FINANCING

  The Company's ability to maintain or expand its current level of lending activity will depend on the availability and terms of its sources of financing. The Company has funded its operations to date principally through deposits, FHLB advances and whole loan sales at the Bank. The Bank competes for deposits primarily on the basis of interest rates and, accordingly, the Bank could experience difficulty in attracting deposits if it does not continue to offer rates that are competitive with other financial institutions. Certificate of deposit accounts ("CDs") constituted $177.7 million or 84.3% of the Bank's total deposits at September 30, 1997, of which amount $139.4 million matures in one year or less. Increases in short-term CDs, which tend to be more sensitive to interest rate movements than core deposits, may cause the Bank's deposit base to be less stable than if it had a large amount of core deposits. Federal regulations restrict the Bank's ability to lend to affiliated companies and limit the amount of non-mortgage consumer loans that may be held by the Bank. Accordingly, the growth of the Company's mortgage, insurance premium and automobile finance businesses will depend to a significant extent on the availability of additional sources of financing. There can be no assurance that the Company will be able to develop additional financing sources on acceptable terms or at all. To the extent the Bank is unable to maintain its deposits and the Company is unable to develop additional sources of financing, the Company will have to restrict its lending activities which would materially and adversely affect the

Company's financial condition, results of operations and business prospects. In addition, the Company's ability to raise additional equity financing may be limited by the requirement that the Company repay the $10.9 million RTC interim capital assistance loan (the "RTC Notes Payable") if the Bank ceases to be a "minority-owned" business, as defined by the OTS, or Pan American Financial, Inc. ("PAFI") obtains a material portion of its permanent financing. Pursuant to the Company's loan agreement with the RTC, the Bank would cease to be a "minority-owned business" if 50% or more of its capital stock were owned or controlled by one or more non-minorities. Upon completion of the Offering (whether or not the underwriters' over-allotment option is exercised), 50% or more of the outstanding Common Stock is expected to be owned by minorities, assuming that no shares in the Offering are purchased by minorities. Therefore, the Company believes that, upon completion of the Offering, it will be a minority-owned business. However, there can be no assurances that the RTC will not view the Offering as permanent financing and require repayment of the RTC Notes Payable. In addition, because all of the shares offered hereby will be sold by the Company, and no portion of the net proceeds is anticipated to be used to finance PAFI or the Bank, the Company believes that the Offering will not constitute permanent financing of PAFI. In addition, the Company has pledged the shares of the Bank as collateral for the RTC interim capital assistance loan. In the event the Offering is deemed to constitute the permanent financing of PAFI, the Company will use $10.9 million of the net proceeds to repay the RTC Notes Payable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--RTC Notes Payable."

 CONCENTRATION OF BUSINESS IN CALIFORNIA

  The Company's lending activities are concentrated primarily in California and are likely to remain so for the foreseeable future. At September 30, 1997, 82.0% of the dollar amount of the Company's loans were related to collateral or borrowers located in California. The performance of these loans may be affected by changes in California's economic and business conditions, including its residential real estate market. In the recent past, the California economy has experienced a significant recession with a resulting decline in employment and the value of residential property. A decline in the value of residential real estate may adversely affect the value of the Company's collateral. In addition, California real estate is subject to certain natural disasters, such as earthquakes and erosion-caused mudslides, which are typically not covered by the standard hazard insurance policies maintained by borrowers. Uninsured disasters may render borrowers unable to repay loans made by the Company. The occurrence of adverse economic conditions or natural disasters in California could have a material adverse effect on the Company's financial condition, results of operations and business prospects.

 RELIANCE ON SYSTEMS AND CONTROLS

  The Company depends heavily upon its systems and controls, some of which have been designed specifically for a particular business, to support the evaluation, acquisition, monitoring, collection and administration of that business. There can be no assurance that these systems and controls, including those specially designed and built for the Company, are adequate or will continue to be adequate to support the Company's growth. A failure of the Company's automated systems, including a failure of data integrity or accuracy, could have a material adverse effect upon the Company's financial condition, results of operations and business prospects.

 RELIANCE ON KEY EMPLOYEES

  The Company is dependent upon the continued services of its key employees, including Guillermo Bron, the Chairman of the Board, Lawrence J. Grill, President and Chief Executive Officer, John T. French, President and Chief Executive Officer of United PanAm Mortgage Corporation, and Ray C. Thousand, President and Chief Executive Officer of United Auto Credit Corporation. The loss of the services of any such employee, or the failure of the Company to attract and retain other qualified personnel, could have a material adverse effect on the Company's financial condition, results of operations and business prospects. Although the Company has entered into employment agreements with certain key employees, including Messrs. Bron, Grill, French and Thousand, there can be no assurance that these agreements will be effective in retaining their services. See "Management."

 COMPETITION

  Each of the Company's businesses is highly competitive. Competition in the Company's markets can take many forms, including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and terms of the loan, loan origination fees and interest rates. Many of the Company's competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. The Company's competitors in subprime mortgage finance include other consumer finance companies, mortgage banking companies, commercial banks, credit unions, savings associations and insurance companies. The Company competes in the insurance premium finance business with other specialty finance companies, independent insurance agents who offer premium finance services, captive premium finance affiliates of insurance companies and direct bill plans established by insurance companies. The Company competes in the subprime automobile finance industry with commercial banks, the captive finance affiliates of automobile manufacturers, savings associations and companies specializing in subprime automobile finance, many of which have established relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing and lending, which are not offered by the Company. In attracting deposits, the Bank competes primarily with other savings institutions, commercial banks, brokerage firms, mutual funds, credit unions and other types of investment companies.

  The profitability of the Company's lending activities and the low barriers to entry could attract additional competitors. Certain large, national finance companies and mortgage originators have announced their intention to adapt their mortgage loan origination programs and allocate resources to the origination of subprime loans. The Company and its competitors may also face increasing competition from government-sponsored entities, such as the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FHLMC currently purchases what it terms "Alternative-A" mortgage loans and has announced its intention to purchase what it terms "A-" mortgage loans by the end of 1997. In addition, FHLMC has expressed its intention to purchase so-called "B" and "C" mortgage loans in the future. FHLMC also has purchased securities backed by subprime mortgage loans and has re-securitized them for resale. Additional competition may lower the rates the Company can charge borrowers, reduce the volume of the Company's loan originations and increase demand for the Company's key employees and the potential that such employees will leave the Company for its competitors.

  Fluctuations in interest rates and general and localized economic conditions also may affect the competition the Company faces. Competitors with lower costs of capital have a competitive advantage over the Company. During periods of declining interest rates, competitors may solicit the Company's customers to refinance their loans. In addition, during periods of economic slowdown or recession, the Company's borrowers may face financial difficulties and be more receptive to offers of the Company's competitors to refinance their loans.

  As the Company expands into new geographic markets, it will face additional competition from lenders already established in these markets. There can be no assurance that the Company will be able to compete successfully with these lenders.

 CHANGES IN INTEREST RATES

  The Company's results of operations depend to a large extent upon its net interest income, which is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and other borrowings. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a given period, a significant increase in market rates of interest could have a material adverse effect on the Company's net interest income. Further, a significant increase in market rates of interest could adversely affect demand for the Company's financial products and services. Interest rates are highly sensitive to many factors, including governmental monetary policies and domestic and international economic and political conditions, which are beyond the Company's control. The Company's liabilities generally have shorter terms and are more interest rate sensitive than its assets. Accordingly, changes in interest rates could have a material adverse effect on the profitability of the Company's lending activities.

  Adjustable-rate mortgage loans ("ARMs") totaled $293.3 million of the $336.9 million of mortgage loans originated by the Company during the nine months ended September 30, 1997. The market values of ARMs are less sensitive to changes in market interest rates than are the market values of fixed-rate loans. The Company's ARMs generally are offered at an initial interest rate below the fully indexed interest rate at origination. There can be no assurance that the interest rate on these loans will reach the fully indexed rate if the loans are pre-paid or in the case of foreclosure. Further, although these loans are underwritten at the fully indexed rate at origination, borrowers may encounter financial difficulties as a result of increases in the interest rate over the life of the loan. Certain ARMs also may be subject to periodic or lifetime payment caps that result in a portion of the accrued interest being deferred and added to the outstanding principal. This could result in receipt by the Company of less cash income on its ARMs than it is required to pay on its related borrowings which do not have such payment caps. Because the Company does not believe that hedging against interest rate risks is cost-effective and because the Company sells a substantial portion of its loans on a regular basis, the Company currently does not use hedging strategies to mitigate interest rate risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management of Interest Rate Risk."

 MANAGEMENT OF GROWTH

  The Company has experienced rapid growth in each of its businesses and intends to pursue growth for the foreseeable future, particularly in its mortgage and automobile finance businesses. In addition, the Company intends to broaden its product offerings to include additional types of consumer or, in the case of IPF, commercial loans. Further, the Company may enter other specialty finance businesses. This growth strategy will require additional capital, systems development and human resources. There can be no assurance that the Company will continue to (i) manage effectively its funding sources, information and operating systems and human resources, (ii) expand successfully and operate such businesses profitably, (iii) identify and hire qualified employees to support its expansion plans, or (iv) accomplish such expansion in a timely and cost-effective manner or, if achieved, that such expansion will result in profitable operations. The failure of the Company to implement its planned growth strategy would have a material adverse effect on the Company's financial condition, results of operations and business prospects.

 SECURITIZATIONS

  The Company expects to complete its first securitization of mortgage loans in December 1997 and, thereafter, to sell or securitize mortgage loans on a periodic basis. The Company will, in the future, consider the securitization of other financial assets. The Company believes that the gain on sale from such securitizations could represent a significant portion of the Company's future revenues and net income. The Company's ability to complete securitizations will depend on a number of factors, including conditions in the securities markets generally, conditions in the asset-backed securities market specifically, the performance of the Company's portfolio of securitized loans and the Company's ability to obtain credit enhancement for its securitized loans. If the Company were unable to securitize profitably a sufficient number of its loans in a particular quarter, then the Company's revenues for the quarter could decline, which could result in lower earnings or a loss reported for the quarter. In addition, delays in closing a securitization could require the Company to seek additional and alternative funding under current and future credit facilities in order to finance additional loan originations and purchases and could increase the Company's interest rate risk by increasing the period during which newly originated loans are held prior to sale.

  In a securitization, the Company would sell loans that it has originated or purchased to a trust for a cash purchase price and an interest in the loans securitized called "residual interests." The cash portion of the purchase price in many cases will be less than the carrying value of the related loan. The Company will estimate the present value of the residual interests on its balance sheet, and will project the expected cash flows over the life of the residual interests, using prepayment and default assumptions that market participants would use for similar financial instruments that are subject to prepayment, credit and interest rate risks. The Company then will determine the present value of these cash flows using an interest rate commensurate with the risks involved. If the Company's actual experience differs materially from the assumptions used in the determination of the present value of the residual interests, future cash flows and earnings could be adversely affected. Furthermore, because the Company does not have meaningful loan performance data, the Company's assumptions will not be based on the actual performance of its loans but on available historical loss data for comparable portfolios of loans and the specific characteristics of the loans included in the Company's securitizations. To the Company's knowledge, there currently is no active market for the sale of these residual interests. No assurance can be given that the residual interests could be sold at their stated value, if at all.

  The Company may rely on credit enhancements to guarantee senior certificates in the securitization trusts. If the Company is unable to obtain credit enhancement to guarantee the senior certificates, the Company might be unable to securitize its loans, which could have a material adverse effect on the Company's results of operations, financial condition and business prospects. Although alternative structures to securitization trusts may be available, there can be no assurance that the Company will be able to use these structures or that these structures will be economically viable for the Company. The Company's ability to obtain credit enhancement for its securitizations also may be adversely affected by poor performance of the Company's securitization trusts or the securitization trusts of others. The inability of the Company to complete securitizations for any reason could have a material adverse effect on the Company's results of operations, financial condition and business prospects.

 CHANGES IN GENERAL ECONOMIC CONDITIONS

  Each of the Company's businesses is affected directly by changes in general economic conditions, including changes in employment rates, prevailing interest rates and real wages. During periods of economic slowdown or recession, the Company may experience a decrease in demand for its financial products and services, an increase in its servicing costs, a decline in collateral values and an increase in delinquencies and defaults. A decline in collateral values and an increase in delinquencies and defaults increase the possibility and severity of losses. Because substantially all of the Company's loans are made to borrowers who generally cannot obtain financing from traditional lenders, its actual rates of delinquency, default and loss could be more dramatically affected by an economic slowdown or recession than those experienced in the financial services industry generally. Although the Company believes that its underwriting criteria and collection methods enable it to manage the higher risks inherent in loans made to such borrowers, no assurance can be given that such criteria or methods will afford adequate protection against such risks. Any sustained period of increased delinquencies, defaults or losses would materially and adversely affect the Company's financial condition, results of operations and business prospects.

RISKS ASSOCIATED WITH MORTGAGE FINANCE

 DEPENDENCE ON WHOLE LOAN SALES FOR FUTURE EARNINGS

  The gain on sale generated by whole loan sales has represented and will continue to represent a significant source of the Company's earnings. During the nine months ended September 30, 1997, UPAM sold substantially all of its loan originations in the secondary market. Such loan sales were to a limited number of institutional purchasers and the Company plans to sell a significant number of loans it originates through whole loan sales in the future. There can be no assurance that such purchasers will continue to purchase UPAM's loans, and UPAM's failure to replace successfully such loan purchasers, would have a material adverse effect on the Company's financial condition, results of operations and business prospects. Further, adverse conditions in the asset-backed securitization market could adversely affect the Company's ability to complete whole loan sales, as many of UPAM's whole loan purchasers securitize loans purchased from UPAM. During the nine months ended September 30, 1997, UPAM sold loans to 13 institutional purchasers, three of which purchased approximately 76% of the total loans sold by UPAM in that period.

 CONTINGENT RISKS

  During the period that mortgage loans are held for sale, UPAM is subject to various risks associated with its lending business, including borrower default, foreclosure and the risk that a rapid increase in interest rates would result in a decline in the value of loans held for sale, thus reducing or eliminating any gain on sale on such loans.

 RISK OF DECLINING VALUE OF COLLATERAL

  The Company's mortgage finance business may be materially and adversely affected by declining real estate values. Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the LTV of loans previously made by the Company, thereby weakening collateral coverage and increasing the possibility of a loss in the event of a default. Further, delinquencies, foreclosures and losses generally increase during an economic slowdown or recession. Because UPAM targets borrowers who generally are unable to obtain mortgage financing from traditional lenders, the actual rates of delinquency, foreclosure and loss on such loans could be higher under adverse economic conditions than those experienced in the mortgage finance industry in general. Any sustained period of increased delinquencies, foreclosures or losses could materially and adversely affect the Company's financial condition, results of operations and business prospects.

 DEPENDENCE ON INDEPENDENT MORTGAGE BROKERS

  UPAM depends primarily on independent mortgage brokers for the origination and purchase of its wholesale mortgage loans, which constitute the largest portion of its total loan production. These independent mortgage brokers deal with multiple lenders for each prospective borrower. UPAM competes with these lenders for the independent brokers' business on price, service, loan fees, costs and other factors. UPAM's competitors also seek to establish relationships with such brokers who are not obligated by contract or otherwise to do business with it. The Company's financial condition, results of operations and business prospects could be adversely affected by changes in the volume and profitability of UPAM's wholesale loans resulting from, among other things, competition with other lenders and purchasers of such loans.

 ELIMINATION OF LENDER PAYMENTS TO BROKERS

  Class-action lawsuits have been filed against a number of mortgage lenders alleging that such lenders have violated the federal Real Estate Settlement Procedures Act of 1974 ("RESPA") and engaged in unfair practices by making certain payments to independent mortgage brokers. These lawsuits generally have been filed on behalf of a purported nationwide class of borrowers and allege that payments made by a lender to a broker in addition to payments made by the borrower to a broker are prohibited by RESPA and, therefore, illegal. If these cases are resolved against the lenders, it may cause an industry-wide change in the way independent mortgage brokers are compensated. UPAM's broker compensation arrangements permit such payments. Future regulatory interpretations or judicial decisions may require UPAM to change its broker compensation programs or subject it to material monetary judgments or other penalties. Any such changes or penalties may have a material adverse effect on the Company's financial condition, results of operations and business prospects. Although UPAM has not been named in any such class-action lawsuit, there can be no assurance that UPAM will not subsequently be named in these or similar lawsuits.

 ENVIRONMENTAL LIABILITIES

  The Company may acquire real property securing mortgage loans that are in default, and there is a risk that hazardous substances or waste, contaminants or pollutants could be discovered on such properties after the Company acquires them. The Company may be required to remove such substances from the affected properties at its expense, and the cost of such removal may substantially exceed the value of the affected properties or the loans secured by such properties. Furthermore, the Company may not have adequate remedies against the prior owners or other responsible parties to recover its costs. Finally, the Company may find it difficult or impossible to sell the affected properties either prior to or following any such removal.

 GOVERNMENT REGULATION

  The subprime mortgage industry is highly regulated. UPAM is subject to extensive and complex rules and regulations of, and examinations by, various federal, state and local government authorities. These rules and regulations impose obligations and restrictions on UPAM's loan originations, credit activities and secured transactions. In addition, these rules may limit the interest rates, finance charges and other fees UPAM may assess, mandate extensive disclosure to its customers, prohibit discrimination and impose multiple qualification and licensing obligations on UPAM. Certain of UPAM's loan origination activities may be subject to the laws and regulations of the states in which those activities are conducted. UPAM's lending activities are also subject to various federal laws, including the Truth in Lending Act ("TILA"), the Homeownership and Equity Protection Act of 1994 ("High Cost Mortgage Act"), the Equal Credit Opportunity Act ("ECOA"), the Fair Credit Reporting Act ("FCRA"), RESPA and the Home Mortgage Disclosure Act ("HMDA"). Failure to comply with any of these laws may result in, among other things, demands for indemnification or mortgage loan repurchases, certain rights of rescission for mortgage loans, class action lawsuits, administrative enforcement actions and civil and criminal liability.

  The laws, rules and regulations applicable to the Company's mortgage finance business are subject to change. In addition, various laws, rules and regulations currently are proposed, which, if adopted, could affect UPAM. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations, will not be adopted in the future. Such adoption could make compliance more difficult or expensive, restrict UPAM's ability to originate, broker, purchase or sell loans, further limit or restrict the amount of commissions, interest and other charges earned on loans originated, brokered, purchased or sold by UPAM, or otherwise materially and adversely affect the Company's financial condition, results of operations and business prospects. See "Business--Supervision and Regulation--Regulation of Mortgage Finance Operation."

  UPAM's loans currently are originated and funded by the Bank. Under current federal statutes and regulations, the Bank generally is not subject to state law limits on its lending operations, other than certain California limits on interest charges. It is contemplated that the Company's mortgage lending operations in the future will be conducted by United PanAm Mortgage Corporation. At such time, the Company's mortgage lending operations will become subject to state law limits in each state in which it originates mortgage loans.

 EFFECT OF ELIMINATION OF MORTGAGE INTEREST DEDUCTION

  Government officials, including members of Congress, have from time to time suggested the elimination of the mortgage interest deduction for federal income tax purposes. Because many of UPAM's loans are made to borrowers for the purpose of consolidating consumer debt or financing other consumer needs, the competitive advantages of tax deductible interest, when compared with alternative sources of consumer financing, could be eliminated or seriously impaired by such government action. Accordingly, the reduction or elimination of these tax benefits could have a material adverse effect on the demand for loans of the kind offered by UPAM.

RISKS ASSOCIATED WITH INSURANCE PREMIUM FINANCE

 DEPENDENCE ON INDEPENDENT INSURANCE AGENTS

  IPF depends primarily on independent insurance agents for the origination of insurance premium finance contracts. These independent insurance agents deal with multiple lenders for each prospective borrower. IPF competes with these lenders for the independent agents' business on price, service, loan fees, costs and other factors. IPF's competitors also seek to establish relationships with such agents, who are not obligated by contract or otherwise to do business with IPF. For the nine months ended September 30, 1997, two insurance agents located in Southern California accounted for approximately 19.2% and 12.3%, respectively, of the aggregate number of insurance premium finance contracts entered into by IPF. The loss of a substantial portion of the business of either of these agents would have a material adverse effect on the Company's financial condition, results of operations and business prospects. In addition, the Company's financial condition, results of operations and business prospects could be adversely affected by changes in the volume and profitability of IPF resulting from, among other things, competition from other lenders for business from independent insurance agents.

 RISK OF CONTRACT LOSSES

  Each insurance premium finance contract is designed to ensure that at any point during the term of the underlying insurance policy, the unearned premium under the policy exceeds the unpaid principal under the contract. However, in the event of a default, the unearned premium may not provide IPF full reimbursement of interest, fees and other charges. In addition, the insurance company may default and fail to remit the unearned premium, and a delay in processing a claim for the return of the unearned premium may cause IPF to incur a loss. Moreover, any delay in IPF's cancellation of a policy would result in declining collateral protection and an increase in IPF's risk of loss. Although contract losses to date have not had a material adverse effect on the Company's financial condition, results of operations or business prospects, no assurance can be given that IPF will not suffer material losses in the future as a result of defaults under insurance premium finance contracts. See "Business--Insurance Premium Finance--Operating Summary."

 GOVERNMENT REGULATION

  IPF is subject to California regulation. This regulatory structure requires certain disclosures, notices and collection procedures with respect to loans made to finance insurance premiums. Such state regulations also require that certain disclosures be delivered by the insurance agent or broker or other person arranging for such credit. IPF's activities also are subject to certain federal statutes, including TILA. Any failure of the Company or BPN to comply with any of the laws and regulations to which they are subject, or any change in the regulatory structure or the applicable statutes, regulations or interpretations of such laws and regulations, could have a material adverse effect on the Company's and BPN's respective financial condition, results of operations and business prospects. See "Business--Supervision and Regulation-- Regulation of Insurance Premium Finance Companies."

 RELIANCE ON BPN

  IPF is dependent upon the continued services of BPN and its key employees. The loss by IPF of the services of BPN or of the services of any such employee, or the failure of BPN to attract and retain other qualified personnel, could have a material adverse effect on the Company's financial condition, results of operations and business prospects. See "Business-- Insurance Premium Finance--Relationship with BPN."

RISKS ASSOCIATED WITH AUTOMOBILE FINANCE

 RISK OF DECLINING VALUE OF COLLATERAL

  The value of the collateral securing UACC's auto contracts is subject to various risks, including uninsured damage, change in location or decline in value caused by use or age. Any material decline in the value of the collateral could result in a loss to UACC in the event of a default on the auto contract.

 DEPENDENCE ON DEALER RELATIONSHIPS

  The ability of UACC to expand into new geographic markets and to maintain or increase its volume of auto contracts is dependent upon maintaining and expanding the network of automobile dealers from which it purchases contracts. UACC's loss of any of its branch managers could materially and adversely affect its relationships with dealers doing business with that branch and, thereby, result in fewer opportunities to purchase contracts. Increased competition, including competition from captive finance affiliates of automobile manufacturers, could have a material adverse effect on UACC's ability to maintain or expand its dealer network. See "Business--Automobile Finance--Subprime Automobile Finance Industry," "--Sales and Marketing" and "Business--Competition."

 GOVERNMENT REGULATION AND LITIGATION

  UACC is subject to numerous federal and state consumer protection laws and regulations which are subject to change. An adverse change in or interpretation of existing laws or regulations, the promulgation of any new laws or regulations, or the failure to comply with any of such laws and regulations could have a material adverse effect on the Company's financial condition, results of operations and business prospects. See "Business-- Supervision and Regulation--Regulation of Subprime Automobile Lending."

  Given the consumer-oriented nature of the subprime automobile finance industry, industry participants from time to time are named as defendants in litigation involving alleged violations of federal and state consumer protection or other similar laws and regulations. A judgment against the Company in connection with any such litigation could have a material adverse effect on the Company's financial condition, results of operations and business prospects. In addition, the determination that an automobile dealer failed to comply with applicable laws or that any auto contracts purchased by UACC involved violations of applicable law could have a material adverse effect on the Company's financial condition, results of operations and business prospects. See "Business--Supervision and Regulation--Regulation of Subprime Automobile Lending."

RISKS ASSOCIATED WITH THE BANK

 FINANCIAL INSTITUTION REGULATION

  Both the Company, as a savings and loan holding company, and the Bank, as a federal savings bank, are subject to significant regulation by the federal government. Statutes and regulations now affecting the Company or the Bank may be changed at any time, and the interpretation of these statutes and regulations by federal regulatory authorities also is subject to change. Changes in federal statutes and regulations affecting federal savings banks and their holding companies could, among other matters, materially alter the powers of and opportunities available to the Bank and the Company. There can be no assurance that future changes in such statutes and regulations or in their interpretation will not adversely affect the Company's financial condition, results of operations and business prospects. As a savings and loan holding company, the Company is subject to supervision and examination from time to time by the Office of Thrift Supervision ("OTS"). As a federal savings bank, the Bank is subject to supervision and examination from time to time by the OTS, its primary regulator, and by the Federal Deposit Insurance Corporation ("FDIC"), as administrator of the Savings Association Insurance Fund ("SAIF"), of which the Bank is a member. Any failure by the Company or the Bank to comply with any of the laws and regulations to which it is subject, or any change in the regulatory structure or the applicable statutes, regulations or interpretations of such laws and regulations, by the OTS, the FDIC or the Congress, could have a material adverse effect on the Company or the Bank, and on the Company's financial condition, results of operations and business prospects. See "Business--Supervision and Regulation--Holding Company Regulation" and "--Federal Savings Bank Regulation."

RISKS ASSOCIATED WITH THE COMPANY AND THE OFFERING

 CONTROL BY EXISTING STOCKHOLDERS

  Upon completion of the Offering, Pan American Financial, L.P. ("PAFLP") will own an aggregate of approximately % of the outstanding shares of Common Stock (approximately % assuming the exercise of the Underwriters' over-allotment option in full). Accordingly, PAFLP will have the ability to approve any matter submitted to a vote of the stockholders (including mergers, consolidations and sales of assets) and to elect all members of the Board of Directors. See "Principal Stockholders" and "Management."

 ANTI-TAKEOVER PROVISIONS

  The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws") include provisions that could delay, defer or prevent a takeover attempt that may be in the best interests of stockholders. These provisions include the ability of the Board of Directors to issue up to 2,000,000 shares of Preferred Stock without any further stockholder approval and requirements that (i) stockholders give advance notice with respect to nomination of candidates for election as directors and certain proposals they may wish to present for a stockholder vote, (ii) stockholders act only at annual or special meetings and (iii) special meetings of stockholders may only be called by the Company's Board of Directors, Chairman of the Board, President or Chief Executive Officer, or at the written request of holders of not less than 25% of the Company's voting shares. In addition, the Bylaws and certain provisions of the Certificate of Incorporation, including provisions denying cumulative voting, prohibiting stockholder action by written consent, and setting forth the procedures for calling special meetings, can only be amended by the affirmative vote of the holders of 75% or more of the voting shares. The issuance of Preferred Stock in certain circumstances may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the current market price of the Common Stock and may adversely affect the market price, and the voting and other rights of the holders, of Common Stock. In addition, under certain conditions, Section 203 of the Delaware General Corporation Law (the "DGCL") would prohibit the Company from engaging in a "business combination" with an "interested stockholder" (in general, a stockholder owning 15% or more of the Company's outstanding voting stock) for a period of three years after becoming an interested stockholder, unless the business combination is approved in a prescribed manner. See "Description of Capital Stock."

 ABSENCE OF PUBLIC MARKET

  There currently is no trading market for the Common Stock. Although the Company has applied for quotation of the Common Stock on the Nasdaq National Market ("Nasdaq"), there can be no assurance that an active public trading market for the Common Stock will develop after the Offering or that, if developed, will be sustained. The initial public offering price of the Common Stock offered hereby will be determined by negotiations among the Company and representatives of the Underwriters and may not be indicative of the price at which the Common Stock will trade after the Offering. See "Underwriting." Accordingly, there can be no assurance that the market price for the Common Stock will not fall below the initial public offering price.

 POSSIBLE VOLATILITY OF STOCK PRICE

  The market price of the Common Stock may experience fluctuations that are unrelated to the operating performance of the Company. In particular, the price of the Common Stock may be affected by general market price movements as well as developments specifically related to the consumer finance industry and the financial services sector, including interest rate movements, quarterly variations or changes in financial estimates by securities analysts and a significant reduction in the price of the stock of another participant in the consumer finance industry. In addition, the Company's quarterly operating income depends significantly upon the successful completion of sales by UPAM of its loans, and the Company's inability to complete these transactions in a particular quarter may have a material adverse effect on the Company's results of operations for that quarter and, accordingly, could materially and adversely affect the price of the Common Stock.

 SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering, the Company will have outstanding    shares
of Common Stock. The    shares of Common Stock offered hereby (   shares if
the Underwriters' over-allotment option is exercised in full) will be immediately eligible for sale in the public market without restriction beginning on the date of this Prospectus. Future sales of substantial amounts of Common Stock after the Offering, or the perception that such sales could occur, could have a material adverse effect on the market price of the Common Stock. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for further sale, will have on the market price of the Common Stock. Additionally, 2,287,500 shares of Common Stock are reserved for issuance under the Stock Incentive Plan of which 1,580,000 were subject to options outstanding as of November 7, 1997 and 140,000 shares are subject to options to be granted concurrently with the completion of the Offering. The Company intends to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to register such shares of Common Stock reserved for issuance under the Stock Incentive Plan, thus permitting the resales of such shares by non-affiliates in the public market without restriction under the Securities Act.

  The remaining 10,950,000 shares of Common Stock held by existing stockholders are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and are eligible for sale subject to the holding period, volume and other limitations imposed thereby. See "Description of Capital Stock--Shares Eligible for Future Sale."

  The Company, certain existing stockholders of the Company and the executive officers and directors of the Company have agreed with the Underwriters that, subject to certain exceptions, for a period of 180 days following the commencement of the Offering, they will not sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to employee plans) without the prior written consent of NationsBanc Montgomery Securities, Inc. on behalf of the Underwriters. See "Underwriting."

 SUBSTANTIAL AND IMMEDIATE DILUTION

  The initial public offering price will be substantially higher than the net tangible book value per share of the Common Stock. Investors purchasing shares of Common Stock in the Offering will be subject to immediate dilution of $
per share in net tangible book value assuming an initial public offering price of $ per share (the mid-point of the filing range set forth on the cover of this Prospectus). See "Dilution."

 ABSENCE OF DIVIDENDS

  The Company has never paid a cash dividend on the Common Stock. The Company currently intends to retain any future earnings to provide funds for the operation and expansion of its businesses and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. The payment of dividends is within the discretion of the Company's Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions on the payment of dividends and general business conditions. See "Dividend Policy." Federal regulations restrict the Bank's ability to declare or pay any dividends to the Company. See "Business--Supervision and Regulation--Federal Savings Bank Regulation--Limitation on Capital Distributions." In addition, certain interim capital assistance loan agreements among the Bank, PAFI and the RTC prohibit the Bank from declaring or paying any dividends, except under limited circumstances, until all of the obligations of the Bank and PAFI to the RTC have been discharged. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--RTC Notes Payable."

                                USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of the shares of Common Stock offered hereby (after deducting the estimated
underwriting discount and Offering expenses) are estimated to be $    million
($    million if the Underwriters' over-allotment option is exercised in
full), assuming an initial public offering price of $    per share (the mid-
point of the filing range set forth on the cover of this Prospectus).

  The Company intends to use $2.0 million of the net proceeds of the Offering to repay the Company's indebtedness to its existing stockholders, which indebtedness was incurred subsequent to July 1, 1997 to finance the establishment and operations of United PanAm Mortgage Corporation. Such indebtedness bears interest at 8% per year (payable semiannually) and is payable on June 30, 1999. See "Management--Certain Transactions." The remaining net proceeds of the Offering will be used for general corporate purposes, including financing the growth of the Company's existing businesses, with particular emphasis on the expansion of UPAM and the development or acquisition of other specialty finance businesses. See "Business--Business Strategy." In the event the Offering is deemed to constitute the permanent financing of PAFI for purposes of the RTC loan agreements, the Company will use $10.9 million of the net proceeds to repay the RTC Notes Payable. All of the shares offered hereby will be sold by the Company, and no portion of the net proceeds is anticipated to be used to finance PAFI or the Bank. Therefore, the Company believes that the Offering will not constitute permanent financing of PAFI. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--RTC Notes Payable."

                                DIVIDEND POLICY

  The Company has never paid a cash dividend on the Common Stock. The Company currently intends to retain any future earnings to provide funds for the operation and expansion of its businesses and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. The payment of dividends is within the discretion of the Company's Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions on the payment of dividends and general business conditions. Federal regulations restrict the Bank's ability to declare or pay any dividends to the Company. See "Business--Supervision and Regulation--Federal Savings Bank Regulation--Limitation on Capital Distributions." In addition, certain interim capital assistance loan agreements among the Bank, PAFI and the RTC prohibit the Bank from declaring or paying any dividends, except under limited circumstances, until all of the obligations of the Bank and PAFI to the RTC have been discharged. See "Risk Factors--Risks Associated With the Company and the Offering--Absence of Dividends" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--RTC Notes Payable."

                                   DILUTION

  At September 30, 1997, the net tangible book value of the Company was approximately $9.9 million, or $0.93 per share of Common Stock. Net tangible book value per share represents the amount of the Company's total tangible assets less total liabilities divided by the number of shares of Common Stock outstanding. Net tangible book value dilution represents the difference between the amount per share paid by purchasers in the Offering and the net tangible book value per share after the Offering. Without taking into account any changes in net tangible book value after September 30, 1997, other than to
give effect to the sale by the Company of the    shares of Common Stock
offered hereby, assuming an initial public offering price of $    per share
(the mid-point of the filing range set forth on the cover of this Prospectus) and after deducting the estimated underwriting discount and Offering expenses, the net tangible book value of the Company at September 30, 1997 would have
been approximately $    million, or $    per share. This represents an
immediate increase in net tangible book value of $    per share to the
existing stockholders and an immediate net tangible book value dilution of
$    per share to purchasers in the Offering, as illustrated by the following table.

Assumed initial public offering price...............................       $
 Net tangible book value per share at September 30, 1997............ $0.93
 Increase in net tangible book value per share attributable to new investors.........................................................
                                                                     -----
Net tangible book value per share after the Offering................
                                                                           ----
Dilution to new investors...........................................       $
                                                                           ====

  The following table summarizes as of September 30, 1997 the differences between the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by the existing stockholders and to be paid by the investors purchasing shares of
Common Stock in the Offering assuming the sale of      shares by the Company
at an assumed initial public offering price of $   per share (the mid-point of
the filing range set forth on the cover of this Prospectus) and before deducting the estimated underwriting discount and Offering expenses.

                          SHARES PURCHASED  TOTAL CONSIDERATION     AVERAGE
                         ------------------ -----------------------  PRICE
                           NUMBER   PERCENT   AMOUNT     PERCENT   PER SHARE
                         ---------- ------- ------------ ------------------- ---
Existing stockholders..  10,668,750       % $  5,237,000         %   $0.49
New investors..........                   %                      %
                         ----------  -----  ------------  -------
    Total..............              100.0% $               100.0%
                         ==========  =====  ============  =======

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization and certain ratios of the Company and the Bank's regulatory capital ratios at September 30, 1997, and as adjusted to give effect to the sale of Common Stock offered hereby.

                                                   AS OF SEPTEMBER 30, 1997
                                                   ----------------------------
                                                                       AS
                                                     ACTUAL         ADJUSTED
                                                   -------------  -------------
                                                    (DOLLARS IN THOUSANDS)
Long-term borrowings
  Stockholder notes payable due 1999.............. $       1,940   $
  RTC notes payable due 1999......................        10,930
                                                   -------------   -----------
Total long-term borrowings........................        12,870
                                                   -------------   -----------
Stockholders' equity
  Common Stock ($0.01 par value)..................           107
  Additional paid-in capital......................         5,130
  Retained earnings...............................         5,118         5,118
                                                   -------------   -----------
Total stockholders' equity........................        10,355
                                                   -------------   -----------
Total capitalization.............................. $      23,225   $
                                                   =============   ===========
Ratio of equity to assets.........................          3.66%             %
Regulatory capital ratios of the Bank(1)
  Leverage........................................          7.06%         7.06%
  Tier 1 risk-based...............................         11.93%        11.93%
  Total risk-based................................         13.20%        13.20%

--------
(1) For regulatory capital purposes, the Bank includes the $10.9 million of RTC Notes Payable as equity capital. As adjusted numbers assume no capital contribution of net Offering proceeds to the Bank.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following table presents selected consolidated financial and other data of the Company at the dates and for the periods indicated. Financial information at September 30, 1996 and 1997 and for the nine months then ended is derived from unaudited financial data, but in the opinion of management reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the nine months ended September 30, 1997 are not necessary indicative of the results that may be expected for the year ending December 31, 1997. The selected consolidated financial and other data should be read in conjunction with, and is qualified in its entirety by reference to, the information in the consolidated financial statements and related notes set forth elsewhere herein.

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                         APRIL 29, 1994   AT OR FOR THE        AT OR FOR THE
                          (INCEPTION)      YEAR ENDED           NINE MONTHS
                            THROUGH       DECEMBER 31,      ENDED SEPTEMBER 30,
                          DECEMBER 31,  ------------------  --------------------
                              1994        1995      1996      1996       1997
                         -------------- --------  --------  ---------  ---------
STATEMENT OF OPERATIONS
 DATA
Interest income.........    $  6,882    $ 13,533  $ 16,561  $  12,116  $  18,314
Interest expense........       3,573       7,727     7,853      5,752      8,193
                            --------    --------  --------  ---------  ---------
  Net interest income...       3,309       5,806     8,708      6,364     10,121
Provision for loan
 losses.................          50         120       194         98        445
                            --------    --------  --------  ---------  ---------
  Net interest income
   after provision for
   loan losses..........       3,259       5,686     8,514      6,266      9,676
                            --------    --------  --------  ---------  ---------
Non-interest income
  Gain on sale of
   loans................           3          90     2,333        854     15,260
  Other non-interest
   income...............          95         228       443        314        523
                            --------    --------  --------  ---------  ---------
    Total non-interest
     income.............          98         318     2,776      1,168     15,783
                            --------    --------  --------  ---------  ---------
Non-interest expense
  Compensation and
   benefits.............       1,564       2,750     5,248      3,365     12,195
  SAIF special
   assessment...........         --          --        820        --         --
  Other expense.........       1,579       2,412     3,581      2,441      7,090
                            --------    --------  --------  ---------  ---------
    Total non-interest
     expense............       3,143       5,162     9,649      5,806     19,285
                            --------    --------  --------  ---------  ---------
Income before income
 taxes..................         214         842     1,641      1,628      6,174
Income taxes............          98         384       691        698      2,580
                            --------    --------  --------  ---------  ---------
Net income..............    $    116    $    458  $    950  $     930  $   3,594
                            ========    ========  ========  =========  =========
Net income per common
 share (pro forma)(1)...    $   0.01    $   0.04  $   0.09  $    0.09  $    0.32
                            ========    ========  ========  =========  =========
Weighted average common
 shares outstanding
 (pro forma)(1).........      10,886      10,886    10,886     10,886     11,334
                            ========    ========  ========  =========  =========
BALANCE SHEET DATA
Total assets............    $180,024    $159,581  $187,598  $ 173,983  $ 283,262
Loans...................      53,176     131,794   134,821    140,882    152,500
Loans held for sale.....         --          --     20,766      9,605     70,241
Allowance for loan
 losses.................        (378)     (5,250)   (5,356)    (5,313)    (6,203)
Deposits................     163,114     141,924   159,061    147,979    210,783
Notes payable...........      10,930      10,930    10,930     10,930     12,870
FHLB advances...........         --          --      4,000      4,000     35,000
Stockholders' equity....       5,270       5,811     6,761      6,740     10,355

                          APRIL 29, 1994  AT OR FOR THE       AT OR FOR THE
                           (INCEPTION)     YEAR ENDED          NINE MONTHS
                             THROUGH      DECEMBER 31,     ENDED SEPTEMBER 30,
                           DECEMBER 31,  ----------------  ---------------------
                               1994       1995     1996      1996        1997
                          -------------- -------  -------  ---------  ----------
OPERATING DATA
Return on average
 assets(2)..............        0.11%       0.27%    0.56%      0.75%       2.09%
Return on average
 stockholders'
 equity(2)..............        3.44%       8.51%   16.10%     21.38%      62.85%
Net interest margin.....        3.24%       3.61%    5.44%      5.41%       6.36%
Stockholders' equity to
 assets.................        2.93%       3.64%    3.60%      3.87%       3.66%
Tangible capital ratio
 of Bank................        8.50%       9.89%    8.85%      9.55%       7.06%
Core capital ratio of
 Bank...................        8.50%       9.89%    8.85%      9.55%       7.06%
Risk-based capital ratio
 of Bank................       27.53%      17.19%   16.36%     16.82%      13.20%
ASSET QUALITY DATA
Nonaccrual loans,
 net(3).................      $1,439     $ 5,240  $ 5,835  $   5,221  $    4,668
Real estate owned.......         --          298      988        714         637
Total non-performing
 assets.................       1,439       5,538    6,823      5,935       5,305
Non-performing assets to
 total assets...........        0.80%       3.47%    3.64%      3.41%       1.87%
Allowance for credit
 losses to net loans....        0.71%       3.98%    3.97%      3.77%       4.07%
General allowance for
 credit losses to non-
 performing loans(4)....       26.27%      82.80%   74.90%     82.34%     110.70%
SUBPRIME MORTGAGE
 FINANCE DATA
Loan origination
 activities(5)
  Wholesale
   originations.........         --          --   $58,456  $  34,818  $  198,854
  Retail originations...         --          --    13,055      1,899     138,025
                              ------     -------  -------  ---------  ----------
    Total loan
     originations.......         --          --    71,511     36,717     336,879
  Percent of loans
   secured by first
   mortgages............         --          --        95%        94%         97%
  Weighted average
   initial loan-to-value
   ratio................         --          --        72%        72%         75%
  Originations by
   product type
    Adjustable-rate
     mortgages..........         --          --        85%        78%         87%
    Fixed-rate
     mortgages..........         --          --        15%        22%         13%
  Weighted average
   interest rate
    Adjustable-rate
     mortgages..........         --          --      9.55%      9.74%       9.42%
    Fixed-rate
     mortgages..........         --          --     10.76%     10.64%      10.76%
  Average balance per
   loan.................         --          --   $   100  $     100  $      112
Loans sold through whole
 loan transactions(6)...         --          --   $50,142  $  21,557  $  273,080
Number of sales
 offices................         --          --         5          3          11
INSURANCE PREMIUM
 FINANCE DATA
Loans originated........         --      $21,676  $99,012  $  73,449  $  117,119
Number of loans
 originated.............         --       21,137   83,839     63,533      99,555
Average net yield on
 loans originated.......         --        15.77%   13.62%     13.73%      14.04%
Average loan size at
 origination............         --      $  1.03  $  1.18  $    1.16  $     1.18
Net charge-offs to
 average loans(2)(7)....         --          --      0.38%      0.38%       0.27%
AUTOMOBILE FINANCE DATA
Gross contracts
 purchased..............         --          --   $12,216  $   6,865  $   29,442
Number of contracts
 purchased..............         --          --     1,175        664       2,843
Average discount on
 contracts purchased....         --          --     10.00%     10.00%      10.00%
Number of sales
 offices................         --          --         4          2           6
Gross amount financed
 per contract...........         --          --   $ 10.42  $   10.37  $    10.43
Net charge-offs to
 average contracts(8) ..         --          --      1.50%      0.20%       4.97%

--------
(1) Net income per common share is based on the weighted average shares of Common Stock and Common Stock equivalents outstanding during the period adjusted for a 1,875-for-1 stock split effective in November 1997 and includes all options issued below the estimated initial public offering price within one year prior to the filing of the Registration Statement for the initial public offering calculated using the treasury stock method.
(2) Information for the nine months ended September 30, 1996 and 1997 and for the period from April 29, 1994 (Inception) to December 31, 1994 is annualized for comparability with year end information.
(3) Nonaccrual loans are net of specific loss allowances.
(4) General allowances represent provisions for losses not specifically identified in the loan portfolio.
(5) Does not include conforming loans purchased from the RTC in the aggregate principal amount of $75.9 million and $57.2 million in the year ended December 31, 1995 and from April 29, 1994 (Inception) through December 31, 1994, respectively, and conforming loan originations of $4.5 million in the year ended December 31, 1995.
(6) Does not include $3.5 million in conforming loan sales in the year ended December 31, 1995.
(7) See "Business--Insurance Premium Finance--Servicing and Collection."
(8) See "Business--Automobile Finance--Servicing and Collection."

  The following table presents summary consolidated financial and other data of the Company for the quarters indicated.

                                            FOR THE QUARTER ENDED
                         -----------------------------------------------------------
                         SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30, SEPTEMBER 30,
                             1996          1996       1997      1997       1997
                         ------------- ------------ --------- -------- -------------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA
 Net interest income....    $ 2,317      $ 2,344     $ 2,766  $  3,511   $  3,844
 Provision for loan
  losses................         98           96          94       285         66
                            -------      -------     -------  --------   --------
 Net interest income
  after provision for
  loan losses...........      2,219        2,248       2,672     3,226      3,778
                            -------      -------     -------  --------   --------
 Non-interest income
  Gain on sale of
   loans................        729        1,479       2,380     4,697      8,183
  Other non-interest
   income...............        123          129         143       179        201
                            -------      -------     -------  --------   --------
   Total non-interest
    income..............        852        1,608       2,523     4,876      8,384
                            -------      -------     -------  --------   --------
 Non-interest expense...      2,280        3,843       4,800     6,496      7,989
                            -------      -------     -------  --------   --------
 Income before income
  taxes.................        791           13         395     1,606      4,173
 Income taxes...........        329           (7)        162       666      1,752
                            -------      -------     -------  --------   --------
 Net income.............    $   462      $    20     $   233  $    940   $  2,421
                            =======      =======     =======  ========   ========
 Net income per common
  share
  (pro forma)(1)........    $  0.04      $   --      $  0.02  $   0.08   $   0.22
                            =======      =======     =======  ========   ========
 Weighted average common
  shares outstanding
  (pro forma)(1)........     10,886       10,886      11,316    11,344     11,344
                            =======      =======     =======  ========   ========
OTHER DATA
 Mortgage loan
  originations..........    $16,646      $34,796     $67,337  $108,481   $161,061
 Insurance premium
  finance loan
  originations..........    $23,888      $25,563     $43,304  $ 41,951   $ 31,864
 Automobile installment
  contracts purchased...    $ 4,022      $ 5,351     $ 7,686  $  9,520   $ 12,236

--------
(1) Net income per common share is based on the weighted average shares of Common Stock and Common Stock equivalents outstanding during the period adjusted for a 1,875-for-1 stock split effective in November 1997 and includes all options issued below the estimated initial public offering price within one year prior to the filing of the Registration Statement for the initial public offering calculated using the treasury stock method.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OFFINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  This Prospectus contains forward-looking statements, including statements regarding the Company's strategies, plans, objectives, expectations and intentions, which are subject to a variety of risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.

GENERAL

  The Company is a diversified specialty finance company engaged primarily in originating and acquiring for investment or sale residential mortgage loans, personal automobile insurance premium finance contracts and retail automobile installment sales contracts. The Company targets customers who generally cannot obtain financing from traditional lenders. These customers usually pay higher loan origination fees and interest rates than those charged by traditional lenders to gain access to consumer financing. The Company believes that management's experience in originating, assessing, pricing and managing credit risk enables the Company to earn attractive risk-adjusted returns.

  Finance companies generate income from a combination of (i) "spread" or "net interest" income (i.e., the difference between the yield on loans, net of loan losses, and the cost of funding) and (ii) "non-interest" income (i.e., the fees paid for various services and gain on the sale of loans). Income is used to cover operating expenses incurred (i.e., compensation and benefits, occupancy and other expenses) in generating that income. Each of the Company's businesses, as described below, reflects a combination of spread and non-interest income.

 MORTGAGE FINANCE

  From its inception in January 1996 to July 1997, the Company's residential mortgage finance business was conducted solely through the Bank. As a federally chartered savings bank, the Bank's residential mortgage finance business is generally exempt from state licensing requirements. In January 1997, the Company organized United PanAm Mortgage Corporation. Pending receipt of its requisite state licenses, this subsidiary, as agent of the Bank, markets loans made by the Bank under the Company's mortgage finance program pursuant to an operating agreement between the subsidiary and the Bank. However, the Company does not anticipate that the failure to obtain such licensing would have a material effect on the conduct of its mortgage finance business because in such event the Bank will continue to conduct the Company's mortgage lending operations. After obtaining all required licensing, the mortgage operations will be operated entirely by United PanAm Mortgage Corporation. The Company has funded its mortgage finance business to date primarily through the Bank's deposits, FHLB advances and the sale of substantially all of its mortgage loan originations to mortgage companies and investors through whole loan packages offered for bid several times per month. In October 1997, the Bank obtained a $100 million master repurchase agreement to supplement the Bank's existing financing sources and fund the anticipated growth of its mortgage lending business. The Company expects to complete its first securitization of mortgage loans in December 1997 and, thereafter, to sell or securitize mortgage loans on a periodic basis.

  The Company has sold substantially all of its mortgage loan originations to date on a servicing released basis. Therefore, its mortgage lending income has been generated almost entirely from gain on sale of loans, with only a small spread component resulting from loans held prior to sale. Income generated from this mortgage finance business covers operating costs including compensation, occupancy, loan origination and administrative expenses.

 INSURANCE PREMIUM FINANCE

  In May 1995, the Bank entered into a joint venture with BPN. Under this joint venture, which commenced operations in September 1995, the Bank underwrites and finances automobile insurance premiums in California and BPN markets the financing program and services the loans for the Bank. The Company has an option to purchase BPN exercisable commencing on April 29, 1999 at an agreed price. For a description of the fees paid by the Bank to BPN and the allocation of interest, fees, losses and recoveries experienced on the loan portfolio and the purchase option, see "Business--Insurance Premium Finance--Relationship with BPN."

  As a result of BPN performing substantially all marketing and servicing activities, the Company's role is primarily that of an underwriter and funder of loans. Therefore, IPF's income is generated primarily on a spread basis, supplemented by non-interest income generated from late payment and returned check fees. The Bank uses this income to cover the costs of underwriting and loan administration, including compensation, occupancy and data processing expenses.

 AUTOMOBILE FINANCE

  In 1996, the Bank commenced its automobile finance business through its subsidiary, United Auto Credit Corporation. Unlike UPAM and IPF, UACC provides all marketing, origination, underwriting and servicing activities for its loans. Therefore, income is generated from a combination of spread and non-interest income and is used to cover all operating costs, including compensation, occupancy and systems expense.

 THE BANK

  The Company has funded its operations to date primarily through the Bank's deposits, FHLB advances and whole loan sales. As of September 30, 1997, the Bank was a five-branch federal savings bank with $210.8 million in deposits. The loans generated by the Company's mortgage, insurance premium and automobile finance businesses currently are funded and held by the Bank. In addition, the Bank holds a portfolio of primarily traditional residential mortgage loans acquired from the RTC in 1994 and 1995 at a discount from the unpaid principal balance of such loans, which loans aggregated $87.2 million in principal amount (before unearned discounts and premiums) at September 30, 1997.

  The Bank generates spread income not only from loans originated or purchased by each of the Company's principal businesses, but also from (i) loans purchased from the RTC, (ii) its securities portfolio and (iii) consumer loans originated by its branches. This income is supplemented by non-interest income from its branch banking activities (e.g., deposit service charges, safe deposit box fees), and is used to cover operating costs and other expenses.

AVERAGE BALANCE SHEETS

  The following tables set forth information relating to the Company for the nine months ended September 30, 1996 and 1997 and for the years ended December 31, 1995 and 1996 and for the period from April 29, 1994 (Inception) to December 31, 1994. The yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown. The yields and costs include fees which are considered adjustments to yields.

                               NINE MONTHS ENDED           NINE MONTHS ENDED
                              SEPTEMBER 30, 1996          SEPTEMBER 30, 1997
                          --------------------------- ---------------------------
                                              AVERAGE                     AVERAGE
                           AVERAGE            YIELD/   AVERAGE            YIELD/
                          BALANCE(1) INTEREST  COST   BALANCE(1) INTEREST  COST
                          ---------- -------- ------- ---------- -------- -------
                                          (DOLLARS IN THOUSANDS)
ASSETS
Interest earning assets
  Investment
   securities...........   $ 10,731   $  531    6.62%  $  9,772  $   447    6.12%
  Mortgage loans,
   net(2)...............    116,890    8,368    9.55%   143,715   10,378    9.63%
  IPF loans, net(3).....     27,920    2,931   13.99%    44,591    4,735   14.16%
  Automobile installment
   contracts, net(4)....      1,386      286   27.59%    14,113    2,754   26.09%
                           --------   ------           --------  -------
    Total interest
     earning assets.....    156,927   12,116   10.29%   212,191   18,314   11.51%
                                      ------   -----             -------   -----
Non-interest earning as-
 sets(3)................      8,119                      17,485
                           --------                    --------
    Total assets(4).....   $165,046                    $229,676
                           ========                    ========
Liabilities and Equity
Interest bearing liabil-
 ities
  Customer deposits.....    143,756    5,330    4.96%   183,134    6,710    4.89%
  Notes payable.........     10,930      388    4.75%    11,124      482    5.79%
  FHLB advances.........        754       34    6.03%    20,334    1,001    6.38%
                           --------   ------           --------  -------
    Total interest
     bearing
     liabilities........    155,440    5,752    4.95%   214,592    8,193    5.10%
                                      ------   -----             -------   -----
Non-interest bearing li-
 abilities..............      3,805                       7,459
                           --------                    --------
    Total liabilities...    159,245                     222,051
Equity..................      5,801                       7,625
                           --------                    --------
    Total liabilities
     and equity.........   $165,046                    $229,676
                           ========                    ========
Net interest income be-
 fore provision for loan
 losses.................              $6,364                     $10,121
                                      ======                     =======
Net interest rate
 spread(5)..............                        5.34%                       6.41%
Net interest margin(6)..                        5.41%                       6.36%
Ratio of interest earn-
 ing assets to interest
 bearing liabilities....                       100.9%                       98.8%

--------
(1) Average balances are measured on a month-end basis.
(2) Net of deferred loan origination fees, unamortized discounts, premiums and allowance for estimated loan losses; includes loans held for sale and non-performing loans.
(3) Net of allowances for estimated losses; includes non-performing loans.
(4) Net of unearned finance charges, allowances for estimated losses; includes non-performing loans.
(5) Net interest rate spread represents the difference between the yield on interest earning assets and the cost of interest bearing liabilities.
(6) Net interest margin represents net interest income divided by average interest earning assets.

                                  APRIL 29, 1994
                                   (INCEPTION)
                                     THROUGH                             YEAR ENDED DECEMBER 31,
                                   DECEMBER 31,          -------------------------------------------------------
                                       1994                         1995                        1996
                          ------------------------------ --------------------------- ---------------------------
                                                 AVERAGE                     AVERAGE                     AVERAGE
                           AVERAGE               YIELD/   AVERAGE            YIELD/   AVERAGE            YIELD/
                          BALANCE(1) INTEREST(2)  COST   BALANCE(1) INTEREST  COST   BALANCE(1) INTEREST  COSTS
                          ---------- ----------- ------- ---------- -------- ------- ---------- -------- -------
                                                          (DOLLARS IN THOUSANDS)
ASSETS
Interest earning assets
 Investment Securities..   $ 97,501    $3,753      5.71%  $ 52,363   $3,205    6.12%  $ 11,050   $  706    6.39%
 Mortgage loans,
  net(3)................     55,661     3,129      8.43%   105,833   10,028    9.48%   117,877   11,150    9.46%
 IPF loans, net(4)......        --        --        --       2,591      300   11.58%    28,795    4,026   13.98%
 Automobile installment
  contracts, net(5).....        --        --        --         --       --      --       2,488      679   27.29%
                           --------    ------             --------   ------           --------   ------
 Total interest earning
  assets................    153,162     6,882      6.74%   160,787   13,533    8.42%   160,210   16,561   10.34%
                                       ------                        ------                      ------
Non-interest earning
 assets(5)..............      2,260                          6,106                       8,124
                           --------                       --------                    --------
 Total assets...........   $155,422                       $166,893                    $168,334
                           ========                       ========                    ========
LIABILITIES AND EQUITY
Interest bearing
 liabilities
 Customer deposits......    140,265     3,385      3.58%   148,582    7,240    4.87%   146,160    7,225    4.94%
 Notes payable..........      8,984       188      3.10%    10,930      487    4.46%    10,930      556    5.09%
 FHLB advances..........        --        --        --         --       --      --       1,170       72    6.15%
                           --------    ------             --------   ------   -----   --------   ------
 Total interest bearing
  liabilities...........    149,249     3,573      3.55%   159,512    7,727    4.85%   158,260    7,853    4.96%
                                       ------     -----              ------   -----              ------   -----
Non-interest bearing
 liabilities............      1,120                          1,998                       4,173
                           --------                       --------                    --------
 Total liabilities......    150,369                        161,510                     162,433
Equity..................      5,053                          5,383                       5,901
                           --------                       --------                    --------
 Total liabilities and
  equity................   $155,422                       $166,893                    $168,334
                           ========                       ========                    ========
Net interest income
 before provision for
 loan losses............               $3,309                        $5,806                      $8,708
                                       ======                        ======                      ======
Net interest rate
 spread(6)..............                           3.19%                       3.57%                       5.38%
Net interest margin(7)..                           3.24%                       3.61%                       5.44%
Ratio of interest
 earning assets to
 interest bearing
 liabilities............                          102.6%                      101.8%                      101.2%

--------
(1) Average balances are measured on a month-end basis.
(2) Interest income and interest expense for the period from April 29, 1994 (Inception) through December 31, 1994 were annualized for comparability with the years ended December 31, 1995 and 1996.
(3) Net of deferred loan origination fees, unamortized discounts, premiums and allowance for estimated loan losses; includes loans held for sale and non-performing loans.
(4) Net of allowance for estimated loans; includes non-performing loans.
(5) Net of unearned finance charges, allowance for estimated losses; includes non-performing loans.
(6) Net interest rate spread represents the difference between the yield on interest earning assets and the cost of interest bearing liabilities.
(7) Net interest margin represents net interest income divided by average interest earning assets.

RATE AND VOLUME ANALYSIS

  The following table presents the extent to which changes in interest rates and changes in the volume of interest earning assets and interest bearing liabilities have affected the Company's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                            APRIL 29, 1994
                            (INCEPTION) TO             YEAR ENDED         NINE MONTHS ENDED
                           DECEMBER 31, 1994       DECEMBER 31, 1995      SEPTEMBER 30, 1996
                              COMPARED TO             COMPARED TO            COMPARED TO
                              YEAR ENDED               YEAR ENDED         NINE MONTHS ENDED
                           DECEMBER 31, 1995       DECEMBER 31, 1996      SEPTEMBER 30, 1997
                         -----------------------  ----------------------  --------------------
                                                                               INCREASE
                          INCREASE (DECREASE)     INCREASE (DECREASE)         (DECREASE)
                                DUE TO                   DUE TO                 DUE TO
                         -----------------------  ----------------------  --------------------
                         VOLUME   RATE     NET    VOLUME   RATE    NET    VOLUME  RATE   NET
                         -------  -----  -------  -------  ----  -------  ------  ----  ------
                                                (IN THOUSANDS)
Interest earning assets
 Investment
  securities............ $(2,797) $ 433  $(2,364) $(2,639) $140  $(2,499) $  (46) $(38) $  (84)
 Mortgage loans,
  net(1)................   4,690    645    5,335    1,138   (16)   1,122   1,936    74   2,010
 IPF loans, net.........     300    --       300    3,652    74    3,726   1,769    35   1,804
 Automobile installment
  contracts, net........     --     --       --       679   --       679   2,483   (15)  2,468
                         -------  -----  -------  -------  ----  -------  ------  ----  ------
   Total interest
    earning assets......   2,193  1,078    3,271    2,830   198    3,028   6,142    56   6,198
Interest bearing
 liabilities
 Customer deposits......     313  1,904    2,217     (133)  118      (15)  1,442   (62)  1,380
 Notes payable..........      69    139      208      --     69       69       7    87      94
 FHLB advances..........     --     --       --        72   --        72     963     4     967
                         -------  -----  -------  -------  ----  -------  ------  ----  ------
   Total interest
    bearing
    liabilities.........     382  2,043    2,425      (61)  187      126   2,412    29   2,441
                         -------  -----  -------  -------  ----  -------  ------  ----  ------
Change in net interest
 income................. $ 1,811  $(965) $   846  $ 2,891  $ 11  $ 2,902  $3,730  $ 27  $3,757
                         =======  =====  =======  =======  ====  =======  ======  ====  ======

--------
(1) Includes interest on loans held for sale.
(2) Interest income and interest expense for April 29, 1994 (Inception) through December 31, 1994 were annualized for comparability with the year ended December 31, 1995 amounts.

COMPARISON OF OPERATING RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1997

 GENERAL

  Net income increased from $930,000 for the nine months ended September 30, 1996 to $3.6 million for the nine months ended September 30, 1997. This increase was due primarily to the expansion of the Company's mortgage, insurance premium and auto finance businesses, all of which showed improved operating results in 1997. Also contributing to the favorable operating results was an increase of $14.4 million in gain on sales of loans from the Company's mortgage finance operations offset by an increase in non-interest expense of $13.5 million which also resulted primarily from the expansion of mortgage finance and other lending operations.

  As a result of the expansion of the Company's lending operations, mortgage loan originations increased from $36.7 million for the nine months ended September 30, 1996 to $336.9 million for the nine months ended September 30, 1997, while insurance premium financing originations increased from $73.4 million to $117.1 million, respectively, and auto contracts purchased increased from $6.9 million to $29.4 million, respectively. Sales of mortgage loans were $21.6 million for the nine months ended September 30, 1996 and $273.0 million for the comparable period in 1997.

 INTEREST INCOME

  Interest income increased from $12.1 million for the nine months ended September 30, 1996 to $18.3 million for the nine months ended September 30, 1997 due primarily to a $55.3 million increase in average earning assets and a 1.22% increase in the average yield on earning assets. The largest components of growth in average earning assets were mortgage loans, insurance premium finance loans and auto contracts, which increased $26.8 million, $16.7 million and $12.7 million, respectively. The increase in the average yield on earning assets was attributable to an increase in the origination or purchase of higher yielding loans during 1997 principally related to the expansion and growth of the mortgage, insurance premium and automobile finance businesses. The increase in mortgage loan receivables was a result of an increase in loans held for sale, which increased from $9.6 million at September 30, 1996 to $70.2 million at September 30, 1997. Generally, these loans are originated for sale in the secondary mortgage market. The growth in IPF loans was primarily a result of new loan originations associated with changes in California's automobile insurance laws effective January 1, 1997, while the increase in auto contracts principally resulted from the opening of new branch offices and the purchasing of additional dealer contracts in these new markets.

 INTEREST EXPENSE

  Interest expense increased from $5.8 million for the nine months ended September 30, 1996 to $8.2 million for the nine months ended September 30, 1997, due to a $59.1 million increase in average interest bearing liabilities and a 0.15% increase in the weighted average interest rate on interest bearing liabilities. The largest component of growth in interest bearing liabilities was deposits with the Bank, which increased from an average balance of $143.8 million for the nine months ended September 30, 1996 to $183.1 million for the nine months ended September 30, 1997. The average yield on deposits decreased from 4.96% for the nine months ended September 30, 1996 to 4.89% for the nine months ended September 30, 1997.

  The increase in deposits resulted from the use of retail and wholesale CDs to finance the Company's lending operations, and the decrease in the average yield on the Bank's deposits reflects the repricing of accounts to lower rates.

  The second largest component of growth in interest bearing liabilities was FHLB advances to the Bank, which increased from an average balance of $754,000 for the nine months ended September 30, 1996 to $20.3 million for the comparable period in 1997. This increase reflects the use of short-term borrowings to support the growth of its lending businesses.

 PROVISION FOR LOAN LOSSES

  Provision for loan losses increased from $98,000 for the nine months ended September 30, 1996 to $445,000 for the nine months ended September 30, 1997. The increase in the provision reflects management's decision to increase general valuation allowances as a result of the increase in loans made by the Company. The total allowance for loan losses was $5.3 million at September 30, 1996 compared to $6.2 million at September 30, 1997. The increase is attributable to the additional provision for losses recorded during the nine months ended September 30, 1997 and $1.3 million in acquisition discounts related to the Company's purchase of auto contracts. The Company allocates the estimated amount of discounts attributable to credit risk to the allowance for loan losses. Loan charge-offs were $227,000 in the nine months ended September 30, 1996 compared to $912,000 in the nine months ended September 30, 1997.

  A provision for loan losses is charged to operations based on the Company's regular evaluation of its loan portfolio and the adequacy of its allowance for loan losses. While management believes it has adequately provided for losses and does not expect any material loss on its loans in excess of allowances already recorded, no assurance can be given that economic or real estate market conditions or other circumstances will not result in increased losses in the loan portfolio.

 NON-INTEREST INCOME

  Non-interest income increased $14.6 million, from $1.2 million for the nine months ended September 30, 1996 to $15.8 million for the nine months ended September 30, 1997. This increase resulted from gain on sale of mortgage loans and is due primarily to a substantial increase in the volume of loans sold by UPAM. During the nine months ended September 30, 1996, the Company sold $21.6 million in mortgage loans compared to $273.1 million during the comparable period in 1997. Net gains on sales of loans, as a percentage of loans sold, were 3.96% for the nine months ended September 30, 1996 compared to 5.59% for the nine months ended September 30, 1997. All loans sold during the nine months ended September 30, 1996 and 1997 were sold as whole loans with servicing released to the investor. The Company expects to complete its first securitization of mortgage loans in December 1997 and, thereafter, to sell or securitize mortgage loans on a periodic basis.

  Other components of non-interest income include fees and charges for Bank services and miscellaneous other income. The total of all of these items increased $209,000, from $314,000 for the nine months ended September 30, 1996 to $523,000 for the nine months ended September 30, 1997.

 NON-INTEREST EXPENSE

  Non-interest expense increased $13.5 million, from $5.8 million for the nine months ended September 30, 1996 to $19.3 million for the nine months ended September 30, 1997. This increase primarily reflects an increase in salaries, loan commissions, employee benefits and other personnel costs of $8.8 million associated with the expansion of the Company's mortgage and automobile finance operations. In addition, occupancy expense increased $1.3 million, reflecting an increase in the number of mortgage and automobile lending offices. Marketing expense was $932,000 for the nine months ended September 30, 1997, compared to $100,000 for the nine months ended September 30, 1996. This increase is attributable to the Company's retail mortgage lending operations which use extensive direct mail and telemarketing campaigns to target prospective borrowers. Also, as a result of growth in the Company's mortgage finance and automobile lending operations, other operating expense, including stationery and supplies, data processing, insurance, telephone and postage, increased $2.5 million during the nine months ended September 30, 1997 compared to the same period in 1996.

  The Company significantly expanded its mortgage and automobile finance operations, resulting in an increase from 34 employees in three offices and 20 employees in three offices, respectively, as of September 30, 1996 to 260 employees in 11 offices and 54 employees in nine offices, respectively, as of September 30, 1997.

 INCOME TAXES

  Income taxes increased $1.9 million, from $698,000 for the nine months ended September 30, 1996 to $2.6 million for the nine months ended September 30, 1997. This increase occurred as a result of a $4.5 million increase in income before income taxes between the two periods offset by a decrease in the effective tax rate from 42.9% for 1996 to 41.8% for 1997.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1997

  Total assets increased $109.3 million, from $174.0 million at September 30, 1996 to $283.3 million at September 30, 1997. This increase occurred primarily as a result of a $72.2 million increase in loans receivable, from $150.5 million at September 30, 1996 to $222.7 million as of September 30, 1997. The increase in loans was comprised of a $60.6 million increase in mortgage loans held for sale, a $19.0 million increase (net of unearned finance charges) in auto contracts and a $16.0 million increase in insurance premium finance loans, offset by a $36.4 million decrease in loans purchased from the RTC as a result of scheduled principal amortizations and prepayments.

  Cash and cash equivalents increased $31.5 million, from $14.3 million at September 30, 1996 to $45.8 million at September 30, 1997, as a result of increased liquidity from the Company's sale of mortgage loans.

  Premises and equipment increased from $662,000 at September 30, 1996 to $2.3 million at September 30, 1997 as a result of purchases of furniture and equipment for the Company's new lending branch offices and the overall growth in lending operations.

  Deposit accounts increased $62.8 million, from $148.0 million at September 30, 1996 to $210.8 million at September 30, 1997, due primarily to an increase in CDs of $53.6 million, from $124.1 million at September 30, 1996 to $177.7 million at September 30, 1997. Included in deposits at September 30, 1997 are $7.5 million in brokered CDs. There were no brokered CDs outstanding at September 30, 1996.

  Other interest bearing liabilities include the RTC notes payable which remained unchanged at $10.9 million between period ends, FHLB advances which increased from $4.0 million as of September 30, 1996 at a weighted average interest rate of 5.58% to $35.0 million at September 30, 1997 at a weighted average interest rate of 6.43% and notes payable from stockholders which increased $1.9 million between period ends.

  Net deferred tax assets were $2.1 million at September 30, 1997 due principally to temporary differences in the recognition of gain on sale of loans for federal and state income tax reporting and financial statement reporting purposes. For income tax purposes, loans held for sale are marked-to-market.

  Stockholders' equity increased from $6.7 million at September 30, 1996 to $10.4 million at September 30, 1997, solely as a result of the Company's net income.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1996

 GENERAL

  Net income increased from $458,000 for the year ended December 31, 1995 to $950,000 for the year ended December 31, 1996. This increase was due primarily to the expansion of the Company's insurance premium and mortgage finance businesses which commenced in the later part of 1995 and early 1996, respectively. Partially offsetting this increase in net income was an increase in operating costs incurred by UPAM as well as those incurred as a result of the commencement in early 1996 of UACC's operations.

 INTEREST INCOME

  Interest income increased from $13.5 million for the year ended December 31, 1995 to $16.6 million for the year ended December 31, 1996 due primarily to a 1.9% increase in the average yield on earning assets. While average earning assets decreased $577,000, the components of this balance changed significantly with the average balance of insurance premium finance loans increasing from $2.6 million for the year ended December 31, 1995 to $28.8 million for the comparable period in 1996, and mortgage loans increasing from $105.8 million to $117.9 million, respectively. These increases in average earning assets were offset by a decline in average investments from $52.4 million for the year ended December 31, 1995 to $11.1 million for the year ended December 31, 1996. The changes in average earning assets resulted from the Company's strategy of reinvesting in higher yielding loans, such as subprime mortgage and insurance premium finance loans, rather than investment securities and traditional mortgage loans which dominated the Company's balance sheet in the early years of its operations.

 INTEREST EXPENSE

  Interest expense increased from $7.7 million for the year ended December 31, 1995 to $7.9 million for the year ended December 31, 1996 due primarily to a $1.3 million decrease in average interest bearing liabilities, offset by a 0.11% increase in the weighted average interest rate on interest bearing liabilities. The largest component of change in interest bearing liabilities was deposits, which decreased from an average balance of $148.6 million for the year ended December 31, 1995 to $146.2 million for the year ended December 31, 1996. The average cost of deposits increased from 4.87% for the year ended December 31, 1995 to 4.94% for the year ended December 31, 1996.

  Other interest bearing liabilities include the RTC Notes Payable, which remained unchanged at $10.9 million at both December 31, 1995 and 1996, and FHLB advances which increased to $4.0 million at December 31, 1996 with a weighted average interest rate of 5.70%. The Bank had no FHLB advances at December 31, 1995.

 PROVISION FOR LOAN LOSSES

  Provision for loan losses increased from $120,000 for the year ended December 31, 1995 to $194,000 for the year ended December 31, 1996. This increase was due primarily to the growth in 1996 of the Company's insurance premium finance business. The total allowance for loan losses was $5.3 million at December 31, 1995 compared to $5.4 million at December 31, 1996. The increase is attributable to the additional provision for losses recorded during the year ended December 31, 1996 and $356,000 in acquisition discounts related to the Company's purchase of auto contracts. The Company allocated the estimated amount of discounts attributable to credit risk to the allowance for loan losses. Net loan charge-offs were $108,000 in the year ended December 31, 1995 compared to $444,000 in the year ended December 31, 1996.

  A provision for loan losses is charged to operations based on the Company's regular evaluation of its loan portfolio and the adequacy of its allowance for loan losses. While management believes it has adequately provided for losses and does not expect any material loss on its loans in excess of allowances already recorded, no assurance can be given that economic or real estate market conditions or other circumstances will not result in increased losses in the loan portfolio.

 NON-INTEREST INCOME

  Non-interest income increased $2.5 million, from $318,000 for the year ended December 31, 1995 to $2.8 million for the year ended December 31, 1996. This increase resulted from gain on sale of loans and is due primarily to a substantial increase in the volume of mortgage loans sold by the Company. During the year ended December 31, 1995, the Company sold $3.5 million in mortgage loans compared to $50.1 million during the comparable period in 1996. Net gains on sales of loans, as a percentage of loans sold, were 2.57% for the year ended December 31, 1995 compared to 4.65% for the year ended December 31, 1996. All loans sold during the year ended December 31, 1995 and 1996 were sold as whole loans with servicing released to the investor.

  Other components of non-interest income include fees and charges for Bank services and miscellaneous other income. The total of all of these items increased $215,000 from $228,000 for the year ended December 31, 1995 to $443,000 for the year ended December 31, 1996.

 NON-INTEREST EXPENSE

  Non-interest expense increased $4.4 million, from $5.2 million for the year ended December 31, 1995 to $9.6 million for the year ended December 31, 1996. This increase primarily reflects an increase in salaries, loan commissions, employee benefits and other personnel costs of $2.5 million associated with the Company's mortgage and automobile finance operations which commenced in early 1996. In addition, occupancy expense increased $402,000 also reflecting an increase in the number of mortgage and automobile finance offices. As a result of growth in mortgage and automobile finance operations, other operating expenses, including stationery and supplies, data processing, insurance, telephone and postage increased $800,000 during the year ended December 31, 1996 compared to the same period in 1995.

  As stated above, the Company commenced its subprime mortgage finance and automobile finance businesses in early 1996, and by December 31, 1996 these operations grew to 64 employees in five offices and 25 employees in four offices, respectively.

  Also included in 1996 non-interest expense is a one-time special assessment in the amount of $820,000 to recapitalize the SAIF. This assessment of 0.657% of the Bank's assessment base as of March 31, 1995 was enacted through federal legislation and paid by SAIF insured institutions. As a result of this recapitalization, the Bank's future deposit insurance assessments will decrease significantly.

 INCOME TAXES

  Income taxes increased $307,000 from $384,000 for the year ended December 31, 1995 to $691,000 for the year ended December 31, 1996. This increase occurred as a result of a $799,000 increase in income before income taxes between the two years offset by a decrease in the effective tax rate from 45.6% in 1995 to 42.1% in 1996.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1995 AND DECEMBER 31, 1996

  Total assets increased $28.0 million, from $159.6 million as of December 31, 1995 to $187.6 million as of December 31, 1996. This increase occurred primarily as a result of a $23.8 million increase in loans, from $131.8 million for the year ended December 31, 1995 to $155.6 million for the year ended December 31, 1996. The increase in loans was comprised of a $20.8 million increase in mortgage loans held for sale, a $7.6 million increase (net of unearned finance charges) in auto contracts and a $15.1 million increase in insurance premium finance loans, offset by a $21.8 million decrease in loans purchased from the RTC, resulting from scheduled principal amortization and prepayments.

  Cash and cash equivalents increased $2.5 million, from $23.6 million as of December 31, 1995 to $26.1 million as of December 31, 1996, as a result of increased liquidity from the Company's sale of mortgage loans.

  Deposit accounts increased $17.2 million, from $141.9 million as of December 31, 1995 to $159.1 million as of December 31, 1996 due primarily to an increase in CDs of $15.6 million, from $115.8 million as of December 31, 1995 to $131.4 million as of December 31, 1996. The Company uses CDs, in part, to finance the growth of its lending operations.

  Other interest-bearing liabilities include the RTC Notes Payable which remained unchanged at $10.9 million at December 31, 1995 and 1996, and FHLB advances which increased to $4.0 million at December 31, 1996 with a weighted average interest rate of 5.70%. There were no FHLB advances at December 31, 1995.

  Stockholders' equity increased $950,000, from $5.8 million as of December 31, 1995 to $6.8 million as of December 31, 1996, solely as a result of the Company's net income for the year.

COMPARISON OF OPERATING RESULTS FOR THE PERIOD FROM APRIL 29, 1994 (INCEPTION) THROUGH DECEMBER 31, 1994 AND THE YEAR ENDED DECEMBER 31, 1995

 GENERAL

  Net income increased from $116,000 for the period from April 29, 1994 (Inception) to December 31, 1994 to $458,000 for the year ended December 31, 1995. This increase was due primarily to (i) completion of the Bank's purchases of loans from the RTC thereby converting assets from lower yielding investment securities into higher yielding loans, and (ii) the inclusion of twelve months of operations in 1995 as opposed to eight months in 1994. The Bank acquired certain assets and assumed certain liabilities from the RTC on April 29, 1994.

 INTEREST INCOME

  Interest income increased from $6.9 million for the period from April 29, 1994 (Inception) to December 31, 1994 to $13.5 million for the year ended December 31, 1995 due primarily to (i) the inclusion of twelve months of operations in 1995 as opposed to eight months in 1994, and (ii) a $7.6 million increase in average earning assets and a 1.68% increase in the average yield on earning assets. The largest component of growth in average earning assets was mortgage loans, which increased $50.2 million. Loans totaling $133.1 million were purchased from the RTC from April 1994 through December 1995, and these higher yielding loans resulted in a significant increase in interest income.

 INTEREST EXPENSE

  Interest expense increased from $3.6 million for the period from April 29, 1994 (Inception) to December 31, 1994 to $7.7 million for the year ended December 31, 1995 due primarily to (i) the inclusion of twelve months of operations in 1995 as opposed to eight months in 1994, (ii) a $10.3 million increase in average interest bearing liabilities and (iii) a 1.30% increase in the weighted average interest rate on interest bearing liabilities. The largest component of growth in interest bearing liabilities was deposits, which increased from an average balance of $140.3 million for the period from April 29, 1994 (Inception) to December 31, 1994 to $148.6 million for the year ended December 31, 1995. This growth resulted from the Bank's purchase of deposits from the RTC offset by the sale of deposits by the Bank in the same period and deposit outflows. The average cost of deposits increased from 3.58% for the period from April 29, 1994 (Inception) to December 31, 1994 to 4.87% for the year ended December 31, 1995 primarily as a result of deposits repricing to higher interest rate accounts.

  Other interest-bearing liabilities include the RTC Notes Payable, the average balance of which increased $1.9 million between years as a result of an additional loan provided to the Bank as part of its purchase of deposits from the RTC.

 PROVISION FOR LOAN LOSSES

  Provision for loan losses increased from $50,000 for the period from April 29, 1994 (Inception) to $120,000 for the year ended December 31, 1995. The total allowance for loan losses was $378,000 at December 31, 1994 compared to $5.3 million at December 31, 1995. This increase was attributable to the additional provision for losses recorded during the year ended December 31, 1995 and $4.9 million in acquisition discounts related to the Company's purchase of loans from the RTC. The Company allocated the estimated amount of discounts attributable to credit risk to the allowance for loan losses. Loan charge-offs were $108,000 in the year ended December 31, 1995. There were no charge-offs in the period from April 29, 1994 (Inception) to December 31, 1994.

 NON-INTEREST INCOME

  Non-interest income increased $220,000, from $98,000 for the period from April 29, 1994 (Inception) through December 31, 1994 to $318,000 for the year ended December 31, 1995. This increase was due primarily to (i) the inclusion of twelve months of operations in 1995 as opposed to eight months in 1994, and
(ii) an increase in gain on sale of loans from $3,000 for the period from April 29, 1994 (Inception) through December 31, 1994 to $90,000 for the year ended December 31, 1995.

  Other components of non-interest income include fees and charges for Bank services and miscellaneous other income. The total of all of these items increased $133,000 from $95,000 for the period from April 29, 1994 (Inception) through December 31, 1994 to $228,000 for the year ended December 31, 1995.

 NON-INTEREST EXPENSE

  Non-interest expense increased $2.1 million, from $3.1 million for the period from April 29, 1994 (Inception) through December 31, 1994 to $5.2 million for the year ended December 31, 1995. This increase was due primarily to (i) the inclusion of twelve months of operations in 1995 as opposed to eight months in 1994, and (ii) increases in compensation and benefits occurring from increased staffing in the Bank.

 INCOME TAXES

  Income taxes increased $286,000 from $98,000 for the period from April 29, 1994 (Inception) through December 31, 1994 to $384,000 for the year ended December 31, 1995. This increase occurred as a result of a $628,000 increase in income before income taxes between the two years, offset by a decrease in the average tax rate from 45.8% in 1994 to 45.6% in 1995.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1994 AND DECEMBER 31, 1995

  Total assets decreased $20.5 million, from $180.0 million at December 31, 1994 to $159.6 million at December 31, 1995. This decrease occurred primarily as a result of a $95.8 million decrease in short-term investments offset by a $79.0 million increase in loans. The increase in loans was comprised primarily of a $75.9 million increase in mortgage loans purchased from the RTC under the Minority Preference Resolution Program in 1994 and 1995.

  Cash and cash equivalents decreased $96.0 million, from $119.6 million at December 31, 1994 to $23.6 million at December 31, 1995, resulting from the purchase of loans from the RTC in 1995.

  Deposits decreased $21.2 million, from $163.1 million at December 31, 1994 to $141.9 million at December 31, 1995 due primarily to outflows in the Bank's deposits resulting from the acquisition by the Bank of certain assets and liabilities from the RTC and the resultant lowering of deposit rates to reflect market conditions and reduce excess liquidity held by the Bank.

  Other interest-bearing liabilities include the RTC Notes Payable, which remained unchanged at $10.9 million between December 31, 1994 and 1995.

  Stockholders' equity increased $500,000, from $5.3 million at December 31, 1994 to $5.8 million at December 31, 1995, solely as a result of the Company's net income for the year.

MANAGEMENT OF INTEREST RATE RISK

  The principal objective of the Company's interest rate risk management activities is to evaluate the interest rate risk inherent in the Company's business activities, determine the level of appropriate risk given the Company's operating environment, capital and liquidity requirements and performance objectives and manage the risk consistent with guidelines approved by the Board of Directors. Through such management, the Company seeks to reduce the exposure of its operations to changes in interest rates. The Board of Directors reviews on a quarterly basis the asset/liability position of the Company, including simulation of the effect on capital of various interest rate scenarios.

  The Company's profits depend, in part, on the difference, or "spread," between the effective rate of interest received on the loans it originates and the interest rates paid on deposits and other financing facilities which can be adversely affected by movements in interest rates. In addition, between the time the Company originates loans and investors' sales commitments are received, the Company may be exposed to interest rate risk to the extent that interest rates move upward or downward during the time the loans are held for sale. The Company mitigates these risks somewhat by purchasing or originating ARMs that reprice frequently in an increasing or declining interest rate environment. Also, the Company sells substantially all of its loans held for sale on a regular basis, thereby reducing significantly the amount of time these loans are held by the Company.

  The Bank's interest rate sensitivity is monitored by the Board of Directors and management through the use of a model which estimates the change in the Bank's net portfolio value ("NPV") over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet instruments, and NPV Ratio is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The Company reviews a market value model prepared quarterly by the OTS (the "OTS NPV model"), based on the Bank's quarterly Thrift Financial Reports filed with the OTS. The OTS NPV model measures the Bank's interest rate risk by approximating the Bank's NPV under various scenarios which range from a 400 basis point increase to a 400 basis point decrease in market interest rates. The interest rate risk policy of the Company provides that the maximum permissible change at a 400 basis point increase or decrease in market interest rates is a 30% change in NPV. The OTS has incorporated an interest rate risk component into its regulatory capital rule for thrifts. Under the rule, an institution whose sensitivity measure, as defined by the OTS, in the event of a 200 basis point increase or decrease in interest rates exceeds 20% would be required to deduct an interest rate risk component in calculating its total capital for purpose of the risk-based capital requirement.

  At June 30, 1997, the most recent date for which the relevant OTS NPV model is available, the Bank's sensitivity measure resulting from (i) a 200 basis point decrease in interest rates was six basis points and would result in a $11,000 increase in the NPV of the Bank and (ii) a 200 basis point increase in interest rates was 51 basis points and would result in a $1.7 million decrease in the NPV of the Bank. At June 30, 1997, the Bank's sensitivity measure was below the threshold at which the Bank could be required to hold additional risk-based capital under OTS regulations.

  Although the NPV measurement provides an indication of the Bank's interest rate risk exposure at a particular point in time, such measurement is not intended to and does not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results. Management monitors the results of this modeling, which are presented to the Board of Directors on a quarterly basis.

  The following table shows the NPV and projected change in the NPV of the Bank at June 30, 1997 assuming an instantaneous and sustained change in market interest rates of 100, 200, 300 and 400 basis points ("bp"). This table is based on data prepared by the OTS. The Company makes no representation as to the accuracy of this data.

           INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE ("NPV")

                                                        NPV AS % OF PORTFOLIO
                               NET PORTFOLIO VALUE         VALUE OF ASSETS
                            --------------------------- ------------------------
                            $ AMOUNT $ CHANGE  % CHANGE  NPV RATIO    % CHANGE
      CHANGE IN RATES       -------- --------  -------- -----------  -----------
                                         (DOLLARS IN THOUSANDS)
+400 bp.................... $28,596  $(7,519)    -21%         11.37%     -253 bp
+300 bp.................... $31,928  $(4,187)    -12%         12.53%     -137 bp
+200 bp.................... $34,451  $(1,664)     -5%         13.39%      -51 bp
+100 bp.................... $35,883  $  (232)     -1%         13.85%       -5 bp
0 bp....................... $36,115       --      --          13.90%          --
-100 bp.................... $35,956  $  (159)     --          13.81%       -9 bp
-200 bp.................... $36,126  $    11      --          13.84%       -6 bp
-300 bp.................... $36,900  $   785      +2%         14.07%      +17 bp
-400 bp.................... $38,167  $ 2,052      +6%         14.46%      +56 bp

LIQUIDITY AND CAPITAL RESOURCES

 GENERAL

  The Company's primary sources of funds are deposits with the Bank, FHLB advances, principal and interest payments on loans, cash proceeds from the sale of loans and, to a lesser extent, interest payments on securities and proceeds from the maturation of securities. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. However, the Company has continued to maintain the required minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required ratio is currently 5%, and the Company has always met or exceeded this requirement. Management, through its Asset and Liability Committee, which meets monthly or more frequently if necessary, monitors rates and terms of competing sources of funds to use the most cost-effective source of funds wherever possible.

  Sales of loans have been a primary source of funds for the Company. During the nine months ended September 30, 1996 and 1997, cash flows from sales of loans were $22.2 million and $298.5 million, respectively, and, during the year ended December 31, 1996, loans sales produced $52.2 million in cash flows.

  Another source of funds consists of deposits obtained through the Bank's five retail branches in California. The Bank offers checking accounts, various money market accounts, regular passbook accounts, fixed interest rate certificates with varying maturities and retirement accounts. Deposit account terms vary by interest rate, minimum balance requirement and the duration of the account. Interest rates paid, maturity terms, service fees and withdrawal penalties are established by the Bank periodically based on liquidity and financing requirements, rates paid by competitors, growth goals and federal regulations. At September 30, 1997, such retail deposits were $174.3 million or 82.7% of total deposits.

  The Bank uses wholesale and broker-originated deposits to supplement its retail deposits and, at September 30, 1997, wholesale deposits were $29.0 million or 13.7% of total deposits while broker-originated deposits were $7.5 million or 3.6% of total deposits. The Bank solicits wholesale deposits by posting its interest rates on a national on-line service which advertises the Bank's wholesale products to investors. Generally, most of the wholesale deposit account holders are institutional investors, commercial businesses or public sector entities. The weighted average maturity of wholesale and broker-originated deposits at September 30, 1997 was five months.

  The Company believes that wholesale and broker-originated deposits provide a supplemental short-term source of funding which can be more flexible than retail sources of funds for matching asset maturities, especially the Company's loans held for sale. While the Company believes its primary source of deposits will continue to be originated from the Bank's retail branches, wholesale and broker-originated deposits will be used to provide additional sources of funds to finance lending growth.

  Although the Bank has a significant amount of deposits maturing in less than one year, the Company believes that the Bank's current pricing strategy will enable it to retain a significant portion of these accounts at maturity and that it will continue to have access to sufficient amounts of CDs which, together with other funding sources, will provide the necessary level of liquidity to finance its lending businesses. However, as a result of these shorter-term deposits, the rates on these accounts may be more sensitive to movements in market interest rates which may result in a higher cost of funds.

  The following table sets forth the average balances and rates paid on each category of deposits for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997.

                              YEAR ENDED DECEMBER 31,       NINE MONTHS ENDED SEPTEMBER 30,
                         --------------------------------- ---------------------------------
                               1995             1996             1996             1997
                         ---------------- ---------------- ---------------- ----------------
                         AVERAGE  AVERAGE AVERAGE  AVERAGE AVERAGE  AVERAGE AVERAGE  AVERAGE
                         BALANCE   RATE   BALANCE   RATE   BALANCE   RATE   BALANCE   RATE
                         -------- ------- -------- ------- -------- ------- -------- -------
                                               (DOLLARS IN THOUSANDS)
Passbook accounts....... $ 16,612  2.12%  $ 14,665  2.39%  $ 14,248  2.77%  $ 19,972  3.30%
Checking accounts.......   12,091  1.48%    10,060  1.33%     9,927  1.33%     9,966  1.32%
Certificates of deposit
 Under $100,000.........  112,342  5.67%   117,063  5.55%   115,698  5.58%   131,494  5.52%
 $100,000 and over......    7,537  6.36%     4,372  5.88%     3,883  5.88%    21,702  5.90%
                         --------         --------         --------         --------
  Total................. $148,582  4.87%  $146,160  4.94%  $143,756  4.96%  $183,134  4.89%
                         ========         ========         ========         ========

  The following table sets forth the time remaining until maturity for all CDs at December 31, 1995 and 1996 and September 30, 1997.

                                         DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                             1995         1996         1997
                                         ------------ ------------ -------------
                                                     (IN THOUSANDS)
Maturity within one year................   $ 76,879     $103,369     $139,415
Maturity within two years...............     36,316       26,819       37,831
Maturity within three years.............      1,681        1,177          500
Maturity within four years..............        957          --           --
                                           --------     --------     --------
Total certificates of deposit...........   $115,833     $131,365     $177,746
                                           ========     ========     ========

  At September 30, 1997, the Bank exceeded all of its regulatory capital requirements (and was deemed to be "well capitalized") with (i) tangible capital of $19.7 million, or 7.06% of total adjusted assets, which is above the required level of $4.2 million, or 1.50%; (ii) core capital of $19.7 million, or 7.06% of total adjusted assets, which is above the required level of $8.4 million, or 3.00%; and (iii) risk-based capital of $21.8 million, or 13.20% of risk-weighted assets, which is above the required level of $13.2 million, or 8.00%.

  The Company has other sources of liquidity, including FHLB advances and securities maturing within one year. Through the Bank, the Company obtains advances from the FHLB, collateralized by its portfolio of mortgage loans purchased from the RTC and the Bank's FHLB stock. The FHLB functions as a central reserve bank providing credit for thrifts and certain other member financial institutions. Advances are made pursuant to several programs, each of which has its own interest rate and range of maturities. Limitations on the amount of advances are based generally on a fixed percentage of net worth or on the FHLB's assessment of an institution's credit-worthiness. The Bank's available borrowing capacity under this credit facility was $40.9 million at September 30, 1997.

  Other borrowings of the Company consist of the RTC Notes Payable which mature in 1999, and notes payable from stockholders which mature in 1999. See "--Liquidity and Capital Resources--RTC Notes Payable" for a discussion of the Company's RTC Notes Payable and "Management--Certain Transactions" for discussion of the notes payable from stockholders.

  The following table sets forth certain information regarding the Company's short-term borrowed funds (consisting solely of FHLB advances) at or for the periods ended on the dates indicated.

                                                 AT OR FOR       AT OR FOR
                                                YEARS ENDED     NINE MONTHS
                                                DECEMBER 31,       ENDED
                                                -------------  SEPTEMBER 30,
                                                1995    1996       1997
                                                -----  ------  ------------- ---
                                                  (DOLLARS IN THOUSANDS)
FHLB advances
  Maximum month-end balance.................... $ --   $4,000     $35,000
  Balance at end of period.....................   --    4,000      35,000
  Average balance for period...................   --    1,170      20,334
Weighted average interest rate on
  Balance at end of period.....................   -- %   5.70%       6.43%
  Average balance for period...................   -- %   6.15%       6.38%

  The Company had no material contractual obligations or commitments for capital expenditures at September 30, 1997. However, the Company is in the process of expanding its mortgage and auto finance operations, which will entail lease commitments and expenditures for leasehold improvements and furniture, fixtures and equipment. At September 30, 1997, the Company had outstanding commitments to originate loans of $116.0 million, compared to $19.1 million at December 31, 1996. The Company anticipates that it will have sufficient funds available to meet its current loan origination commitments.

   MASTER REPURCHASE AGREEMENT

  In October 1997, the Bank entered into a $100 million master repurchase agreement under which it may sell and repurchase at a set price mortgage loans pending the sale or securitization of such loans. The arrangement provides for an advance rate approximating 100% of the outstanding principal balance of qualifying mortgage loans and a rate of interest to be determined by the parties upon each such sale of mortgage loans, but which shall not exceed LIBOR plus 0.70%. Qualifying mortgage loans consist of first and second mortgage loans with an LTV that does not exceed 90%, subject to certain restrictions. This agreement may be terminated at any time at the option of either party.

   RTC NOTES PAYABLE

  In connection with its acquisition of certain assets from the RTC, the Bank obtained loans from the RTC in the aggregate amount of $10.9 million under the RTC's Minority Interim Capital Assistance Program provided for in Section 21A(u) of the Federal Home Loan Bank Act, as amended (the "FHLBA"). The FHLBA gives the RTC authority to provide interim capital assistance to minority-owned institutions, defined in the FHLBA as more than fifty percent (50%) owned or controlled by one or more minorities. The Bank, PAFI and the RTC entered into an Interim Capital Assistance Agreement on April 29, 1994 with respect to a loan of $6,930,000 and a second Interim Capital Assistance Agreement on September 9, 1997 with respect to a loan of $4,000,000 (together, the "RTC Agreements"). The RTC Agreements provide for repayment of the entire principal amount, plus any accrued, previously unpaid interest thereon, in a single lump sum installment on April 28, 1999 and September 8, 1999, respectively. The RTC Notes Payable may be prepaid at the option of the Bank and must be prepaid in the event that PAFI obtains all or any material portion of its permanent financing prior to maturity of the RTC Notes Payable. The RTC is entitled to declare the entire unpaid principal amount of the RTC Notes Payable, plus all interest accrued and unpaid thereon, immediately due and payable upon the occurrence of certain events of default.

  The rate at which interest accrues on the RTC Notes Payable is based on the RTC's "Cost of Funds," defined in the RTC Agreements as the end of the calendar quarter Monday auction yield price for 13 week United States Treasury Bills plus 12.5 basis points, and adjusts annually, in the case of the $6.9 million loan due April 1999, and quarterly, in the case of the $4 million loan due September 1999. Interest accrues on any amount of principal or interest not paid when due at the rate of the RTC's Cost of Funds (5.375% at September 30, 1997) plus 300 basis points, beginning on the date such unpaid amount became due.

  Until all of the obligations of PAFI and the Bank have been discharged, the Bank has agreed, pursuant to the RTC Agreements, among other things, not to:
(i) declare or pay any dividends, except under certain limited circumstances, and not to issue any capital stock or any options or other rights in respect thereto, or repurchase, redeem, retire or otherwise acquire for value any of its capital stock; (ii) make any loan or advance to PAFI or any other affiliate, except to United PanAm Mortgage Corporation and United Auto Credit Corporation, as long as such transactions do not require the Bank to repurchase any loans which would result in a loss to the Bank; (iii) increase the compensation of, or pay any bonuses to, any of its officers, directors or key employees unless such increases are approved by the RTC; or (iv) sell or otherwise dispose of all or substantially all of its assets, enter into any merger or consolidation or enter into any agreement providing for a change of control of the Bank, unless such transaction is conditioned upon the prior or simultaneous repayment in full of all amounts due under the RTC Agreements.

  In connection with the RTC Agreements, PAFI and the RTC have entered into Stock Pledge Agreements pursuant to which PAFI has pledged to the RTC all of the issued and outstanding shares of the capital stock of the Bank as security for the repayment of the RTC Notes Payable.

LENDING ACTIVITIES

  To date, the Company has sold substantially all of its loan originations to mortgage companies and other investors through whole loan packages on a non-recourse, servicing released basis. As a result, upon sale, all risks and rewards of ownership, including those associated with loan payments, transfer to the buyer. Accordingly, to date, prepayments have not had a significant effect on the Company's operations.

  Summary of Loan Portfolio. At September 30, 1997, the Company's loan portfolio constituted $222.7 million or 78.6% of the Company's total assets, of which $152.5 million or 68.5% were held for investment and $70.2 million or 31.5% were held for sale. Loans held for investment are reported at cost, net of unamortized discounts or premiums and allowance for losses. Loans held for sale are reported at the lower of cost or market value.

  The following table sets forth the composition of the Company's loan portfolio at the dates indicated.

                                       DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                           1995         1996         1997
                                       ------------ ------------ -------------
                                                   (IN THOUSANDS)
MORTGAGE LOANS
Mortgage loans (purchased primarily
 from RTC)............................   $124,483     $102,733     $ 87,157
                                         --------     --------     --------
Subprime mortgage loans
  Held for sale.......................        --        20,766       70,241
  Held for investment.................        --         1,294        3,840
                                         --------     --------     --------
  Total subprime mortgage loans.......        --        22,060       74,081
                                         --------     --------     --------
  Total mortgage loans................    124,483      124,793      161,238
                                         --------     --------     --------
CONSUMER LOANS
Automobile installment contracts......        --        10,830       32,037
Insurance premium financing...........     16,975       32,058       47,287
Other consumer loans..................         31          230          327
                                         --------     --------     --------
  Total consumer loans................     17,006       43,118       79,651
                                         --------     --------     --------
  Total loans.........................    141,489      167,911      240,889
Unearned discounts and premiums.......     (4,445)      (3,697)      (3,135)
Unearned finance charges..............        --        (3,271)      (8,810)
Allowance for loan losses.............     (5,250)      (5,356)      (6,203)
                                         --------     --------     --------
  Total loans, net....................   $131,794     $155,587     $222,741
                                         ========     ========     ========

  Loan Maturities. The following table sets forth the dollar amount of loans maturing in the Company's loan portfolio at September 30, 1997 based on scheduled contractual amortization. Loan balances are reflected before unearned discounts and premiums, unearned finance charges and allowance for losses.

                                                      AT SEPTEMBER 30, 1997
                           ----------------------------------------------------------------------------
                                     MORE THAN  MORE THAN  MORE THAN   MORE THAN
                           ONE YEAR 1 YEAR TO 3 3 YEARS TO 5 YEARS TO 10 YEARS TO MORE THAN
                           OR LESS     YEARS     5 YEARS    10 YEARS   20 YEARS   20 YEARS  TOTAL LOANS
                           -------- ----------- ---------- ---------- ----------- --------- -----------
                                                          (IN THOUSANDS)
  Mortgage loans held for
   investment............. $   116    $   328    $ 2,208     $7,411     $22,903   $ 58,031   $ 90,997
  Mortgage loans held for
   sale...................     --         --         --         --        3,697     66,544     70,241
  Consumer loans..........  47,511     15,833     16,307        --          --         --      79,651
                           -------    -------    -------     ------     -------   --------   --------
    Total................. $47,627    $16,161    $18,515     $7,411     $26,600   $124,575   $240,889
                           =======    =======    =======     ======     =======   ========   ========

  The following table sets forth, at September 30, 1997, the dollar amount of loans receivable that were contractually due after one year and indicates whether such loans have fixed or adjustable interest rates.

                                                  DUE AFTER SEPTEMBER 30, 1998
                                                 ------------------------------
                                                  FIXED   ADJUSTABLE    TOTAL
                                                 -------- ---------------------
                                                         (IN THOUSANDS)
   Mortgage loans held for investment........... $ 16,884  $  74,001  $  90,885
   Mortgage loans held for sale.................   11,326     58,915     70,241
   Consumer loans...............................   31,813        326     32,139
                                                 --------  ---------  ---------
     Total...................................... $ 60,023  $ 133,242  $ 193,265
                                                 ========  =========  =========

CLASSIFIED ASSETS AND ALLOWANCE FOR LOAN LOSSES

  The Company maintains an asset review and classification process for purposes of assessing loan portfolio quality and the adequacy of its loan loss allowances. The Company's Asset Review Committee reviews for classification all problem and potential problem assets and reports the results of its review to the Board of Directors quarterly. The Company has incorporated the OTS internal asset classifications as a part of its credit monitoring systems and in order of increasing weakness, these designations are "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that some loss will be sustained if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, condition and values, questionable and there is a high possibility of loss. Loss assets are considered uncollectible and of such little value that continuance as an asset is not warranted. Assets which do have weaknesses but do not currently have sufficient risk to warrant classification in one of the categories described above are designated as "special mention."

  At September, 30, 1997, the Company had $3.7 million in assets classified as special mention, $5.2 million of assets classified as substandard, $127,000 in assets classified as doubtful and no assets classified as loss.

  The following table sets forth the remaining balances of all loans in the Bank's combined loan portfolio (before specific reserves for losses) that were more than 30 days delinquent at December 31, 1995 and 1996 and September 30, 1997.

LOAN                     DECEMBER 31, % OF TOTAL DECEMBER 31, % OF TOTAL SEPTEMBER 30, % OF TOTAL
DELINQUENCIES                1995       LOANS        1996       LOANS        1997        LOANS
-------------            ------------ ---------- ------------ ---------- ------------- ----------
                                                  (DOLLARS IN THOUSANDS)
30 to 59 days...........    $1,753       1.3%       $1,866       1.3%       $  938        0.6%
60 to 89 days...........       842       0.6%          109       0.1%          332        0.2%
90+ days................     6,507       4.7%        6,422       4.6%        5,231        3.3%
                            ------       ---        ------       ---        ------        ---
Total...................    $9,102       6.6%       $8,397       6.0%       $6,501        4.1%
                            ======       ===        ======       ===        ======        ===

  Nonaccrual and Past Due Loans. The Company's general policy is to discontinue accrual of interest on a mortgage loan when it is delinquent 90 days or more, and on a non-mortgage loan when it is delinquent for 120 days or more. When a loan is reclassified from accrual to nonaccrual status, all previously accrued interest is reversed. Interest income on nonaccrual loans is subsequently recognized only to the extent that cash payments are received or the borrower's ability to make periodic interest and principal payments is in accordance with the loan terms, at which time the loan is returned to accrual status. Accounts which are deemed fully or partially uncollectible by management are generally fully reserved or charged off for the amount that exceeds the estimated fair value (net of selling costs) of the underlying collateral. The Company does not generally modify, extend or rewrite loans and at September 30, 1997 had no troubled debt restructured loans. The following table sets forth the aggregate amount of nonaccrual loans (net of unearned discounts and premiums, unearned finance charges and specific allowances) at December 31, 1995 and 1996 and September 30, 1997.

                                                 DECEMBER 31,    SEPTEMBER 30,
                                                 --------------  -------------
                                                  1995    1996       1997
                                                 ------  ------  -------------
                                                   (DOLLARS IN THOUSANDS)
   Nonaccrual loans
     Single-family residential.................. $5,086  $5,044     $3,523
     Multi-family residential...................    154      81         81
     Consumer and other loans...................    --      710      1,064
                                                 ------  ------     ------
       Total.................................... $5,240  $5,835     $4,668
                                                 ======  ======     ======
   Nonaccrual loans as a percentage of
     Total loans held for investment............   3.85%   4.19%      2.96%
     Total assets...............................   3.28%   3.11%      1.65%
   General allowance for loan losses as a
    percentage of
     Total loans held for investment............   3.19%   3.14%      3.28%
     Nonaccrual loans...........................  82.80%  74.90%    110.70%

  For the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997, the amount of interest income that would have been recognized on nonaccrual loans if such loans had continued to perform in accordance with their contractual terms was $296,000, $370,0000 and $248,000, respectively. The total amount of interest income recognized on nonaccrual loans was $327,000, $364,000 and $138,000 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively. Accruing loans over 90 days past due were $38,000 at September 30, 1997. There were no accruing loans over 90 days past due at December 31, 1995 and 1996.

  Real Estate Owned. Real estate acquired through foreclosure or by deed in lieu of foreclosure ("REO") is recorded at the lower of cost or fair value at the time of foreclosure. Subsequently, an allowance for estimated losses is established when the recorded value exceeds fair value less estimated selling costs. Holding and maintenance costs related to real estate owned are recorded as expenses in the period incurred.

  At December 31, 1995 and 1996 and September 30, 1997, real estate owned was $298,000, $988,000 and $637,000, respectively, and consisted entirely of one to four family residential properties. For the nine months ended September 30, 1997, real estate owned expenses were $147,000 and gains of $149,000 were reported on the sale of real estate owned.

  Allowance for Loan Losses. The following is a summary of the changes in the consolidated allowance for loan losses of the Company for each of the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997.

                                             AT OR FOR THE
                                              YEARS ENDED    AT OR FOR THE NINE
                                             DECEMBER 31,       MONTHS ENDED
                                             --------------    SEPTEMBER 30,
                                              1995    1996          1997
                                             ------  ------  ------------------
                                                  (DOLLARS IN THOUSANDS)
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period.............. $  378  $5,250       $ 5,356
  Provision for loan losses.................    120     194           445
  Charge-offs
    Mortgage loans held for investment......   (108)   (285)         (319)
    Mortgage loans held for sale............    --      --            --
    Consumer loans..........................    --     (433)       (1,372)
                                             ------  ------       -------
                                               (108)   (718)       (1,691)
  Recoveries
    Mortgage loans held for investment......    --      --             77
    Mortgage loans held for sale............    --      --            --
    Consumer loans..........................    --      274           702
                                             ------  ------       -------
                                                --      274           779
                                             ------  ------       -------
  Net charge-offs...........................   (108)   (444)         (912)
  Acquisition discounts allocated to loss
   allowance................................  4,860     356         1,314
                                             ------  ------       -------
Balance at end of period.................... $5,250  $5,356       $ 6,203
                                             ======  ======       =======
Allowance as a percent of net principal
 balance
  Mortgage loans held for investment........   4.23%   4.28%         4.18%
  Consumer loans............................   1.00%   2.66%         2.97%
  Net charge-offs to average loans..........   0.10%   0.30%         0.45%
  Ending allowance to period end loans,
   net......................................   3.98%   3.97%         4.07%

                                          AT OR FOR THE
                                           YEARS ENDED
                                          DECEMBER 31,                        AT OR FOR THE
                         -----------------------------------------------    NINE MONTHS ENDED
                                  1995                    1996             SEPTEMBER 30, 1997
                         ----------------------- ----------------------- -----------------------
                                PERCENT OF LOANS        PERCENT OF LOANS        PERCENT OF LOANS
                                IN EACH CATEGORY        IN EACH CATEGORY        IN EACH CATEGORY
                         AMOUNT  TO TOTAL LOANS  AMOUNT  TO TOTAL LOANS  AMOUNT  TO TOTAL LOANS
                         ------ ---------------- ------ ---------------- ------ ----------------
                                                 (DOLLARS IN THOUSANDS)
Distribution of end of
 period allowance by
 loan type
  Mortgage loans held
   for investment....... $5,080       87.9%      $4,295       70.7%      $3,672       53.3%
  Consumer loans........    170       12.1%       1,061       29.3%       2,105       46.7%
  Unallocated...........    --         --           --         --           426        --
                         ------      -----       ------      -----       ------      -----
                         $5,250      100.0%      $5,356      100.0%      $6,203      100.0%
                         ======      =====       ======      =====       ======      =====

  The Company's policy is to maintain an allowance for loan losses to absorb future losses which may be realized on its loan portfolio. These allowances include specific reserves for identifiable impairments of individual loans and general valuation allowances for estimates of probable losses not specifically identified.

  The determination of the adequacy of the allowance for loan losses is based on a variety of factors, including an assessment of the credit risk inherent in the portfolio, prior loss experience, the levels and trends of non-performing loans, the concentration of credit, current and prospective economic conditions and other factors.

  The Company's management uses its best judgment in providing for possible loan losses and establishing allowances for loan losses. However, the allowance is an estimate which is inherently uncertain and depends on the outcome of future events. In addition, regulatory agencies, as an integral part of their examinations process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to increase the allowance based upon their judgment of the information available to them at the time of their examination.

CASH EQUIVALENTS AND SECURITIES PORTFOLIO

  The Company's cash equivalents and securities portfolios are used primarily for liquidity purposes and secondarily for investment income. Cash equivalents and securities, which generally have maturities of less than 90 days, satisfy regulatory requirements for liquidity.

  The following is a summary of the Company's cash equivalents and securities portfolios as of December 31, 1995 and 1996 and September 30, 1997.

                                                      AS OF
                                                  DECEMBER 31,         AS OF
                                                 ----------------  SEPTEMBER 30,
                                                  1995     1996        1997
                                                 -------  -------  -------------
                                                    (DOLLARS IN THOUSANDS)
Balance at end of period
  Fed funds..................................... $ 8,500  $   --     $     --
  Overnight deposits............................   1,507   21,000       22,000
  U.S. agency securities........................     --       --         2,002
  Commercial paper..............................   2,986      --           --
  FHLB certificates of deposit..................   9,000      --           --
                                                 -------  -------    ---------
  Total......................................... $21,993  $21,000    $  24,002
                                                 =======  =======    =========
Weighted average yield at end of period
  Fed funds.....................................    5.29%     --           --
  Overnight deposits............................    5.67%    5.02%        5.50%
  U.S. agency securities........................     --       --          6.15%
  Commercial paper..............................    5.62%     --           --
  FHLB certificates of deposit..................    5.61%     --           --
Weighted average maturity at end of period
  Fed funds.....................................   1 day      --           --
  Overnight deposits............................   1 day    1 day        1 day
  U.S. agency securities........................     --       --     25 months
  Commercial paper.............................. 26 days      --           --
  FHLB certificates of deposit..................  3 days      --           --

IMPACT OF INFLATION AND CHANGING PRICES

  The financial statements and notes thereto presented herein have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), which require the measurement of financial position and operating results in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

ACCOUNTING CONSIDERATIONS

  In June 1996, the Financial Accounting Standards Board (the "FASB") issued FASB No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("FASB 125"), which addresses the accounting for all types of securitization transactions, securities lending and repurchase agreements, collateralized borrowing arrangements and other transactions involving the transfer of financial assets. FASB 125 distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. FASB 125 is generally effective for transactions that occur after December 31, 1996, and it is to be applied prospectively. FASB 125 requires the Company to allocate its basis in mortgage loans between the portion of the mortgage loans sold through mortgage-backed securities and the portion retained (the "residual interest") based on the relative fair values of those portions on the date of sale. FASB 125 requires the Company to account for residual interests as "held-for-trading" securities which are to be recorded at fair value in accordance with SFAS No. 115. The Company adopted FASB 125 on January 1, 1997, and there has been no material impact on the Company's financial position or results of operations.

  In February 1997, the FASB issued FASB No. 128, "Earnings Per Share" ("FASB 128"). FASB 128 supersedes APB Opinion No. 15, "Earnings Per Share" ("APB No. 15"), and specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock or potential common stock. FASB 128 was issued to simplify the computation of earnings per share and to make the U.S. standard more compatible with the earnings per share standards of other countries and that of the International Accounting Standards Committee. It replaces the presentation of primary earnings per share with a presentation of basic earnings per share and fully diluted earnings per share with diluted earnings per share.

  Basic earnings per share, unlike primary earnings per share, excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock. Diluted earnings per share is computed similarly to fully diluted earnings per share under APB No. 15.

  FASB 128 is effective for financial statements for both interim and annual periods ending after December 15, 1997. Earlier application is not permitted. After adoption, all prior-period earnings per share data presented must be restated to conform with FASB 128. The Company has determined that the effect of applying FASB 128 will be to increase earnings per share as compared to the primary earnings per share calculation under the existing method due to options outstanding.

  FASB No. 129, "Disclosure on Information about Capital Structure" ("FASB 129") is effective for financial statements for periods ending after December 15, 1997. It is not expected that FASB 129 will require significant revision of prior disclosures since FASB 129 lists required disclosures that had been included in a number of previously existing separate statements and opinions.

  In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. SFAS 130 does not, however, require a specific format for presenting such information, but requires the Company to display an amount representing total comprehensive income for the period in that financial statement. The Company is in the process of determining its preferred format. SFAS 130 is effective for fiscal years beginning after December 15, 1997.

  In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which establishes standards for the way that public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. SFAS 131 is effective for financial statements for periods beginning after December 31, 1997.

                                   BUSINESS

GENERAL

  The Company is a diversified specialty finance company engaged primarily in originating and acquiring for investment or sale residential mortgage loans, personal automobile insurance premium finance contracts and retail automobile installment sales contracts. The Company targets customers who generally cannot obtain financing from traditional lenders. These customers usually pay higher loan origination fees and interest rates than those charged by traditional lenders to gain access to consumer financing. The Company believes that management's experience in originating, assessing, pricing and managing credit risk enables the Company to earn attractive risk-adjusted returns. The Company has funded its operations to date principally through retail deposits, FHLB advances and whole loan sales at the Bank, and expects to complete its first securitization of mortgage loans in December 1997. The Company's strategy is to undertake controlled geographic expansion of its existing businesses, with particular emphasis in the near term on the national expansion of its mortgage finance operations, and to evaluate possible entry into additional specialty finance businesses which provide the opportunity for attractive risk-adjusted returns.

  The Company believes that the Bank currently is the largest Hispanic-controlled savings association in California. The Company commenced operations in 1994, as a Hispanic-controlled financial institution, by purchasing from the RTC certain assets and assuming certain liabilities of the Bank's predecessor, Pan American Federal Savings Bank. The Company has used the Bank as a base for expansion into its current specialty finance businesses. In 1995, the Company commenced its insurance premium finance business through a joint venture with BPN, which the Company believes to be the second largest provider of financing for consumer automobile insurance premiums in California. In 1996, the Company commenced its current mortgage and automobile finance businesses.

BUSINESS STRATEGY

 GROWTH STRATEGY

  The Company intends to capitalize on its competitive strengths by expanding its core businesses and entering other specialty finance businesses which provide the opportunity for attractive risk-adjusted returns. The Company's growth strategy includes the following key elements.

  . Geographic Expansion of Existing Businesses. The Company intends to expand its residential mortgage and automobile finance businesses into new geographic areas, principally by opening offices staffed by experienced local marketing and management personnel. The Company believes that an emphasis on management with local experience, coupled with comprehensive underwriting standards and financial controls, will permit growth in loan originations without compromising loan performance. The Company also may expand its insurance premium finance business as opportunities arise outside of California. See "Risk Factors--General--Management of Growth."

  . Entry into New Specialty Finance Businesses. The Company continually evaluates expansion into other specialty finance businesses which provide the opportunity for attractive risk-adjusted returns in markets
     (i) which it believes are underserved by traditional lenders or are undergoing change, (ii) which are highly fragmented with no participant having significant market share, or (iii) in which it can attract the required management experience to assess, price and manage the credit risk and, thereby, generate attractive risk-adjusted returns. The Company may enter such new businesses on a de novo basis or through acquisitions. See "Risk Factors--General--Management of Growth."

 OPERATING STRATEGY

  The Company's operating strategy includes the following key elements.

  . Centralized Risk Management Controls. For each of its businesses, the Company has implemented comprehensive risk management policies and portfolio parameters which are designed to identify the types and amount of risk that can prudently be taken in each business. The Company continually monitors the performance of each of its businesses against these policies and parameters.

  . Decentralized Management. The management of each of the Company's businesses is responsible for its day-to-day operations, subject to centralized risk management controls and individualized, goal oriented incentive compensation programs that support the achievement of credit quality, growth and profitability objectives. The Company believes that the delegation of responsibility to the management of each business has enabled the Company to attract, promote and retain experienced managers, to provide high levels of customer service and to respond promptly to changes in market conditions.

  . Diversified Funding Sources. The Company has funded its lending businesses to date primarily through the Bank's deposits, as well as FHLB advances and whole loan sales. The Company believes that bank deposits are a stable and cost-effective funding source which provide it with a competitive advantage. To further diversify its funding sources, in October 1997 the Company obtained a $100 million master repurchase facility to finance the anticipated growth in its mortgage lending operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources-- Master Repurchase Agreement." The Company expects to complete its first securitization of mortgage loans in December 1997 and, thereafter, to sell or securitize mortgage loans on a periodic basis. The Company will, in the future, consider the sale or securitization of other financial assets. See "Risk Factors--General--Securitizations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--General--Mortgage Finance."

MORTGAGE FINANCE

 BUSINESS OVERVIEW

  UPAM's loan production generally consists of subprime residential mortgage loans which are made to borrowers whose borrowing needs may not be met by traditional financial institutions due to credit history or other factors. UPAM's customers use the proceeds of the mortgage loans primarily to finance home purchases and improvements, debt consolidation, education and other consumer needs, and may benefit from consolidating existing consumer debt through mortgage loans with lower monthly payments.

  UPAM generally targets borrowers who have substantial equity in the property securing the loan, but may have (i) impaired or limited credit profiles, (ii) higher debt-to-income ratios than traditional mortgage lenders allow or (iii) difficulty verifying their income due to employment or other circumstances. These borrowers are generally willing to pay higher loan origination fees and interest rates than those charged by traditional lenders. The Company believes that the amount of equity present in the real estate securing UPAM's loans, together with the fact that approximately 86% of UPAM's loans are secured by borrowers' primary residences and approximately 97% are secured by first mortgages, mitigates certain risks inherent in subprime lending. The average LTV ratio on loans originated by UPAM during the nine months ended September 30, 1997 was approximately 75%.

  UPAM's strategy emphasizes a more balanced retail and wholesale origination approach than many of its competitors. The retail division originates loans through the direct solicitation of borrowers by mail and telemarketing and accounted for $138.0 million, or 41%, of UPAM's total loan production during the nine months ended September 30, 1997. The wholesale division originates loans through independent loan brokers and accounted for $199.0 million, or 59%, of UPAM's total loan production during the same period.

  UPAM currently sells substantially all of its loan originations with servicing released to other mortgage companies and investors through whole loan packages offered for bid several times per month. During the nine months ended September 30, 1997, UPAM sold $273.1 million of loans through whole loan sales at a weighted average sales price equal to 105.9% of the original principal balance of the loans sold. UPAM expects to complete its first securitization of mortgage loans in December 1997 and, thereafter, to sell or securitize its loans on a periodic basis. No assurances can be given that UPAM will securitize its mortgage loans in the future or that any such securitizations will prove to be profitable if commenced. See "Risk Factors-- General--Securitizations."

 SUBPRIME MORTGAGE INDUSTRY

  The residential mortgage market can be separated into two major segments:
"prime" and "subprime." Prime borrowers comprise greater than 80% of the market and have credit quality and documentation that satisfy the requirements of the Government National Mortgage Association ("GNMA"), FNMA or FHLMC.

  Historically, the subprime mortgage loan market has been a highly fragmented niche market dominated by local brokers with direct ties to investors who owned and serviced this relatively higher margin, riskier product. Although there recently have been numerous new entrants into the subprime mortgage loan business, the Company believes that the subprime mortgage market is still highly fragmented.

 BUSINESS STRATEGY

  UPAM's strategic objective is to develop a national subprime residential mortgage business. In order to achieve this objective, UPAM intends to (i) continue to originate subprime mortgage loans through a balanced retail and wholesale network, (ii) develop the capability to securitize these loans and
(iii) over time develop an in-house collection capability to complement third-party sub-servicing. UPAM currently sells substantially all of its loan originations with servicing released to mortgage companies and investors through whole loan packages offered for bid several times per month. The Company expects to complete its first securitization of mortgage loans in December 1997 and, thereafter, to sell or securitize mortgage loans on a periodic basis.

  The Company believes that the subprime residential mortgage market is highly fragmented and that success in this market depends primarily on the ability to provide superior customer service and competitive pricing. UPAM seeks to (i) locate experienced loan officers in geographic proximity to large population centers, (ii) issue conditional loan approvals promptly, generally within 24 hours after receipt of an application, (iii) avoid imposing unnecessarily restrictive conditions on loan approvals, (iv) fund loans on a timely basis, generally within 15 to 20 days following conditional approval, and in accordance with approved terms, and (v) competitively price loans according to market conditions.

 OPERATING SUMMARY

  The following table presents a summary of UPAM's key operating and statistical results on a quarterly basis for the year ended December 31, 1996 and the nine months ended September 30, 1997.

                                                      FOR THE QUARTER ENDED
                          --------------------------------------------------------------------------------
                          MARCH 31, JUNE 30,  SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30,  SEPTEMBER 30,
                            1996      1996        1996          1996       1997      1997        1997
                          --------- --------  ------------- ------------ --------- --------  -------------
                                                      (DOLLARS IN THOUSANDS)
LOAN ORIGINATION
 STATISTICS
Loans originated........   $4,901   $15,168      $16,646      $34,796     $67,337  $108,481    $161,061
Number of loans
 originated.............       51       144          171          345         606       933       1,466
Average principal
 balance per loan.......   $   96   $   105      $    97      $   101     $   111  $    116    $    110
Weighted average
 interest rate
 Fixed-rate loans.......    10.21%    10.46%       11.61%       11.11%      10.60%    10.83%      10.78%
 Adjustable-rate loans..     9.46%    10.00%         9.6%        9.38%       9.27%     9.38%       9.51%
Weighted average loan-
 to-value ratio.........       70%       72%          72%          72%         73%       74%         76%
First mortgage loans....       91%       94%          96%          96%         97%       97%         97%
Fixed-rate loans........       42%       29%          10%           8%         11%       10%         16%
Owner occupied..........       92%       93%          92%          86%         86%       88%         85%
Retail origination......        7%        1%           8%          32%         35%       41%         44%
California..............       21%       16%          36%          46%         53%       58%         50%
BORROWER QUALITY
 STATISTICS(1)
AA or A-................       55%       67%          69%          67%         73%       71%         71%
B or C..................       40%       28%          28%          31%         23%       25%         25%
C- or D.................        5%        5%           3%           2%          4%        4%          4%
LOAN SALES STATISTICS
Loans sold ($)..........   $1,097   $ 4,226      $16,234      $28,585     $40,254  $ 92,463    $140,363
Average sales price
 (% of principal
 balance)...............       --    105.69%      105.32%      106.13%     106.15%   105.60%     105.73%
OPERATING STATISTICS
States loans originated
 in.....................        4         7            7            7          10        14          19
Retail loan offices.....       --        --            2            3           6         6           6
Retail loan officers....       --        --            7           17          41        59          79
Wholesale loan centers..        1         1            1            2           2         4           5
Wholesale account
 executives.............        3         3            5           10          33        34          38

--------

(1)See "--Loan Production by Borrower Risk Classification."

 LOAN ORIGINATION

  Retail Division. UPAM's retail origination growth strategy emphasizes geographic expansion and focused consumer marketing efforts through both direct mail and telemarketing. Although retail loan originations entail significantly higher operating costs than wholesale originations, the benefits of retail origination result from (i) greater fee retention to compensate for these costs and (ii) direct relationships with borrowers which create a more sustainable loan origination franchise and increased control over the lending process. During the nine months ended September 30, 1997, the retail division originated $138.0 million in loans, or 41%, of UPAM's total loan production. As of September 30, 1997, the retail division employed 79 loan officers, located in six retail locations. Three of these offices are located in California, and one each in Arizona, Colorado and Washington. UPAM intends to continue its retail geographic expansion by opening four additional retail locations during the remainder of 1997 in Albuquerque, Las Vegas, Portland and San Diego, and increasing the total number of its loan officers to approximately 100 by the end of 1997.

  The retail division has implemented an expansion plan designed to control the significant operating expenses associated with establishing new branch office locations. Under this plan, UPAM has housed several marketing groups responsible for specific geographic areas in one centrally located retail office, thereby reducing overhead while retaining locally-focused marketing efforts. As an example, only one greater Los Angeles retail office exists (in Orange), but it houses five distinct marketing groups responsible for the Pasadena, Orange, Long Beach, West Los Angeles and Riverside areas.

  UPAM targets markets for expansion based on demographics and its ability to recruit experienced sales office managers and other qualified personnel in particular markets. Retail marketing activities include direct mail, followed by outbound telemarketing calls from the local retail office. Telemarketing activities are aimed at identifying potential borrowers with subprime credit characteristics.

  The following table sets forth selected information relating to UPAM's retail loan originations during the periods shown.

                                            FOR THE QUARTER ENDED
                         ------------------------------------------------------------
                         SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30,  SEPTEMBER 30,
                             1996          1996       1997      1997        1997
                         ------------- ------------ --------- --------  -------------
                                           (DOLLARS IN THOUSANDS)
Loans originated........    $1,391       $11,158     $23,616  $44,151      $70,258
Number of loans
 originated.............        19           102         222      372          604
Average principal
 balance per loan.......    $   73       $   109     $   106  $   118      $   116
Weighted average loan-
 to-value ratio.........        63%           72%         74%      75%          77%
First mortgage loans....        97%           98%         98%      98%          98%
Property securing loan
  Owner occupied........        74%           72%         77%      83%          86%
  Non-owner occupied....        26%           28%         23%      17%          14%
Weighted average
 interest rate
  Fixed-rate loans......     10.11%        10.50%      10.28%   10.47%       10.48%
  Adjustable-rate
   loans................      8.65%         8.73%       8.95%    8.99%        9.03%

  Wholesale Division. UPAM's wholesale origination growth strategy emphasizes
(i) geographic expansion, (ii) expanding relationships with existing brokers through quality service, (iii) concentrating marketing efforts on a smaller number of high-volume brokers and (iv) developing correspondent relationships. The benefits of wholesale origination result from brokers conducting their own marketing and employing their own personnel to complete loan applications, allowing UPAM to quickly increase its loan origination volume through increased leverage of fixed costs. The wholesale division funded $199.0 million in loans, or 59% of UPAM's total loan production, during the nine months ended September 30, 1997. At September 30, 1997, the wholesale division had five loan centers located in Washington, Utah, California, Florida and Ohio, and employed 38 account executives. These loan centers maintain relationships with brokers that provide loans to UPAM. During the nine months ended September 30, 1997, UPAM originated loans through approximately 450 independent mortgage brokers, with the top 20 brokers generating 38% of those loans and the largest broker accounting for 8.0%.

  The following table sets forth selected information relating to wholesale loan originations during the periods shown.

                                              FOR THE QUARTER ENDED
                           ------------------------------------------------------------
                           SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30,  SEPTEMBER 30,
                               1996          1996       1997      1997        1997
                           ------------- ------------ --------- --------  -------------
                                             (DOLLARS IN THOUSANDS)
Loans originated........      $15,255      $23,637     $43,721  $64,330      $90,803
Number of loans
 originated.............          152          243         384      561          862
Average principal
 balance per loan.......      $   100      $    97     $   113  $   114      $   105
Weighted average loan-
 to-value ratio.........           73%          72%         73%      74%          75%
First mortgage loans....           96%          95%         96%      97%          96%
Property securing loan
   Owner occupied.......           93%          93%         91%      92%          85%
   Non-owner occupied...            7%           7%          9%       8%          15%
Weighted average
 interest rate
   Fixed-rate loans.....        11.93%       11.49%      10.83%   11.22%       10.99%
   Adjustable-rate
   loans................         9.67%        9.69%       9.44%    9.63%        9.89%

 PRODUCTS AND PRICING

  UPAM offers both fixed-rate loans and ARMs, as well as loans with an interest rate that is initially fixed for a period of time and subsequently converts to an adjustable-rate. Most of the ARMs originated by UPAM are offered at a lower initial interest rate and are subject to lifetime interest rate caps. At each interest rate adjustment date, UPAM adjusts the rate, subject to certain limitations on the amount of any single adjustment, until the rate charged equals the lower of the fully indexed rate or the lifetime interest rate cap. There can be no assurance, however, that the interest rate on these loans will reach the fully indexed rate if interest rates rise rapidly, to the level of the cap, the loans are pre-paid or in cases of foreclosure. UPAM's borrowers are classified under one of six subprime risk classifications, and loan products are available at different interest rates and with different origination points and fees depending on the particular borrower's risk classification. UPAM's maximum loan amount is generally $400,000 with an LTV of 90%, $500,000 with an LTV of 85% and $750,000 with an LTV of 75%. Loans over $750,000 are made on a case-by-case basis. Loans originated by UPAM during the nine months ending September 30, 1997 had an average loan amount of approximately $112,000 and an average LTV of approximately 75%. Unless prohibited by law or otherwise waived by UPAM upon the payment by the borrower of higher origination fees and a higher interest rate, UPAM generally imposes a prepayment penalty on the borrower. As of September 30, 1997, approximately 90% of UPAM's loans included a prepayment penalty.

 UNDERWRITING STANDARDS

  UPAM originates loans in accordance with underwriting criteria that generally do not satisfy traditional underwriting standards, such as those utilized by GNMA, FNMA or FHLMC, and therefore may result in rates of delinquencies and foreclosures that are higher, and may be substantially higher, than those rates experienced by loans underwritten in a more traditional manner. UPAM's underwriting guidelines are intended to evaluate the applicant's credit history and capacity to repay the loan, the value of the proposed collateral and the adequacy of such collateral for the loan. UPAM determines the loan terms, including interest rate and maximum LTV based upon the underwriting guidelines.

  Underwriters are required to have had either substantial subprime underwriting experience or substantial experience with UPAM in other aspects of the Company's subprime mortgage finance business before becoming part of UPAM's underwriting department. Underwriters are not given approval authority until their work has been reviewed by the Chief Credit Officer for a period of time and deemed satisfactory. No branch-based underwriter has an approval limit greater than $250,000. Two branch-based underwriters must approve loans over $250,000, with all loans over $400,000 requiring approval of the Chief Credit Officer or a designated corporate-based underwriter. Exceptions from these established guidelines are also subject to approvals, often at the corporate level. This approval process is reviewed periodically by the Board of Directors. The Chief Credit Officer periodically re-evaluates the authority levels of all underwriting personnel.

  UPAM's underwriting guidelines require a credit report on each applicant from a credit reporting company. UPAM's underwriters review the applicant's credit history based on the information contained in the application and reports available from credit reporting bureaus in order to determine if the applicant's credit history meets UPAM's underwriting guidelines. A number of factors determine a loan applicant's creditworthiness, including debt ratios, payment history and the combined LTV for all existing mortgages on a property. Based on this review, the underwriter assigns a preliminary rating to the application.

  Assessment of the applicant's ability to pay is one of the principal elements differentiating UPAM's underwriting process from methods employed by traditional lenders that may rely heavily on automated credit scoring tools. UPAM's underwriters review the applicant's credit profile to evaluate whether an impaired credit history is a result of previous adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner.

  All mortgaged properties are appraised by qualified independent appraisers prior to funding of the loan. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice. Review appraisals are required on substantially all wholesale loans (consistent with industry standards since the appraiser involved on a wholesale origination would generally not be on a list of approved appraisers maintained by UPAM) and retail loans where the appraisal was prepared by an appraiser who has not been approved by UPAM.

  UPAM has implemented a loan quality control process designed to ensure compliance with its policies and procedures. Prior to funding a loan, UPAM performs a pre-funding quality control audit which consists of verifying a loan applicant's credit and employment. UPAM also ensures that the documentation is complete once the loan is originated in order to facilitate its subsequent sale.

  The underwriting guidelines set forth in the following table, and the letter grades applied to each sub-prime borrower category, reflect solely the Company's internal standards, and may not be comparable to those used by other subprime mortgage lenders. UPAM continually evaluates its underwriting guidelines and periodically modifies the underwriting guidelines as required.

                                    CREDIT CRITERIA MATRIX (LTV'S UP TO 85%)
                         --------------------------------------------------------------
                                  AA                   A-                   B
                         -------------------- -------------------- --------------------
MORTGAGE                  Maximum one 30-day   Maximum two 30-day  Maximum four 30-day
RATING                   late payment and no  late payments and no  late payments and
LAST 12 MONTHS           60-day late payments 60-day late payments   one 60-day late
                            within last 12       within last 12    payment within last
                         months. Rolling 30-  months. Rolling 30-  12 months if LTV is
                            day lates NOT     day lates okay. Not  80% or less; no 60-
                          allowed. Not more    more than 29 days   day late payments if
                             than 29 days        delinquent at        LTV over 80%.
                            delinquent at           closing.       Rolling 30-day lates
                               closing.                            okay. Not more than
                                                                    59 days delinquent
                                                                       at closing.
                              EXCELLENT               GOOD             SATISFACTORY
CONSUMER CREDIT          -------------------- -------------------- --------------------
                           24-MONTH HISTORY     12-MONTH HISTORY     12-MONTH HISTORY
                         -------------------- -------------------- --------------------
All open and/or active   - Excellent credit   - Good credit prior  - Reasonably good
accounts in the review     prior 24 months.     12 months.           credit last 2
period, are considered     Isolated             Isolated             months. Isolated
when calculating the       incidences of        incidences of        incidences of
ratio of derogatory ac-    minor                minor                credit
counts to total ac-        delinquencies        delinquencies        delinquencies
counts.                    greater than 30      greater than 60      greater than 90
                           days will be         days will be         days will be
                           considered.          considered.          considered.
                           -Sufficient number   -Sufficient number   -Demonstrate
                           of accounts paid     of accounts paid     ability/
                           as agreed to         as agreed to         willingness to pay
                           offset isolated      offset isolated      majority of
                           incidences of        incidences of        accounts as
                           delinquencies        delinquencies        agreed.
                           greater than 30      greater than 60      -Evidence of
                           days.                days.                significant
                           -Evidence of         -Evidence of         delinquencies
                           significant          significant          greater than 90
                           delinquencies        delinquencies        days or 90 days
                           greater than 30      greater than 60      overdue are not
                           days not allowed.    days not allowed.    allowed.
                           -< 25% of credit     -< 35% of credit     -< 50% of credit
                           report items         report items         report items
                           derogatory in last   derogatory in last   derogatory in last
                           24 months.           12 months.           12 months.
                           -Minimum of 3        -Minimum of 3        -Minimum 3
                           accounts open for    accounts open for    accounts open for
                           6 months.            6 months.            6 months. If no
                                                                     minimum consumer
                                                                     credit,
                                                                     satisfactory "B"
                                                                     mortgage rating or
                                                                     VOR last 12 months
                                                                     required.
BANKRUPTCY               3 years since        2 years since        1 year since
FORECLOSURE              discharge/dismissal. discharge--Chapter   discharge--Chapter
                         Re-established       7.                   7.
                         excellent ("A")      2 years since filing 1 year since filing
                         credit since         Chapter 13.          Chapter 13.
                         discharge/dismissal. Must be discharged   Must be discharged
                         Minimum of 3         prior to loan        prior to loan
                         accounts open at     application.         application.
                         least 6 months. No   Re-established good  Re-established good
                         delinquency credit   ("A") credit since   ("B") credit since
                         report items since   discharge/dismissal. discharge/dismissal;
                         discharge/dismissal. Minimum of 3         or 18 months, if no
                                              accounts open at     re-established
                                              least 6 months. No   credit since
                                              delinquent credit    discharge/dismissal.
                                              items since
                                              discharge/dismissal.
                         No foreclosures last No foreclosures last No foreclosures last
                         3 years.             2 years.             2 years.
COLLECTION               No collections,      Generally, there     Generally, there
CHARGE-OFF               charge-offs allowed  should be no         should be no
                         in last 24 months.   collections or       collections or
                                              charge-offs in the   charge-offs in the
                                              last 12 months.      last 12 months.
TAX LIENS                No liens, judgments  No liens, judgments  No liens, judgments
JUDGMENTS                last 24 months       last 12 months       last 12 months

                                    CREDIT CRITERIA MATRIX (LTV'S UP TO 85%)
                         -------------------------------------------------------------
                                  C                    C-                   D
                         -------------------  -------------------  -------------------
MORTGAGE                 Maximum six 30-day,  Unlimited number of    Greater than one
RATING                    two 60-day and one   30-day and 60-day       120-day late
LAST 12 MONTHS               90-day late       late payments and   payment within last
                           payments within     one 90-day or 120-   12 months. Current
                           last 12 months.      day late payment       NOD allowed.
                            Rolling 30-day       within last 12
                           lates okay. Not    months. Current NOD
                          more than 89 days    allowed. Not more
                            delinquent at        than 119 days
                               closing.          delinquent at
                                                    closing.
                                 FAIR                 POOR                 POOR
CONSUMER CREDIT          -------------------  -------------------  -------------------
                           12-MONTH HISTORY     24-MONTH HISTORY     12-MONTH HISTORY
                         -------------------  -------------------  -------------------
All open and/or active   - Moderate to        - Majority of        - Majority of
accounts in the review     significant          credit report        credit report
period, are considered     credit               items derogatory     items derogatory
when calculating the       derogatories in      in last 12 months    in last 12
ratio of derogatory ac-    the past.            -Percentage of       months.
counts to total ac-        -Currently           derogatory credit    -Percentage of
counts.                    delinquent           items are not a      derogatory credit
                           accounts.            factor.              items are not a
                           -< 100% of credit                         factor.
                           report items
                           derogatory in
                           last 12 months.

                           This category
                           applies to
                           Borrowers who do
                           not have at least
                           3 accounts open
                           for a minimum of
                           6 months.
BANKRUPTCY               1 year since         Bankruptcy filed     Current bankruptcy
FORECLOSURE              bankruptcy filing    within last 12       or recent Chapter 7
                         date with some re-   months. Must be      dismissal or
                         established credit.  discharged prior to  discharge.
                         Must be discharged   loan application.    Current bankruptcy
                         prior to loan                             must be paid
                         application.                              through loan.
                         No foreclosures in   Foreclosures cured           N/A
                         last 12 months.      in last 12 months.
COLLECTION               Collections,         Collections,         Collections,
CHARGE-OFF               charge-offs last 12  charge-offs last 12  charge-offs last 12
                         months allowed.      months allowed.      months allowed.

                         Unpaid collections   Unpaid collections   Unpaid collections
                         in last 12 months    in last 12 months    in last 12 months
                         must be paid         must be paid         must be paid
                         through closing, or  through closing, or  through closing, or
                         a monthly payment    a monthly payment    a monthly payment
                         calculated and       calculated and       calculated and
                         included in the      included in the      included in the
                         borrower's DTI.      borrower's DTI.      borrower's DTI.
                         Unpaid charge-offs   Unpaid charge-offs   Unpaid charge-offs
                         may remain, no       may remain, no       may remain, no
                         monthly payment      monthly payment      monthly payment
                         calculation          calculation          calculation
                         required.            required.            required.
TAX LIENS                Liens, judgments     Liens, judgments     Liens, judgments
JUDGMENTS                last 12 months       last 12 months       last 12 months

 LOAN PRODUCTION BY BORROWER RISK CLASSIFICATION

  The following table sets forth information concerning UPAM's loan production by subprime borrower risk classification for the periods shown. The letter grades applied to each subprime borrower category reflect solely the Company's internal standards, and may not be comparable to those used by other subprime mortgage lenders.

                                            FOR THE QUARTER ENDED
                         -----------------------------------------------------------
                         SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30, SEPTEMBER 30,
                             1996          1996       1997      1997       1997
                         ------------- ------------ --------- -------- -------------
AA Risk Grade
  Percent of total
   originations.........       15%           14%        20%       27%        32%
  Weighted average loan-
   to-value ratio.......       74%           74%        75%       75%        75%
  Weighted average
   interest rate........     8.91%         9.65%      8.88%     9.06%      9.22%
A- Risk Grade
  Percent of total
   originations.........       54%           53%        53%       44%        39%
  Weighted average loan-
   to-value ratio.......       71%           71%        74%       76%        76%
  Weighted average
   interest rate........     9.48%         9.19%      9.28%     9.15%      9.55%
B Risk Grade
  Percent of total
   originations.........       24%           26%        21%       21%        21%
  Weighted average loan-
   to-value ratio.......       75%           73%        72%       75%        78%
  Weighted average
   interest rate........    10.43%         9.69%      9.56%     9.77%     10.17%
C Risk Grade
  Percent of total
   originations.........        4%            5%         2%        4%         4%
  Weighted average loan-
   to-value ratio.......       66%           69%        70%       69%        70%
  Weighted average
   interest rate........    11.53%        10.94%     10.81%    10.33%     10.61%
C- Risk Grade
  Percent of total
   originations.........        1%            2%         1%        2%         2%
  Weighted average loan-
   to-value ratio.......       55%           66%        68%       64%        69%
  Weighted average
   interest rate........    12.23%        11.54%     11.58%    11.17%     10.89%
D Risk Grade
  Percent of total
   originations.........        2%           --          3%        2%         2%
  Weighted average loan-
   to-value ratio.......       54%           53%        64%       59%        64%
  Weighted average
   interest rate........    13.25%        13.25%     12.61%    11.95%     12.88%


 LOAN PRODUCTION BY GEOGRAPHIC DISTRIBUTION

  The following table sets forth the percentage of UPAM's loans (based upon dollar amounts) originated by state for the periods shown.

                                            FOR THE QUARTER ENDED
                         -----------------------------------------------------------
                         SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30, SEPTEMBER 30,
                             1996          1996       1997      1997       1997
                         ------------- ------------ --------- -------- -------------
California..............       36%          46%         53%      58%         50%
Washington..............       31%          27%         19%      12%         17%
Utah....................       22%          23%         13%      11%          5%
Colorado................        6%           1%          6%       5%          6%
Arizona.................      --           --            5%       5%          6%
Florida.................      --           --          --       --            5%
Oregon..................        2%           1%          1%       5%          2%
Ohio....................      --           --          --       --            2%
All others combined.....        3%           2%          3%       4%          7%
                              ---          ---         ---      ---         ---
  Total.................      100%         100%        100%     100%        100%
                              ===          ===         ===      ===         ===

 LOAN SALES AND SECURITIZATIONS

  Whole Loan Sales. During the nine months ended September 30, 1997, UPAM sold $273.1 million of mortgage loans through whole loan sales at a weighted average sales price equal to 105.9% of the original principal balance of the loans sold.

  Whole loan sales are made on a non-recourse basis pursuant to a purchase agreement containing customary representations and warranties by UPAM regarding the underwriting criteria applied by UPAM in the origination process. In the event of a breach of such representations and warranties, UPAM may be required to repurchase or substitute loans. In addition, UPAM sometimes commits to repurchase or substitute a loan if a payment default occurs within the first month following the date the loan is funded, unless other arrangements are made between UPAM and the purchaser. UPAM also is required in some cases to repurchase or substitute a loan if the loan documentation is alleged to contain fraudulent misrepresentations made by the borrower. UPAM's repurchase history to date has been minimal.

  UPAM seeks to maximize its premium on whole loan sales revenue by closely monitoring institutional purchasers' requirements and focusing on originating the types of loans that meet those requirements and for which institutional purchasers tend to pay higher premiums. During the nine months ended September 30, 1997, UPAM sold loans to 13 institutional purchasers, three of which purchased approximately 76% of the loans sold by UPAM in this period.

  Securitizations. UPAM expects to complete its first securitization of mortgage loans in December 1997 and, thereafter, to sell or securitize loans on a periodic basis. Whether, when and how significantly UPAM enters the securitization market will depend upon economic and secondary market conditions and available financial resources. See "Risk Factors--General-- Securitizations."

 LOAN SERVICING AND DELINQUENCIES

  UPAM currently sells substantially all of its loans on a servicing released basis. All loans held for sale, and those loans that cannot be sold, are serviced and held by the Bank. The Bank subcontracts with a third-party sub-servicer to conduct its servicing operations, and monitors the sub-servicer's activities to ensure that they comply with its guidelines. As UPAM begins the securitization of its mortgage loans, it expects to continue to use a third party sub-servicer to perform payment processing, account maintenance, tax and insurance escrow accounting and other primary servicing activities, but may develop expanded in-house capabilities for delinquency, foreclosure and REO activities management.

  UPAM began receiving applications for mortgage loans under its regular lending programs in January 1996 and to date has sold substantially all of its loans on a whole loan, servicing released basis. Accordingly, UPAM does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating future delinquency, loss and prepayment data with respect to its loans.

INSURANCE PREMIUM FINANCE

 BUSINESS OVERVIEW

  In May 1995, the Company entered a joint venture with BPN under the name "ClassicPlan." Under this joint venture, which commenced operations in September 1995, (i) the Bank underwrites and finances automobile insurance premiums in California and (ii) BPN markets this financing primarily to independent insurance agents that sell automobile insurance in California and, thereafter, services such loans for the Bank. IPF targets drivers who are classified by insurance companies as non-standard or high risk for a variety of reasons, including age, driving record, a lapse in insurance coverage or ownership of high value or high performance automobiles. Insurance companies that underwrite insurance for such drivers, including those participating in the assigned risk programs established by California law, generally either do not offer financing of insurance premiums or do not offer terms as flexible as those offered by IPF.

  Customers are directed to BPN through a non-exclusive network of insurance brokers and agents who sell automobile insurance and offer financing through programs like those offered by IPF. On a typical twelve-month insurance policy, the borrower makes a cash down payment of 15% or 20% of the premium (plus certain fees) and the balance is financed under a contract that contains a payment period of shorter duration than the policy term. In the event that the insured defaults on the loan, the Bank has the right to obtain directly from the insurance company the unearned insurance premium held by the insurance company, which can then be applied to the outstanding loan balance (premiums are earned by the insurance company over the life of the insurance policy). Each contract is designed to ensure that, at any point during the term of the underlying policy, the unearned premium under the insurance policy exceeds the unpaid principal amount due under the contract. Under the terms of the contract, the insured grants IPF a power of attorney to cancel the policy in the event the insured defaults under the contract. Upon cancellation, the insurance company is required by California law to remit the unearned premium to IPF which, in turn, offsets this amount against any amounts due from the insured. IPF does not sell or have the risk of underwriting the underlying insurance policy. IPF seeks to minimize its credit risk by (i) perfecting a security interest in the unearned premium, (ii) avoiding concentrations of policies with insurance companies that are below certain industry ratings and
(iii) doing business to date only in California which maintains an insurance guaranty fund which protect consumers and insurance premium finance companies against losses from failed insurance companies.

  In addition to insurance premiums, IPF will also finance broker fees (i.e., fees paid by the insured to the agent). If a policy cancels, the agent repays any unearned broker fee financed by IPF. Broker fee financing represents approximately 2% of total loans outstanding. At September 30, 1997, approximately 75% of all broker fee financing was to a single insurance agency. When IPF agrees to finance an agent's broker fees, a credit limit is established for the agent. Generally, agents are required to deposit with the Bank an amount equal to 25% of its credit limit to mitigate IPF's losses on broker fees financed. To date, the Bank has not charged-off a broker fee balance.

  The Company's portfolio of insurance premium finance contracts has grown from 66,247 contracts in the aggregate gross amount of $31.3 million at September 30, 1996 to 123,371 contracts in the aggregate gross amount of $47.3 million at September 30, 1997, primarily as a result of the adoption in California of mandatory automobile insurance. These contracts were originated solely in California by over 450 agents and were secured by policies underwritten by over 200 insurance companies.

 RELATIONSHIP WITH BPN

  BPN is headquartered in Chino, California, and markets the Company's insurance premium finance program under the trade name "ClassicPlan." The Company believes that IPF is the second largest provider of financing for consumer automobile insurance premiums in California. On a very limited basis, IPF also finances insurance premiums for businesses purchasing property, casualty and liability insurance. At September 30, 1997, BPN had two stockholders and 47 employees.

  BPN solicits insurance agents and brokers to submit their clients' financing requests to the Bank. BPN is responsible for monitoring the agents' performance and IPF's compliance with applicable consumer protection, disclosure and insurance laws, and providing customer service, data processing and collection services to IPF. The Bank pays fees to BPN for these services. The amount of these fees is based on fixed charges, which include a loan service fee per contract and cancellation fees charged by the Bank, and the earnings of the loan portfolio, which include (i) 50% of the interest earned on portfolio loans after the Bank subtracts a specified floating portfolio interest rate and (ii) 50% of late fees and returned check fees charged by the Bank. Additionally, BPN and the Bank share equally (i) certain collection and legal expenses which may occur from time-to-time, (ii) all net loan losses experienced on the insurance premium loan portfolio and (iii) all net losses up to $375,000 experienced on the broker fees loan portfolio. BPN bears losses over $375,000 experienced on the broker fees loan portfolio.

  The stockholders of BPN have entered into certain guaranty agreements in favor of the Bank whereby they agree to pay any sums owed to the Bank and not paid by BPN. The total potential liability of the guarantors to the Bank is limited to $1,250,000 plus any amounts by which BPN is obligated to indemnify the Bank. Under these guaranties, all debts of BPN to the guarantors are subordinated to the full payment of all obligations of BPN to the Bank.

  The Company has entered into an option agreement with BPN and its stockholders whereby the Company may purchase all of the issued and outstanding shares of BPN (the "Share Option") and all additional shares of any BPN affiliate which may be organized outside of California (the "Affiliate Share Option"). The option period expires March 31, 2005. The Company has agreed not to exercise the Share Option prior to April 29, 1999 unless BPN or its stockholders have breached their outstanding agreements with the Company. Until the date occurring 90 days after delivery to the Company of a notice stating that BPN has had $30,000,000 or more in loans outstanding for the six months preceding delivery of such notice, which notice cannot be delivered prior to October 29, 1999, the Company may exercise the Share Option for $3,250,000 and must pay a $750,000 noncompete payment to certain stockholders and key employees of BPN (the "Noncompete Payment"). If the Share Option is exercised any time thereafter, the Noncompete Payment will be made and the option exercise price shall be the greater of (a) $3,250,000 or (b) four times BPN's pre-tax earnings for the twelve complete consecutive calendar months immediately preceding the date of exercise less the Noncompete Payment. The Affiliate Share Option may not be exercised independently of the Share Option. The exercise price of the Affiliate Share Option will equal the sum of four times BPN Affiliate's pre-tax earnings for the twelve month period prior to exercise.

 AUTOMOBILE INSURANCE PREMIUM FINANCE INDUSTRY

  Insurance Finance. The private passenger automobile insurance industry in the United States is estimated by A.M. Best Company ("A.M. Best"), a provider of independent ratings on the financial strength and claims payment ability of insurance companies, to have been a $109 billion market in annual premium volume during 1996, with nonstandard automobile insurance comprising $23 billion of this market. Although reliable data concerning the size and composition of the personal lines premium finance market is not available, the Company believes that the industry is highly fragmented with no independent insurance premium finance company accounting for a significant share of the market.

  The Company believes that the insurance premium finance industry is attractive for the following reasons: (i) the nonstandard automobile insurance premium market has grown rapidly in recent years, growing 56.7% over the past five years; (ii) the insurance premium finance industry is consolidating nationwide as both producers and insurance companies reduce the number of their relationships with insurance premium finance companies; and (iii) additional states may follow California in legislating mandatory insurance coverage for all motorists. The Company believes that the insurance premium finance industry in California is somewhat more concentrated than elsewhere in the nation, with several long-established competitors.

  California Insurance Laws. Under current law, automobiles in the state of California cannot be registered without providing proof of automobile insurance or posting required bonds with the Department of Motor Vehicles.

  In California, as in most states, insurance companies fall into one of two categories, admitted or non- admitted. All insurance companies licensed to do business in California are required to be members of the California Insurance Guarantee Association ("CIGA"), and are classified as "admitted" companies. CIGA was established to protect insurance policyholders in the event the company that issued a policy fails financially, and to establish confidence in the insurance industry. Should an insurance company fail, CIGA is empowered to raise money by levying member companies. CIGA pays off claims against insurance companies, which protects both the customer and the premium financiers should an admitted insurance company fail. In such event, CIGA will refund any unearned premiums. This provides protection to companies, such as IPF, that provide insurance premium financing. As a result, IPF's policy is to limit financing of insurance policies issued by non-admitted carriers to less than 5% of its total portfolio. At September 30, 1997, policies issued by non-admitted carriers comprised 1.04% of IPF's total portfolio.

  Because insurance companies will not voluntarily insure drivers whom they consider to be excessively high risk, California has a program called the California Automobile Assigned Risk Program ("CAARP"), to which all admitted companies writing private passenger automobile insurance policies must belong. This 43-year-old program is an insurance plan for high-risk, accident-prone drivers who are unable to purchase insurance coverage from regular insurance carriers. CAARP policies are distributed to the admitted companies in proportion to their share of California's private passenger automobile insurance market. The companies participating in CAARP do not have any discretion in choosing the customers they insure under the program. The customers are arbitrarily assigned to them by CAARP. Although CAARP offers financing of its policy premiums, its terms are not as competitive as the insurance premium finance companies and, therefore, many CAARP policies are financed by others. At September 30, 1997, approximately 32.8% of the insurance policies financed by IPF were issued under CAARP.

 BUSINESS STRATEGY

  IPF's business strategy is to profitably increase the volume of contracts originated and maintained in its portfolio by expanding its relationships with insurance brokers and agents and insurance companies in California and, potentially, in other states. IPF intends to implement this strategy by:

  . Strengthening its relationships with insurance brokers and agents by offering a variety of high-quality support services (e.g., computer hardware and software and customer reports) designed to enable them to better serve their customers;

  . Investing additional resources to ensure IPF's ability to continue to provide technologically advanced and efficient contract origination and servicing systems and support services;

  . Expanding its other insurance lines of business (e.g., commercial, property, casualty and liability insurance); and

  . Expanding the Company's operations into new states either through the joint venture with BPN or the acquisition of existing insurance premium finance businesses in those states.

 OPERATING SUMMARY

  The following table presents a summary of IPF's key operating and statistical results for the year ended December 31, 1996 and the nine months ended September 30, 1997.

                                                               AT OR FOR THE
                                             AT OR FOR THE          NINE
                                              YEAR ENDED       MONTHS  ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                                  (DOLLARS IN THOUSANDS,
                                                EXCEPT PORTFOLIO AVERAGES)
OPERATING DATA
Loan originations........................       $99,012           $117,119
Loans outstanding at period end..........       $32,058           $ 47,287
Average gross yield(1)...................         19.18%             19.84%
Average net yield(1).....................         13.62%             14.04%
Allowance for loan losses................       $   504           $    605
LOAN QUALITY DATA
Allowance for loan losses (% of loans
 outstanding)............................          1.57%              1.28%
Net charge-offs (% of average loans
 outstanding)(2).........................          0.38%              0.27%
Delinquencies (% of loans
 outstanding)(3).........................          1.18%              1.76%
PORTFOLIO DATA
Average monthly loan originations (number
 of loans)...............................         6,986             11,061
Average loan size at origination.........       $ 1,180           $  1,176
Commercial insurance policies (% of loans
 outstanding)............................           1.6%               1.5%
CAARP policies (% of loans outstanding)..          19.8%              32.8%
Cancellation rate (% of premiums
 financed)...............................          45.0%              44.0%

--------
(1) Gross yield represents total rates and fees paid by the borrower. Net yield represents the yield to the Bank after interest and fee sharing with BPN.
(2) Includes only the Bank's 50% share of charge-offs. Information for the nine months ended September 30, 1997 is annualized for comparability with year end information.
(3) This statistic measures delinquencies on canceled policy balances. Since IPF seeks recovery of unearned premiums from the insurance companies, which can take up to 90 days, loans are not considered delinquent until more than 90 days past due.

 PRODUCTS AND PRICING

  IPF charges 18% to 20% annualized interest (depending on the amount financed) and a $40 processing fee per contract, which the Company believes is competitive in IPF's industry. In addition, contracts provide for the payment by the insured of a delinquency charge and, if the default results in cancellation of any insurance policy listed in the contract, for the payment of a cancellation charge. Certain of these finance charges and fees are shared with BPN. See "--Relationship with BPN." The insured makes a minimum 15% down payment on an annual policy and pays the remainder in a maximum of ten monthly payments.

  IPF designs its programs so that the unearned premium is equal to or greater than the remaining principal amount due on the contract by requiring a down payment and having a contract term shorter than the underlying policy term.

 SALES AND MARKETING

  IPF currently markets its insurance premium finance program through a network of over 450 agents, primarily located in Los Angeles, Orange and San Bernardino counties. Relationships with agents are established by BPN's marketing representatives. The Company believes that IPF has been able to attract and maintain its relationship with agents by offering a higher level of service than its competitors. IPF focuses on providing each agent with up-to-date information on its customers' accounts, which allows the agent to service customers' needs and minimize the number of policies that are canceled. Many of IPF's largest agents have computer terminals provided by BPN in their offices which allow on-line access to customer information. Agents for IPF receive their producer fees ($20, equal to 50% of the aforementioned $40 processing fee per contract) in 30 days, as opposed to some of IPF's competitors, who hold back 50% of the fee as collateral against early cancellations. IPF does not require return of this $20 producer fee for early policy cancellation unless the policy pays off in the first 30 days.

  To minimize its exposure to reliance on a limited number of agents, the Company has instituted portfolio guidelines generally limiting the dollar amount of contracts originated by any agent to 15% of IPF's total portfolio. The Company performs a quarterly analysis of all agents based on information provided by BPN. At September 30, 1997, IPF had one agent that exceeded the 15% portfolio parameter, accounting for 19.2% of IPF's total portfolio.

 UNDERWRITING STANDARDS

  IPF is a secured lender, and upon default, relies on its security interest in the unearned premium held by the insurance company. IPF can, however, suffer a loss on an insurance premium finance contract for four reasons: (i) loss of all or a portion of the unearned premium due to its failure to cancel the contract on a timely basis; (ii) an insolvency of the insurance company holding the unearned premium not otherwise covered by CIGA; (iii) inadequacy of the unearned premium to cover charges in excess of unpaid principal amount; and (iv) cost of collection and administration, including the time value of money, exceeding the unpaid principal and other charges due under the contract. For the nine months ended September 30, 1997, IPF canceled for nonpayment contracts representing approximately 44% of all premiums financed. Careful administration of contracts is critical to protecting IPF against loss.

  Credit applications are taken at the insurance agent's office. Given the secondary source of repayment on unearned premiums due from the insurance company on a canceled policy, and in most cases, access to CIGA, IPF does not carry out a credit investigation of a borrower on loans under $25,000. At September 30, 1997, IPF had no insurance premium finance loans with an original principal amount over $25,000.

 SERVICING AND COLLECTION

  The Company believes that an efficient and accurate servicing and collection system is the most important management tool that an insurance premium financing company can use to protect itself from losses as a result of an insured's default on a contract. The insurance premium finance industry is acutely time sensitive because insurance premiums are earned each day that an insurance policy remains in effect, thus reducing, on a daily basis, the collateral support provided by the unearned premium.

  BPN's current computer system is an Advisor 216x, manufactured by Computer Design Systems, Inc. of Minneapolis. The system uses a UNIX operating system and is based on RISC architecture. Although this system satisfies IPF's current requirements for (i) application processing, (ii) payment processing and collections and (iii) monitoring and reporting, and has significant capacity remaining, BPN is developing a new generation of Oracle-based management information system software which will provide complete online, real-time information processing services. In addition, the system will provide direct electronic processing of many processing functions that currently are paper intensive.

  Billing Process. A customer's monthly payments are recorded in BPN's computer system on the date of receipt. BPN's computer system is designed to provide protection against principal loss by automatically canceling a policy no later than 18 days after the customer's latest payment due date. If a payment is not received on its due date, BPN's computer system automatically prints a notice of intent to cancel and assesses a late fee which is mailed to the insured and his or her insurance agent stating that payment must be received within 18 days after the due date or IPF will cancel the insurance policy. If payment is received within the 18 day period, BPN's computer system returns the account to normal status.

  Collections Process. If IPF does not receive payment within the statutory period set forth in the notice of intent to cancel, BPN's computer system will automatically generate a cancellation notice on the next business day, instructing the insurance company to cancel the insured's insurance policy and refund any unearned premium directly to IPF for processing.

  Although California law requires the insurance company to refund unearned premiums within 30 days of the cancellation date, most insurance companies pay on more extended terms. After cancellation, IPF charges certain allowable fees and continues to earn interest. Although the gross return premium may not fully cover the fees and accrued interest owed to IPF by the insured, principal generally is fully covered. Policies which are canceled in the first two months generally have a greater risk of loss of fees.

  IPF charges against income a general provision for possible losses on finance receivables in such amounts as management deems appropriate. Case-by-case direct write-offs, net of recoveries on finance receivables, are charged to IPF's allowance for possible losses. This allowance amount is reviewed periodically in light of economic conditions, the status of the outstanding contracts and other factors.

  Insurance Company Failure. One of the principal risks involved in financing insurance premiums is the possible insolvency of an insurance company. Another risk is that an insurance company's financial circumstances cause it to delay its refunds of unearned premiums. Either event can adversely affect the yield to an insurance premium finance company on a contract. Despite the protection afforded by CIGA, IPF also reviews the ratings assigned to the insurance companies by A.M. Best or their financial statements. To minimize its exposure to risks resulting from the insolvency of an insurance company, IPF limits the number of policies financed that are issued by insurance companies rated "B" or lower by A.M. Best.

AUTOMOBILE FINANCE

 BUSINESS OVERVIEW

  The Company entered the subprime automobile finance business in February 1996 through the establishment of United Auto Credit Corporation, as a subsidiary of the Bank. UACC purchases auto contracts primarily from dealers in used automobiles, approximately 75% of which are independent dealers and 25% of which are franchisees of automobile manufacturers. The borrowers on contracts purchased by UACC are classified as subprime because they typically have limited credit histories or credit histories that preclude them from obtaining loans through traditional sources. UACC maintains seven branch offices located in California and one each in Arizona and Utah. At September 30, 1997, UACC's portfolio contained 3,619 auto contracts in the aggregate gross amount of $32.0 million, excluding unearned finance charges of $8.8 million.

 SUBPRIME AUTOMOBILE FINANCE INDUSTRY

  Automobile financing is one of the largest consumer finance markets in the United States. In general, the automobile finance industry can be divided into two principal segments: a prime credit market and a subprime credit market. Traditional automobile finance companies, such as commercial banks, savings institutions, thrift and loan companies, credit unions and captive finance companies of automobile manufacturers, generally lend to the most creditworthy, or so-called prime, borrowers. The subprime automobile credit market, in which UACC operates, provides financing to borrowers who generally cannot obtain financing from traditional lenders.

  Historically, traditional lenders have not serviced the subprime market or have done so only through programs that were not consistently available. Recently, however, independent companies specializing in subprime automobile financing and subsidiaries of larger financial services companies have entered this segment of the automobile finance market, but it remains highly fragmented, with no company having a significant share of the market.

 BUSINESS STRATEGY

  UACC's business strategy includes controlled growth at the branch level, with limited volume goals and the gradual addition of new branches. Each branch is targeted to generate between $650,000 and $750,000 in gross contracts per month within four months of opening. The Company believes that UACC's strategy of (i) controlled growth, (ii) disciplined underwriting, (iii) strong internal audit procedures and (iv) focused servicing and collection efforts at the branch level, will result in sustainable profitability and lower levels of delinquency and loss than those experienced by many of its competitors, whose rapid growth has resulted in portfolio quality problems.

  The Company believes that the subprime automobile finance market is inconsistently or poorly serviced by the consumer finance industry. As a result, UACC's strategy is to differentiate itself by providing dealers with consistent, same day decisions and rapid funding of approved contracts. The Company believes that UACC is also more flexible than some of its competitors in financing older, higher mileage vehicles and maintenance warranties. During the nine months ended September 30, 1997, UACC approved 13.7% and funded 12.2% of the applications for auto contracts it received.

 OPERATING SUMMARY

  The following table presents a summary of UACC's key operating and statistical results for the year ended December 31, 1996 and the nine months ended September 30, 1997.

                                                                AT OR FOR THE
                            AT OR FOR THE YEAR ENDED          NINE MONTHS ENDED
                                DECEMBER 31, 1996            SEPTEMBER 30, 1997
                            -------------------------        ----------------------
                            (DOLLARS IN THOUSANDS, EXCEPT PORTFOLIO DATA)
OPERATING DATA
Gross contracts
 purchased................          $               12,216        $               29,442
Gross contracts
 outstanding..............          $               10,830        $               32,037
Unearned finance charges..          $                3,271        $                8,810
Net contracts
 outstanding..............          $                7,559        $               23,227
Average purchase
 discount.................                            10.0%                         10.0%
APR to customers..........                            21.0%                         21.1%
Allowance for loan
 losses...................          $                  557        $                1,500
LOAN QUALITY DATA
Allowance for loan losses
 (% of net contracts).....                            7.37%                         6.46%
Delinquencies (% of net
 contracts)
 31-60 days...............                            0.38%                         0.66%
 61-90 days...............                            0.34%                         0.11%
 90+ days.................                             --                           0.30%
Net charge-offs (% of
 average net
 contracts)(3)............                            1.50%                         4.97%
Repossessions (net) (% of
 average net contracts)......                         3.24%                         0.92%
PORTFOLIO DATA
Used vehicles.............                            98.7%                         99.0%
Vehicle age at time of
 contract (years).........                             6.4                           6.5
Original contract term
 (months).................                            37.0                          38.2
Gross amount financed to
 WSBB(1)..................                             119%                          116%
Net amount financed to
 WSBB(2)..................                             109%                          104%
Net amount financed per
 contract.................          $                7,399        $                7,413
Down payment..............                              22%                           21%
Monthly payment...........          $                  269        $                  269
OTHER DATA
Number of offices.........                               4                             9
Percent of contracts
 funded to applications
 received.................                            15.9%                         12.2%

--------
(1)  WSBB represents Kelly Wholesale Blue Book for used vehicles.
(2) Net amount financed equals the gross amount financed less unearned finance charges or discounts.
(3) Information for the nine months ended September 30, 1997 is annualized for comparability to year end information.

 PRODUCTS AND PRICING

  UACC targets transactions which involve (i) a used automobile with an average age of five to eight years, (ii) an average original contract term of 38 to 42 months and (iii) an average liquidation period of 24 to 28 months.

  The financial profile of the target transaction includes (i) an amount financed (before taxes, license, warranty and discount) equal to 95% to 100% of invoice for new vehicles or current WSBB for used vehicles (after tax, license, warranty and discount, the amount financed is targeted at 105% to 110%), (ii) a contract rate and discount which yields 28.5%, (iii) an amount financed of $7,000 to $10,000, with a down payment of 15% to 20%, and (iv) a monthly payment from $225 to $325.

  The target profile of a UACC borrower includes (i) time on the job of three to five years, (ii) time at current residence of three to five years, (iii) a ratio of total debt to total income of 33% to 37% and (iv) a ratio of total monthly automobile payments to total monthly income of 12% to 15%.

  The application for an auto contract is taken by the dealer. UACC purchases the auto contract from the dealer at a discount which increases the effective yield on such contract. For the quarter ended September 30, 1997, the Company allocated 70% of the discount to the allowance for loan losses, representing 7% of the gross contract amount. Management periodically reviews the portion of the discount allocated to the allowance for loan losses in light of the Company's operations.

 SALES AND MARKETING

  UACC markets its financing program to both independent used and franchised automobile dealers. UACC's marketing approach emphasizes scheduled calling programs, marketing materials and consistent follow-up. The Company uses facsimile software programs to send marketing materials to established dealers and potential dealers on a twice weekly basis in each branch market. UACC's experienced local staff seeks to establish strong relationships with dealers in their vicinity.

  UACC solicits business from dealers through its branch managers who meet with dealers and provide information about UACC's programs, train dealer personnel in UACC's program requirements and assist dealers in identifying consumers who qualify for UACC's programs. In order to both promote asset growth and achieve required levels of credit quality, UACC compensates its branch managers on a salary with a bonus (up to 20% of base salary per year) that requires the achievement of delinquency, charge-off, volume and return on average assets targets established for the branch, as well as satisfactory audit results.

  As of September 30, 1997, UACC directly marketed its programs to dealers through its nine branch offices in California, Utah and Arizona.

                                                GROSS       NUMBER OF CONTRACTS
                                              CONTRACTS          PURCHASED
                                             OUTSTANDING    OVER THE NINE MONTHS
                                           AT SEPTEMBER 30, ENDED SEPTEMBER 30,
BRANCH LOCATION           DATE ESTABLISHED       1997               1997
---------------           ---------------- ---------------- --------------------
                                            (IN THOUSANDS)
Irvine, CA...............  March 1996          $ 9,841               675
San Diego, CA............  June 1996             6,436               542
Riverside, CA............  September 1996        5,918               629
San Jose, CA.............  November 1996         3,920               375
Los Angeles, CA..........  March 1997            3,035               307
San Fernando, CA.........  May 1997              1,938               208
Upland, CA...............  July 1997               615                67
Salt Lake City, UT.......  August 1997             268                31
Phoenix, AZ..............  September 1997           66                 9
                                               -------             -----
                                               $32,037             2,843
                                               =======             =====

  When a UACC branch decides to begin doing business with a dealer, a dealer profile and investigation worksheet are completed. UACC and the dealer enter into an agreement that provides UACC with recourse to the dealer in cases of dealer fraud or a breach of the dealer's representations and warranties. When UACC holds auto contracts aggregating $50,000 or more from a dealer, UACC obtains a Dun and Bradstreet Analysis Report for such dealer. Branch management periodically monitors each dealer's overall performance and inventory to ensure a satisfactory quality level, and regional managers regularly conduct audits of the dealer's performance.

  The following table sets forth certain data for auto contracts purchased by UACC for the periods indicated.

                                                 FOR THE QUARTER ENDED
                          --------------------------------------------------------------------
                          JUNE 30, SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30, SEPTEMBER 30,
                            1996       1996          1996       1997      1997       1997
                          -------- ------------- ------------ --------- -------- -------------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER CONTRACT AMOUNTS)
Gross amount of
 contracts..............   $2,628     $4,022        $5,351     $7,686    $9,520     $12,236
Average original term of
 contracts (months).....     36.9       36.9          37.0       36.1      38.0        38.2

  At September 30, 1997, 99.0% of UACC's auto contracts were written by California branch locations. In the quarter ended September 30, 1997, UACC expanded into Salt Lake City and Phoenix, and UACC intends to open an office in Portland by the end of 1997. In addition to diversifying its geographic concentrations, UACC intends to maintain a broad dealer base to avoid dependence on a limited number of dealers. At September 30, 1997, no dealer accounted for more than 2.8% of UACC's portfolio and the ten dealers from which UACC purchased the most contracts accounted for approximately 20.7% of the portfolio in the aggregate.

 UNDERWRITING STANDARDS AND PURCHASE OF CONTRACTS

  Underwriting Standards and Purchase Criteria. Dealers submit credit applications directly to UACC's branches. UACC uses credit bureau reports in conjunction with information on the credit application to make a final credit decision or a decision to request additional information. Only credit bureau reports that have been obtained by UACC are acceptable.

  UACC's credit policy places specific accountability for credit decisions directly within the branches. The branch manager or assistant branch manager reviews all credit applications. In general, no branch manager will have credit approval authority for contracts greater than $15,000. Any transaction that exceeds a branch manager's approval limit must be approved by UACC's Regional Manager, Operations Manager or President.

  Verification. Upon approving or conditioning any application, all required stipulations are presented to the dealer and must be satisfied before funding.

  All dealers are required to provide UACC with written evidence of insurance in force on a vehicle being financed when submitting the contract for purchase. Prior to funding a contract, the branch must verify by telephone with the insurance agent the customer's insurance coverage with UACC as loss payee. If UACC receives notice of insurance cancellation or non-renewal, the branch will notify the customer of his or her contractual obligation to maintain insurance coverage at all times on the vehicle. However, UACC will not "force place" insurance on an account if insurance lapses and, accordingly, UACC bears the risk of an uninsured loss in these circumstances.

  Post-Funding Quality Reviews. UACC's Regional Manager and Operations Manager complete quality control reviews of the newly originated auto contracts. These reviews focus on compliance with underwriting standards, the quality of the credit decision and the completeness of auto contract documentation. Additionally, UACC's Regional Manager and Operations Manager complete regular branch audits that focus on compliance with UACC's policies and procedures and the overall quality of branch operations and credit decisions.

 SERVICING AND COLLECTION

  UACC services at the branch level all of the auto contracts it purchases.

  Billing Process. UACC sends each borrower a coupon book. All payments are directed to the customer's respective UACC branch. UACC also accepts payments delivered to the branch by a customer in person.

  Collection Process. UACC's collection policy calls for the following sequence of actions to be taken with regard to all problem loans: (i) call the borrower at one day past due; (ii) immediate follow-up on all broken promises to pay; (iii) branch management review of all accounts at ten days past due; and (iv) Regional Manager or Operations Manager review of all accounts at 45 days past due.

  UACC will consider extensions or modifications in working a collection problem. All extensions and modifications require the prior approval of the branch manager, and are monitored by the Operations Manager.

  Repossessions. It is UACC's policy to repossess the financed vehicle only when (i) payments are substantially in default, (ii) the customer demonstrates an intention not to pay or (iii) the customer fails to comply with material provisions of the contract. All repossessions require the prior approval of the branch manager. In certain cases, the customer is able to pay the balance due or bring the account current, thereby redeeming the vehicle.

  When a vehicle is repossessed and sold at an automobile auction or through a private sale, the sale proceeds are subtracted from the net outstanding balance of the loan with any remaining amount recorded as a loss. UACC generally pursues all customer deficiencies.

  Allowance for Loan Losses. UACC's policy is to place on nonaccrual status accounts delinquent in excess of 120 days on a contractual basis, and to reverse all previously accrued but unpaid interest on such accounts. Accounts that have had their collateral repossessed are placed on nonaccrual by the end of the month in which they are repossessed regardless of delinquency status. Accounts are not returned to accrual status until they are brought current.

  UACC's policy is to charge-off accounts delinquent in excess of 120 days. The remaining balance of accounts where the collateral has been repossessed and sold is charged-off by the end of the month in which the collateral is sold and the proceeds collected.

  Loss reserves based on expected losses over the life of the contract are established when each contract is purchased from the dealer. The reserve is deducted from the discount that is taken on each transaction. Loss reserve analyses are performed regularly to determine the adequacy of current reserve levels. For the quarter ended September 30, 1997, the Company allocated 70% of the acquisition discount on each loan to the allowance for loan losses. The loss allowances recorded at the time of purchase represent an estimate of expected losses for these loans. If actual experience exceeds estimates, an additional provision for losses is established as a charge against earnings. Accordingly, management believes that the allowance for UACC's loan losses at September 30, 1997 is adequate to provide for future anticipated losses.

  The following table reflects UACC's losses (i.e., net charge-offs as a percent of original net contract balances) for each contract pool (defined as the total dollar amount of net contracts purchased in a given quarter) purchased since UACC's inception.

                                                          QUARTER OF PURCHASE
                         --------------------------------------------------------------------------------------
                                            1996                                        1997
                         ------------------------------------------- ------------------------------------------
NUMBER OF
MONTHS                   SECOND QUARTER THIRD QUARTER FOURTH QUARTER FIRST QUARTER SECOND QUARTER THIRD QUARTER
OUTSTANDING              -------------- ------------- -------------- ------------- -------------- -------------
1.......................       0.0%          0.0%           0.0%          0.0%           0.0%          0.0%
2.......................       0.0%          0.0%           0.0%          0.0%           0.0%          0.0%
3.......................       0.0%          0.0%           0.0%          0.0%           0.0%          0.0%
4.......................       0.0%          0.0%           0.1%          0.1%           0.2%
5.......................       0.0%          0.2%           0.1%          0.3%           0.2%
6.......................       0.1%          0.5%           0.3%          0.6%           0.5%
7.......................       0.6%          1.6%           0.8%          0.9%
8.......................       1.0%          2.1%           1.0%          1.3%
9.......................       1.7%          3.1%           1.4%          1.9%
10......................       1.9%          3.7%           2.2%
11......................       3.8%          3.9%           3.2%
12......................       4.5%          4.9%           3.4%
13......................       5.3%          5.6%
14......................       6.8%          6.2%
15......................       7.4%          7.0%
16......................       7.4%
17......................       7.7%
18......................       7.8%
Original Pool ($000)....     $2,030        $2,855         $3,792        $5,505         $6,794        $8,781
                             ======        ======         ======        ======         ======        ======
Remaining Pool ($000)...     $  982        $1,573         $2,434        $4,264         $5,758        $8,145
                             ======        ======         ======        ======         ======        ======
 (%)....................        48%           55%            64%           77%            85%           93%
                             ======        ======         ======        ======         ======        ======

  UACC purchased its first auto contracts in March 1996 and, accordingly, a maximum of 18 months loss history is available at September 30, 1997.

THE BANK

 BUSINESS OVERVIEW

  The Bank is a federally chartered stock savings bank formed in 1994 to purchase from the RTC certain assets and to assume certain liabilities of the Bank's predecessor, Pan American Federal Savings Bank. The Bank has been the principal funding source to date for the Company's residential mortgage, insurance premium and automobile finance businesses primarily through its deposits, FHLB advances and whole loan sales. In addition, the Bank holds a portfolio of primarily traditional residential mortgage loans acquired from the RTC in 1994 and 1995 at a discount from the unpaid principal balance of such loans, which loans aggregated $87.2 million (before unearned discounts and premiums) at September 30, 1997. The Bank has focused its branch marketing efforts on building a middle income customer base, including efforts targeted at local Hispanic communities. The Bank has bilingual employees in each of its branches, and key members of the Company's and the Bank's Board of Directors and management are of Hispanic heritage and are active in communities served by the Bank. In addition to operating its retail banking business at four branches located in Northern California and one in Southern California, the Bank provides, subject to appropriate cost sharing arrangements, compliance, risk management, executive, financial, facilities and human resources management to other business units of the Company. The business of the Bank is subject to substantial governmental supervision and regulatory requirements. See "-- Supervision and Regulation--Federal Savings Bank Regulation."

 COMPETITION

  Each of the Company's businesses is highly competitive. Competition in the Company's markets can take many forms, including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and terms of the loan, loan origination fees and interest rates. Many of the Company's competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. The Company's competitors in subprime mortgage finance include other consumer finance companies, mortgage banking companies, commercial banks, credit unions, savings associations and insurance companies. The Company competes in the insurance premium finance business with other specialty finance companies, independent insurance agents who offer premium finance services, captive premium finance affiliates of insurance companies and direct bill plans established by insurance companies. The Company competes in the subprime automobile finance industry with commercial banks, the captive finance affiliates of automobile manufacturers, savings associations and companies specializing in subprime automobile finance, many of which have established relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing and lending, which are not offered by the Company. In attracting deposits, the Bank competes primarily with other savings institutions, commercial banks, brokerage firms, mutual funds, credit unions and other types of investment companies.

  The profitability of the Company's lending activities and the low barriers to entry could attract additional competitors. Certain large, national finance companies and mortgage originators have announced their intention to adapt their mortgage loan origination programs and allocate resources to the origination of subprime loans. The Company and its competitors may also face increasing competition from government-sponsored entities, such as FNMA and FHLMC. FHLMC currently purchases what it terms "Alternative-A" mortgage loans and has announced its intention to purchase what it terms "A-" mortgage loans by the end of 1997. In addition, FHLMC has expressed its intention to purchase so-called "B" and "C" mortgage loans in the future. FHLMC also has purchased securities backed by subprime mortgage loans and has re-securitized them for resale. Additional competition may lower the rates the Company can charge borrowers, reduce the volume of the Company's loan originations and increase demand for the Company's key employees with the potential that such employees will leave the Company for its competitors.

  Fluctuations in interest rates and general and localized economic conditions also may affect the competition the Company faces. Competitors with lower costs of capital have a competitive advantage over the Company. During periods of declining interest rates, competitors may solicit the Company's customers to refinance their loans. In addition, during periods of economic slowdown or recession, the Company's borrowers may face financial difficulties and be more receptive to offers of the Company's competitors to refinance their loans.

  As the Company seeks to expand into new geographic markets, it will face additional competition from lenders already established in these markets. There can be no assurance that the Company will be able to compete successfully with these lenders.

SUPERVISION AND REGULATION

  Set forth below is a brief description of various laws and regulations affecting the operations of the Company and its subsidiaries. The description of laws and regulations contained herein does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations. Any change in applicable laws, regulations or regulatory policies may have a material effect on the business, operations, and prospects of the Company.

 HOLDING COMPANY REGULATION

  The Company is a savings and loan holding company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"). For purposes of this discussion, the description of holding company regulation also applies to Pan American Financial, Inc., a direct subsidiary of the Company and the parent of the Bank. The Company has registered with the OTS and is subject to OTS regulation, examination, supervision, and reporting requirements. In addition, the OTS has enforcement authority over the Company and its non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the Bank. In addition, the Bank must notify the OTS at least 30 days before making any distribution to the Company and the OTS has the authority to preclude a savings association from paying a dividend under certain circumstances. See "--Federal Savings Bank Regulations--Limitations on Capital Distributions."

  HOLA prohibits a savings and loan holding company, directly or indirectly through one or more subsidiaries, from (i) acquiring another savings institution or holding company thereof, without prior written approval of the OTS, (ii) acquiring or retaining, with certain exceptions, more than 5% of the voting shares of a nonsubsidiary savings institution, a nonsubsidiary holding company, or a nonsubsidiary company engaged in activities other than those permitted by HOLA, or (iii) acquiring or retaining control of a savings institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the Company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community, and competitive factors.

  As a holding company that controls only one savings association, the Company generally is not restricted under existing laws as to the types of business activities in which it may engage, provided that the Bank continues to be a "qualified thrift lender" under HOLA ("QTL"). Upon any nonsupervisory acquisition by the Company of another savings association or savings bank that meets the QTL test and is deemed to be a savings institution by OTS, the Company would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would be subject to extensive limitations on the types of business activities in which it could engage. HOLA generally limits the activities of a multiple savings and loan holding company and its uninsured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act of 1956, as amended (the "BHC Act"), subject to the prior approval of the OTS, and activities authorized by OTS regulation.

  Legislation has been proposed that would impose limits on the non-banking activities of companies that acquire savings associations. It is anticipated that the Company's holding company status would be "grandfathered" under such legislation, but there can be no assurance that the Company would be exempt from such limits. Furthermore, any available grandfathering might not continue to be available to the Company as a result of a possible merger of the federal banking agencies. Several proposals have been introduced in Congress over the past several years. If the OTS and Office of the Comptroller of the Currency (the "OCC") were merged, as one proposal would require, the federal thrift charter would be eliminated. If adopted, such a proposal would require that the Bank become a national bank and would subject it to regulation as such. One effect of such a requirement would be that the Bank could not engage in activities not permitted for national banks unless such activities were grandfathered. In addition, the ability to branch interstate would become subject to the restrictions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle Act"). Accordingly, any out-of-state branches of the Bank in existence upon the effectiveness of such a proposal that are not permissible under the Riegle Act and, if not grandfathered, could be required to be divested. There are also some benefits to such a charter conversion. For example, the Bank would not, under regulations currently applicable to national banks, be subject to the QTL test described below.

  Federal law generally provides that no company may acquire control of a federally insured savings institution without obtaining the approval of the OTS. Such acquisitions of control may be disapproved if it is determined, among other things, that the acquisition would substantially lessen competition or the financial and managerial resources and further prospects of the acquiror and savings institution involved or that the acquisition would be detrimental to the institution or present enhanced insurance risk to the SAIF or Bank Insurance Fund ("BIF").

 REGULATION OF MORTGAGE FINANCE OPERATION

  The consumer financing industry is a highly regulated industry. UPAM's business is subject to extensive and complex rules and regulations of, and examinations by, various federal, state and local government authorities. These rules and regulations impose obligations and restrictions on UPAM's loan origination, credit activities and secured transactions. In addition, these rules limit the interest rates, finance charges and other fees UPAM may assess, mandate extensive disclosure to UPAM's customers, prohibit discrimination and impose multiple qualification and licensing obligations on UPAM. Failure to comply with these requirements may result in, among other things, demands for indemnification or mortgage loan repurchases, certain rights of rescission for mortgage loans, class action lawsuits, administrative enforcement actions and civil and criminal liability. Management of UPAM believes that UPAM is in compliance with these rules and regulations in all material respects.

  UPAM's loan origination activities are subject to the laws and regulations in each of the states in which those activities are conducted. For example, state usury laws limit the interest rates UPAM can charge on its loans. UPAM presently is in the process of applying for licenses in California and other states in which such licenses are required to conduct UPAM's activities. Until such licenses are obtained, all such activities are being conducted by the Bank or, to the extent permitted by such licensing laws, by UPAM as agent of the Bank. UPAM's lending activities are also subject to various federal laws, including those described below.

  UPAM is subject to certain disclosure requirements under TILA and the Federal Reserve Board's Regulation Z promulgated thereunder. TILA is designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loan and credit transactions. TILA also guarantees consumers a three-day right to cancel certain credit transactions, including loans of the type originated by UPAM. Such three-day right to rescind may remain unexpired for up to three years if the lender fails to provide the requisite disclosures to the consumer.

  UPAM is also subject to the High Cost Mortgage Act, which makes certain amendments to TILA. The High Cost Mortgage Act generally applies to consumer credit transactions secured by the consumer's principal residence, other than residential mortgage transactions, reverse mortgage transactions or transactions under an open-end credit plan, in which the loan has either (i) total points and fees upon origination in excess of the greater of eight percent of the loan amount or $400 or (ii) an annual percentage rate of more than ten percentage points higher than United States Treasury securities of comparable maturity ("Covered Loans"). The High Cost Mortgage Act imposes additional disclosure requirements on lenders originating Covered Loans. In addition, it prohibits lenders from, among other things, originating Covered Loans that are underwritten solely on the basis of the borrower's home equity without regard to the borrower's ability to repay the loan and including prepayment fee clauses in Covered Loans to borrowers with a debt-to-income ratio in excess of 50% or Covered Loans used to refinance existing loans originated by the same lender. The High Cost Mortgage Act also restricts, among other things, certain balloon payments and negative amortization features. UPAM commenced originating Covered Loans during 1996.

  UPAM is also required to comply with ECOA and the Federal Reserve Board's Regulation B promulgated thereunder, FCRA, RESPA and HMDA. Regulation B restricts creditors from requesting certain types of information from loan applicants. FCRA requires lenders, among other things, to supply an applicant with certain disclosures concerning settlement fees and charges and mortgage servicing transfer practices. It also prohibits the payment or receipt of kickbacks or referral fees in connection with the performance of settlement services. In addition, beginning with loans originated in 1994, UPAM must file an annual report with the Department of Housing and Urban Development pursuant to HMDA, which requires the collection and reporting of statistical data concerning loan transactions.

  In the course of its business, UPAM may acquire properties securing loans that are in default. There is a risk that hazardous or toxic waste could be found on such properties. In such event, UPAM could be held responsible for the cost of cleaning up or removing such waste, and such cost could exceed the value of the underlying properties.

  Because UPAM's business is highly regulated, the laws, rules and regulations applicable to UPAM are subject to regular modification. There are currently proposed various laws, rules and regulations which, if adopted, could materially affect UPAM's business. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations, will not be adopted in the future which could make compliance much more difficult or expensive, restrict UPAM's ability to originate, broker or sell loans, further limit or restrict the amount of commissions, interest and other charges earned on loans originated, brokered or sold by UPAM, or otherwise adversely affect the business or prospects of UPAM.

 REGULATION OF INSURANCE PREMIUM FINANCE COMPANIES

  The auto insurance premium finance industry is subject to state regulation. The regulatory structure of each state places certain restrictions on the terms of loans made to finance insurance premiums. These restrictions, among other things, generally provide that the lender must provide certain cancellation notices to the insured and the insurer in order to exercise an assigned right to cancel an automobile insurance policy in the event of a default under an insurance premium finance agreement and to obtain in connection therewith a return from the insurer of any unearned premiums that have been assigned by the insured to the lender. Such state laws also require that certain disclosures be delivered by the insurance agent or broker arranging for such credit to the insured regarding the amount of compensation to be received by such agent or broker from the lender.

 REGULATION OF SUBPRIME AUTOMOBILE LENDING

  UACC's automobile lending activities are subject to various federal and state consumer protection laws, including TILA, ECOA, FCRA, the Federal Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulations B and Z, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws regulate the origination and collection of consumer receivables and impact UACC's business. These laws, among other things, (i) require UACC to obtain and maintain certain licenses and qualifications, (ii) limit the finance charges, fees and other charges on the contracts purchased, (iii) require UACC to provide specified disclosures to consumers, (iv) limit the terms of the contracts, (v) regulate the credit application and evaluation process, (vi) regulate certain servicing and collection practices and (vii) regulate the repossession and sale of collateral. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions and may give rise to defense to payment of the consumer's obligation. In addition, certain of the laws make the assignee of a consumer installment contract liable for the violations of the assignor. See "--Regulation of Mortgage Finance Operation."

  Each dealer agreement contains representations and warranties by the dealer that, as of the date of assignment, the dealer has compiled with all applicable laws and regulations with respect to each contract. The dealer is obligated to indemnify UACC for any breach of any of the representations and warranties and to repurchase any non-conforming contracts. UACC generally verifies dealer compliance with usury laws, but does not audit a dealer's full compliance with applicable laws. There can be no assurance that UACC will detect all dealer violations or that individual dealers will have the financial ability and resources either to repurchase contracts or indemnify UACC against losses. Accordingly, failure by dealers to comply with applicable laws, or with their representations and warranties unless the dealer agreement, could have a material adverse effect on UACC.

  UACC believes it is currently in compliance in all material respects with applicable laws, but there can be no assurance that UACC will be able to maintain such compliance. The failure to comply with such laws, or a determination by a court that UACC's interpretation of any such law was erroneous, could have a material adverse effect upon UACC. Furthermore, the adoption of additional laws, changes in the interpretation and enforcement of current laws or the expansion of UACC's business into jurisdictions that have adopted more stringent regulatory requirements than those in which UACC currently conducts business, could have a material adverse effect upon UACC.

  If a borrower defaults on a contract, UACC, as the servicer of the contract, is entitled to exercise the remedies of a secured party under the Uniform Commercial Code (the "UCC"), which typically includes the right to repossession by self-help unless such means would constitute a breach of peace. The UCC and other state laws regulate repossession and sales of collateral by requiring reasonable notice to the borrower of the date, time and place of any public sale of collateral, the date after which any private sale of the collateral may be held and the borrower's right to redeem the financed vehicle prior to any such sale, and by providing that any such sale must be conducted in a commercially reasonable manner. Financed vehicles repossessed generally are resold by UACC through unaffiliated wholesale automobile networks or auctions which are attended principally by used automobile dealers.

 FEDERAL SAVINGS BANK REGULATION

  Business Activities. The activities of savings associations are governed by HOLA and, in certain respects, the Federal Deposit Insurance Act, as amended ("FDI Act"). HOLA and the FDI Act were amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), and the Federal Deposit Insurance Corporation Act of 1991 ("FDICIA"). FIRREA was enacted to resolve issues relating to problem institutions, including thrifts, establish a new thrift insurance fund, reorganize the regulatory structure applicable to savings associations and impose bank-like standards on savings associations. FDICIA, among other things, requires that federal banking agencies intervene promptly when a depository institution experiences financial difficulties, mandates the establishment of a risk-based deposit insurance assessment system, and requires imposition of numerous additional safety and soundness operational standards and restrictions. Both FIRREA and FDICIA contain provisions affecting numerous aspects of the operations and regulations of federally insured savings associations and empower the OTS and the FDIC, among other agencies, to promulgate regulations implementing their provisions.

  Provisions of the federal banking statutes, as amended by FIRREA and FDICIA, among other matters (i) restrict the use of brokered deposits by savings associations that are not well capitalized, (ii) prohibit the acquisition of any corporate debt security that is not rated in one of the four highest rating categories, (iii) subject to OTS waiver, restrict the aggregate amount of loans secured by non-residential real estate property to 400% of total capital, (iv) permit savings and loan holding companies to acquire up to 5% of the voting shares of non- subsidiary savings associations or savings and loan holding companies without prior approval, (v) permit bank holding companies to acquire healthy savings associations, (vi) require the federal banking agencies to establish by regulation standards for extensions of credit secured by real estate and (vii) restrict transactions between a savings association and its affiliates.

  Loans to One Borrower. Under HOLA, savings associations are generally subject to the national bank limits on loans to one borrower. Generally, a savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of the institution's unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if such loan is fully secured by readily marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate.

  QTL Test. Savings associations that do not meet a QTL test are subject to certain restrictions. Any savings institution is a QTL if (i) it qualifies as a domestic building and loan association under Section 7701(a)(19) of the Internal Revenue Code (which generally requires that at least 60% of the institution's assets constitute loans secured by residential real estate or deposits, educational loans, cash or certain governmental obligations) or (ii) at least 65% of its "portfolio assets" (total assets less (a) specified liquid assets up to 20% of total assets, (b) intangibles, including goodwill, and (c) the value of property used to conduct business) consist of certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) on a monthly basis in nine out of every 12 months.

  A savings association that fails the QTL test for four or more months out of the prior 12-month period must either convert to a bank charter or operate under certain restrictions. If the savings association does not convert to a national bank charter, generally it will be prohibited from: (i) making any new investment or engaging in any new activity not permissible for a national bank; (ii) paying dividends not permissible under national bank statutes and regulations; (iii) obtaining any new advances from any FHLB; and
(iv) establishing any new branch office in a location not permissible for a national bank with its head office located in the association's home state. Any bank chartered as a result of failure of the QTL test must pay exit and entrance fees as a consequence of leaving the SAIF and entering the BIF as further described below. In addition, beginning three years after the association fails the QTL test, the association will be prohibited from engaging in any activity or retaining any investment not permissible for a national bank and will have to repay any outstanding advances from the FHLB as promptly as possible consistent with safety and soundness. One year from the date the association fails the QTL test, any holding company that controls the association must register as and be deemed to be a bank holding company, subject to the restrictions and limitations of the BHC Act, and to the regulations of the Federal Reserve. The Company believes that the Bank met the QTL test at September 30, 1997.

  Limitation on Capital Distributions. OTS regulations impose limitations upon all capital distributions by savings associations, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of associations that are based primarily on an institution's capital level. An institution that has capital which is equal to or exceeds all capital requirements before and after a proposed capital distribution ("Tier I Institution") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its risk based capital requirements) at the beginning of the calendar year or (ii) 75% of its net income for the previous four quarters. Any additional capital distributions would require prior regulatory approval. If the Bank's capital falls below its capital requirements or the OTS notifies it that it is in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, that would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. At September 30, 1997, the Bank was a Tier I Institution. See "Risk Factors--Risks Associated With the Company and the Offering--Absence of Dividends" and "Dividend Policy."

  Liquidity. The Bank must maintain an average daily balance of liquid assets and short-term liquid assets equal to a monthly average of not less than specified percentages of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement may be changed from time to time by the OTS. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank has never failed to meet its liquidity requirements.

  Classification of Assets. Savings institutions are required to classify their assets on a regular basis, establish appropriate allowances for losses and report the results of such classification quarterly to the OTS. A savings institution is also required to set aside adequate valuation allowances and establish liabilities for off-balance sheet items, such as letters of credit, when a loss becomes probable and estimable. The OTS has the authority to review the institution's classification of its assets and to determine whether additional assets must be classified or the institution's valuation allowances must be increased.

  Community Reinvestment. Under the Community Reinvestment Act (the "CRA"), as implemented by OTS regulations, a savings institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial associations nor does it limit an institution's discretion to develop the types of products and services that it believes are best- suited to its particular community. The CRA requires the OTS, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in evaluating certain applications by such institution. The CRA also requires all associations to publicly disclose their CRA rating. The Bank received a CRA rating of "satisfactory" in its most recent examination.

  Insurance of Accounts and Regulation by the FDIC. The Bank is a member of the SAIF, which is administered by the FDIC. Savings deposits are insured up to $100,000 by the FDIC per insured member (as defined by law and regulation). Such insurance is backed by the full faith and credit of the United States. As insurer, the FDIC imposes deposit insurance assessments and is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC also may initiate enforcement actions against savings associations and may terminate the deposit insurance if it determines that the institution has engaged or is engaging in unsafe or unsound practices, or is in an unsafe or unsound condition.

  FDICIA required the FDIC to implement a risk-based deposit insurance assessment system. Pursuant to this requirement, the FDIC has adopted a risk-based assessment system under which all SAIF-insured depository associations are placed into one of nine categories and assessed insurance assessments based upon their level of capital and supervisory evaluation. Under this system, associations classified as well capitalized and considered healthy pay the lowest assessment while associations that are less than adequately capitalized and considered of substantial supervisory concern pay the highest assessment. In addition, under FDICIA, the FDIC may impose special assessments on SAIF members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC. The FDIC may increase assessment rates, on a semiannual basis, if it determines that the reserve ratio of the SAIF will be less than the designated reserve ratio of 1.25% of SAIF insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. Presently, well capitalized institutions, such as the Bank, are not required to pay these special assessments.

  By contrast, financial institutions that are members of the BIF, which had higher reserves and previously did not have an obligation to pay interest on debt to the Financial Corporation ("FICO"), had certain competitive advantages. The disparity in deposit insurance assessments between SAIF and BIF members was exacerbated by the statutory requirement that both the SAIF and the BIF funds be recapitalized to a 1.25% reserved deposits ratio and that a portion of most thrifts' deposit insurance assessments be used to service bonds issued by FICO.

  To address this rate disparity, on September 30, 1996, the President signed legislation intended to enable the SAIF to reach the designated reserve ratio. The legislation provided for a one-time special assessment of 0.657% to be imposed upon all SAIF deposits as of March 31, 1995. Based on the Bank's SAIF deposits as of March 31, 1995, the cost of the one-time special assessment was approximately $820,000 (pre-tax). This amount was accrued in December 1996 and paid in June 1997.

  The legislation also provides for BIF members to service a growing portion of the FICO bond payments. Until January 1, 2000, annual assessments of 0.013% of BIF deposits and 0.0648% of SAIF deposits will service the annual payments due on the FICO bonds. Accordingly, the Bank's assessment rate on the FICO bonds is 0.0648% of the deposits. This legislation provides for subsequent full pro rata sharing of FICO bond payments by BIF and SAIF institutions. Accordingly, the effect of this legislation has been to lessen the competitive advantage of BIF members over SAIF members because of the disparity in deposit insurance assessments and FICO payments. The legislation called for a merger of the SAIF and BIF as of January 1, 1999, but only if the thrift charter has been eliminated.

  The financing corporations created by FIRREA and the Competitive Equality Banking Act of 1987 are also empowered to assess premiums on savings associations to help fund the liquidation or sale of troubled associations. Such premiums cannot, however, exceed the amount of SAIF assessments and are paid in lieu thereof.

  Transactions With Related Parties. The Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution with certain exceptions) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA") and Section 11 of HOLA. Section 23A limits the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of transactions with all affiliates to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low-quality assets from affiliates is generally prohibited.
Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. Notwithstanding Sections 23A and 23B, Section 11 of HOLA prohibits savings institutions from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies under Section 4(c) of the BHC Act. Further, no savings institution may purchase the securities of any affiliate other than a subsidiary.

  Enforcement. Under the FDI Act, the OTS has primary enforcement responsibility over savings associations such as the Bank and has the authority to bring enforcement action against all "institution-related parties," including shareholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action that caused or is likely to cause more than a minimal financial loss to, or a significant adverse effect on, an insured depository institution. Civil penalties cover a wide range of violations and actions and range up to $25,000 per day unless a finding of reckless disregard is made, in which case fines of up to $1 million per day are permitted. Criminal penalties for most financial institution crimes include fines of up to $1 million and imprisonment for up to 30 years. In addition, regulators have substantial discretion to take enforcement action against an institution that fails to comply with its regulatory requirements, particularly with respect to the capital requirements. Possible enforcement action ranges from the imposition of a capital plan and capital directive to receivership, conservatorship or the termination of deposit insurance. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. The Bank is not presently subject to any of the foregoing enforcement actions.

  Standards for Safety and Soundness. FDICIA requires each federal banking agency to prescribe for all insured depository institutions and, to some extent, their holding companies standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, and compensation, fees and benefits, and such other operational and managerial standards as the agency deems appropriate. In addition, federal banking regulatory agencies are required to prescribe by regulation: (i) maximum classified assets to capital ratios; (ii) minimum earnings sufficient to absorb losses without impairing capital; (iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions or the depository institution holding companies; (iv) standards for extensions of credit secured by real estate or made for the purpose of financing the construction of improvements on real estate; and (v) such other standards relating to asset quality, earnings, and valuation as the agency deems appropriate. Finally, each federal banking agency is required to prescribe standards for employment contracts and other compensation arrangements of executive officers, employees, directors, and principal shareholders of insured depository associations that would prohibit compensation, benefits and arrangements that are excessive or that could lead to a material financial loss for the institution. If an insured depository institution or its holding company fails to meet any of the standards described above, it must submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If an institution fails to submit an acceptable plan or fails to implement the plan, the appropriate federal banking agency will require the institution or holding company to correct the deficiency and, until corrected, may impose restrictions on the institution or the holding company, including any of the restrictions applicable under the prompt corrective action provisions of FDICIA. See "--Prompt Corrective Action."

  Capital Requirements. FDICIA added a provision establishing "capital categories" in order to facilitate prompt corrective action by federal banking regulators. The purpose of this amendment is to impose more scrutiny and restrictions on institutions, and to prohibit savings institutions from making capital distributions or paying certain management fees that would leave the institution undercapitalized. FDICIA established five capital categories for this purpose:

  . An institution will be deemed to be well-capitalized if it (i) has a total risk-based capital ratio of 10% or more, (ii) has a Tier 1 risk-based capital ratio of 6% or more, (iii) has a leverage ratio of 5% or more and (iv) is not subject to any regulatory order or directive regarding capital.

  . An institution will be deemed to be adequately capitalized if it (i) has a total risk-based capital ratio of at least 8%, (ii) has a Tier I risk-based capital ratio of at least 4% and (iii) subject to certain exceptions, has a leverage ratio of at least 4%.

  . An institution will be deemed to be undercapitalized if it (i) has a total risk-based capital ratio of less than 8%, (ii) has a Tier I risk-based capital ratio that is less than 4%, or (iii) subject to certain exceptions, has a leverage ratio of less than 4%.

  .  An institution will be deemed to be significantly undercapitalized if it
     (i) has a total risk-based capital ratio of less than 6%, (ii) has a Tier I risk-based capital ratio of less than 3%, or (iii) has a leverage ratio of less than 3%.

  . An institution will be deemed to be critically undercapitalized if it has a ratio of tangible equity to total assets of less than 2%.

  Rechartering Legislation. Legislation enacted in 1996 provides that the BIF and SAIF will merge on January 1, 1999, if there are no savings associations, as defined, in existence on that date. Pursuant to that legislation, the Department of Treasury in May 1997 recommended in a report to Congress that the separate charters for thrifts and banks be abolished. Various proposals to eliminate the federal thrift charter, create a uniform financial institutions charter, conform holding company regulation and abolish the OTS have been introduced in Congress. The House Committee on Banking and Financial Services (the "Banking Committee") has considered and reported H.R. 10, the Financial Services Competition Act of 1997, including Title III, the "Thrift Charter Transition Act of 1997" ("Title III"). If enacted, Title III will require federal savings associations to convert to national banks or some type of state charter within two years of enactment or they would automatically become national banks. On the earlier of January 1, 2000, or two years after the date of enactment, the BIF and SAIF will merge. Two years after enactment, HOLA will be repealed and the OTS will be abolished. Within nine months of enactment, the Secretary of the Treasury will adopt a plan for the combination of the OTS and the OCC into a single agency. Converted federal thrifts generally will be permitted to continue to engage in any activity, including the holding of any asset, lawfully conducted on the date prior to enactment. A federal savings association converted to a national bank may retain all branches established or proposed in a pending application as of enactment and establish new branches in any state in which it has a branch. Otherwise, it may establish new branches only under national bank rules. In addition, beginning two years after enactment, national banks will be authorized to exercise all powers formerly authorized for federal savings associations.

  Under Title III, holding companies for converted savings associations generally will become subject to the same regulation as holding companies that control commercial banks, with a grandfather provision for former unitary savings and loan holding companies. Such grandfathered companies will be permitted to maintain and establish affiliations with any type of company and to acquire additional depository institutions, as long as any acquired depository institution is merged into its converted savings association and such institution continues to comply with both the qualified thrift lender test and certain asset and investment limitations to which it was subject as a federal savings association. Such a converted holding company would be subject to the same capital requirements, if any, applicable under OTS regulation if it were a savings and loan holding company on June 19, 1997, and for three years would be subject to substantially similar regulation, reporting and examination as implemented by the OTS as of January 1, 1997.

  Title III provides for the continuation of adjustable rate mortgage indices used by converted savings associations, including cost-of-funds indices, if calculation of the index could not be made by the terms of the governing instrument as a result of changes made by Title III. Title III also makes significant changes in the operation of the FHLB system, including the types of stock that may be issued by FHLBs to members and borrowers and FHLB capitalization, management, investments and lending. Effective January 1, 1999, federal savings associations will be permitted to be voluntary members and stockholders of a FHLB.

  The Company is unable to predict whether Title III or any other such legislation will be enacted, what the provisions of any such final legislation may be, or the extent to which the legislation would restrict, disrupt or otherwise have a material effect on the Company's operations.

  Under House rules, the House Commerce Committee (the "Commerce Committee") was also given jurisdiction over H.R. 10 and, on October 30, 1997, reported its version of that Bill. As noted below, the Commerce Committee largely retained the Banking Committee language, but renumbered Title III as Title IV and made certain material changes to the thrift rechartering legislation ("Title IV"). Title IV provides grandfather treatment only to a company that was a savings and loan holding company as of September 16, 1997, or had an application to become such a holding company on file as of that date. Second, a grandfathered company will lose its grandfather treatment if it acquires control of another insured bank. Third, Title IV restricts affiliate transactions between a grandfathered bank and its nonfinancial affiliates. In addition, the Commerce Committee deleted the entire FHLB subtitle from H.R. 10.

  H.R. 10 is now pending in the House Rules Committee (the "Rules Committee"). A Republican leadership working group has been delegated responsibility to review the Banking and Commerce Committees' respective versions and to propose a single bill for consideration by the Rules Committee.

  Prompt Corrective Action. FDICIA establishes a system of prompt corrective action to resolve the problem of undercapitalized associations. Under that system, banking regulators must take certain supervisory actions against undercapitalized associations, the severity of which depends upon the institution's level of capitalization. Generally, subject to a narrow exception, FDICIA requires the appropriate federal banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. FDICIA authorizes banking regulators to specify the ratio of tangible capital to assets at which an institution becomes critically undercapitalized and requires that ratio to be no less than 2% of assets.

  A savings association may be reclassified to an even lower category than is indicated by its current capital position if the OTS determines the institution to be otherwise in an unsafe or unsound condition or to be engaged in an unsafe or unsound practice. This could include a failure by the institution to correct deficiencies following receipt of a less-than-satisfactory rating on its most recent examination report. Among other things, undercapitalized institutions are subject to growth limitations and are required to submit capital restoration plans. If an institution fails to submit an acceptable plan or fails in any material respect to implement an approved plan, it is treated as significantly undercapitalized.

  Pan American Bank's Capital Ratios. The following table indicates the Bank's regulatory capital ratios at September 30, 1997.

                                              AS OF SEPTEMBER 30, 1997
                                        -------------------------------------
                                                                       RISK-
                                                         CORE CAPITAL  BASED
                                        TANGIBLE CAPITAL  (LEVERAGE)  CAPITAL
                                        ---------------- ------------ -------
                                               (DOLLARS IN THOUSANDS)
   Stockholder's equity/GAAP capital...     $20,274        $20,274    $20,274
   Reductions to capital
     Goodwill and other intangibles....        (489)          (489)      (489)
     Disallowed portion of deferred
      taxes............................         (83)           (83)       (83)
   Additions to capital
     General valuation allowances......         --             --       2,100
                                            -------        -------    -------
   Regulatory capital as reported to
    the OTS............................      19,702         19,702     21,802
   Minimum capital requirements as
    reported to the OTS................       4,184          8,369     13,217
                                            -------        -------    -------
   Regulatory capital-excess...........     $15,518        $11,333    $ 8,585
                                            =======        =======    =======
   Capital ratios......................        7.06%          7.06%     13.20%
   Well-capitalized requirement........        3.00%          5.00%     10.00%

  Federal Home Loan Bank System. The Bank is a member of the FHLB system, which consists of twelve regional FHLBs. The FHLB system provides a central credit facility primarily for member associations and administers the home financing credit function of savings associations. FHLB advances must be secured by specified types of collateral and may only be obtained for the purpose of providing funds for residential housing finance. The FHLB funds its operations primarily from proceeds derived from the sale of consolidated obligations of the FHLB system. The Bank, as a member of the FHLB system, must acquire and hold shares of capital stock in its regional FHLB in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB. The Bank was in compliance with this requirement, having an investment in FHLB stock at September 30, 1997 of $1.8 million.

  The FHLBs must provide funds to service the FICO bonds and contribute funds for affordable housing programs. These requirements have affected adversely the level of FHLB dividends paid and could continue to do so. Such requirements could also result in the FHLB imposing a higher rate of interest on advances to their members and could have an adverse effect on the value of FHLB stock in the future, with a corresponding reduction in the Bank's capital. For the years ended December 31, 1995 and 1996, and for the nine months ended September 30, 1997, dividends from the FHLB to the Bank amounted to $38,000, $72,000, and $74,000, respectively. If dividends were reduced, the Bank's income would likely also be reduced.

  Federal Reserve System. Federal Reserve regulations require savings associations to maintain non-interest earning reserves against their transaction accounts (primarily regular checking and NOW accounts). The Bank is in compliance with these regulations. The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy liquidity requirements imposed by the OTS. Because required reserves must be maintained in the form of vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB system members are also authorized to borrow from the Federal Reserve, but applicable regulations require associations to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

LEGAL PROCEEDINGS

  The Company is from time to time involved in litigation incidental to the conduct of its businesses. The Company currently is not a party to any material pending litigation.

PROPERTIES

  The Company's principal executive offices occupy approximately 8,881 square feet of office space located at 1300 South El Camino Real, San Mateo, California 94402. As of September 30, 1997, the Company maintained five branches for its banking business, 11 branches for its mortgage finance business, nine branches for its automobile finance business and one branch for its insurance premium finance business. The size of the branches typically range from 250 square feet to 19,081 square feet. All of the Company's leased properties are leased for terms expiring on dates ranging from the date hereof to March 2006, many with options to extend the lease term. The Company believes that no single lease is material to its operations, its facilities are adequate for the foreseeable future and alternative sites presently are available at market rates.

EMPLOYEES

  At September 30, 1997, the Company had 376 full-time equivalent employees. The Company believes its relations with its employees are satisfactory.

                                  MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

  The following table sets forth information regarding the directors, executive officers and key employees of the Company.

          NAME                    AGE                           POSITION
          ----                    ---                           --------
Directors and Executive Officers

Guillermo Bron..................  46  Chairman of the Board and a director of the Company and the Bank

Lawrence J. Grill...............  61  President, Chief Executive Officer, Secretary and a
                                      director of the Company and the Bank

John T. French..................  66  Director of the Company and Chairman of the Board,
                                      President and Chief Executive Officer of United
                                      PanAm Mortgage Corporation

Ray C. Thousand.................  40  President and Chief Executive Officer of United Auto
                                      Credit Corporation

Carol M. Bucci..................  40  Senior Vice President, Treasurer and Chief Financial Officer
                                      of the Company and the Bank

Edmund M. Kaufman(1)(2).........  67  Director of the Company and the Bank

Luis Maizel(2)..................  47  Director of the Company

Daniel L. Villanueva(1)(2)......  38  Director of the Company and the Bank

Key Employees

Stephen W. Haley................  44  Senior Vice President--Compliance and Risk
                                      Management of the Company and the Bank

Sharon Macchiarella.............  48  Vice President of the Bank

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

 DIRECTORS AND EXECUTIVE OFFICERS

  Guillermo Bron has served as Chairman of the Board and a director of the Company and the Bank since April 1994. Mr. Bron is President of BVG West Corp., the sole general partner of Pan American Financial, L.P. Mr. Bron founded the Company and organized an Hispanic investor group that acquired certain assets and assumed certain liabilities of the Bank's predecessor from the RTC in April 1994. Since July 1994, Mr. Bron has been an officer, director and principal stockholder of the corporate general partner of Bastion Partners, L.P., a private equity investment fund and, since 1991, President of Bastion Capital Corporation. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert.
Mr. Bron is a director of Telemundo Group, Inc.

  Lawrence J. Grill has served as the President, Chief Executive Officer, Secretary and a director of the Company and the Bank since April 1994. From 1984 through 1994, Mr. Grill was President of Lawrence J. Grill & Associates, a consulting firm specializing in business strategy and operations improvement for financial institutions, and in connection therewith served as a director, officer and consultant to various thrifts and banks. Previously, Mr. Grill held senior executive positions with Kaufman and Broad, Wickes Companies and AM International and practiced corporate law in California and Illinois. Mr. Grill is a CPA in Illinois and is licensed to practice law in California and Illinois.

  John T. French has served as a director of the Bank since October 1996 and as a director of the Company and Chairman of the Board, President and Chief Executive Officer of United PanAm Mortgage Corporation since October 1997. From 1986 through March 1995, he served as Chief Executive Officer of Plaza Home Mortgage, and also founded and was Chairman of Option One Mortgage Corporation. From 1977 through 1985, Mr. French served as President of the General Loan Brokerage division of Western Real Estate Financial, a general loan brokerage company and an affiliate of American Mortgage Bankers. Mr. French has over 38 years of experience in the mortgage industry.

  Ray C. Thousand has served as President, Chief Executive Officer and a director of United Auto Credit Corporation since February 1996. Previously, Mr. Thousand held executive positions in consumer and commercial lending with Norwest Financial (from 1979 to 1985), Bank of America/Security Pacific Credit (from 1985 to 1993), TransAmerica Business Credit (1994) and Fidelity Funding Financial Group (from 1994 to 1995) with emphasis on lending to consumer finance companies engaged in indirect automobile lending.

  Carol M. Bucci has served as Senior Vice President and Controller of the Bank since January 1997 and as Senior Vice President and the Chief Financial Officer of the Company since October 1997. She served as Vice President and Controller of the Bank from December 1995 to December 1996. From February 1995 to December 1995, she served as Vice President and Controller of Home Federal Savings and Loan in San Francisco, California. She served as Vice President and Chief Financial Officer of American Liberty Mortgage Corp. from April 1992 through December 1994, as First Vice President and Assistant Controller of First Nationwide Bank from January 1990 to April 1992 and as Executive Vice President and Chief Financial Officer of Cal American Savings and Loan from May 1987 to April 1989. Ms. Bucci is a CPA in California.

  Edmund M. Kaufman has served as a director of the Bank since August 1996 and of the Company since October 1997. Mr. Kaufman is a partner in the Los Angeles law firm of Irell & Manella, where he has specialized for 37 years in financial, industrial and technical business law. Mr. Kaufman also serves as a director of the Los Angeles Music Center Opera Company and of Structural Research and Analysis, a software corporation.

  Luis Maizel has served as a director of the Company since October 1997. Since 1984, Mr. Maizel has been President of LM Capital Management and LM Advisors Inc., pension funds management and financial consulting firms of which he is the principal stockholder. From 1980 to 1984, he was President of Industrias Kuick, S.A. and Blount Agroindustras, S.A., manufacturers of agribusiness equipment.

  Daniel L. Villanueva has served as a director of the Bank since August 1994 and of the Company since October 1997. Mr. Villanueva is President of the Los Angeles Galaxy Soccer Team and was a co-founder of Moya, Villanueva & Associates, a marketing and public relations firm which is now part of Manning, Selvage & Lee, where he worked from 1986 until 1996.

  The Board of Directors of the Company is divided into three classes, with the directors of one class to be elected annually and serve until the third succeeding annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. None of the directors or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such.

 KEY EMPLOYEES

  Stephen W. Haley has served as Senior Vice President--Compliance and Risk Management of the Bank and the Company since August 1997. From November 1996 to August 1997, he was a management consultant with Coopers & Lybrand LLP. From April 1991 to November 1996, Mr. Haley was a self-employed management consultant and from July 1981 to April 1991, he was a management consultant with KPMG Peat Marwick LLP's financial services group, where he was a partner for the last four years.

  Sharon Macchiarella has served as Vice President of the Bank since January 1997. From November 1995 to December 1996, she served as IPF Administrator of the Company. From January 1995 to October 1995, Ms. Macchiarella served as an insurance premium finance consultant with the Bank and Rancho Vista National Bank. Previously, Ms. Macchiarella held executive positions in insurance premium financing with World Trade Bank, N.A. (from March 1988 to July 1992), First Deposit National Corporation (from July 1992 to September 1992) and First National Bank of Marin (from September 1992 to September 1994).

COMMITTEES OF THE BOARD

  The Board of Directors has an Audit Committee and a Compensation Committee, each of which consists of two or more independent directors who serve at the pleasure of the Board of Directors.

  The Audit Committee is chaired by Mr. Maizel, and its members are Messrs. Kaufman, Maizel and Villanueva. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non- audit services performed by the Company's independent certified public accountants and the fees incurred by the Company in connection therewith, (ii) to review the results of such audit, including the independent accountants' opinion and letter of comment to management and management's response thereto, (iii) to review with the Company's independent accountants, the Company's internal accounting principles, policies and practices and financial reporting, (iv) to make recommendations regarding the selection of the Company's independent accountants and (v) to review the Company's quarterly financial statements prior to public issuance.

  The Compensation Committee is chaired by Mr. Kaufman, and its members are Messrs. Kaufman and Villanueva. The primary purposes of the Compensation Committee are (i) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers, (ii) to determine the individuals to whom, and the terms upon which, awards under the Company's Stock Incentive Plan, management incentive plans and 401(k) plan are granted, (iii) to make periodic reports to the Board of Directors as to the status of such plans and (iv) to review and recommend to the Board of Directors additional compensation plans.

DIRECTOR COMPENSATION

  The Company pays each director who is not employed by the Company $500 for each meeting of the Board of Directors attended and $300 for each meeting of a committee of the Board of Directors attended (other than a telephonic meeting). In addition, each Committee Chairman receives a $500 quarterly fee. The Company reimburses directors for all reasonable and documented expenses incurred as a director. Directors who are also employees of the Company, including Messrs. Bron, Grill and French, are not compensated for their services as directors. The Board of Directors may change such compensation in the future.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities during the fiscal year ended December 31, 1996 to the President and Chief Executive Officer and the Company's four other most highly compensated executive officers during 1996 (the "Named Executives").

                                                                LONG-TERM COMPENSATION
                                                            -------------------------------
                                  ANNUAL COMPENSATION               AWARDS          PAYOUTS
                             ------------------------------ ----------------------- -------
                                                                         SECURITIES
                                               OTHER ANNUAL              UNDERLYING          ALL OTHER
                                        BONUS  COMPENSATION  RESTRICTED   OPTIONS/   LTIP   COMPENSATION
NAME AND PRINCIPAL POSITION  SALARY ($)  ($)      ($)(1)    STOCK AWARDS  SARS(2)   PAYOUTS     ($)
---------------------------  ---------- ------ ------------ ------------ ---------- ------- ------------
Lawrence J. Grill.......      150,000   30,000    2,844         --            --      --        --
President and Chief
 Executive Officer
Guillermo Bron..........      100,076      --       --          --            --      --        --
Chairman of the Board
John T. French..........       15,082      --       --          --        131,250     --        --
Chairman of the Board,
 President and Chief
 Executive Officer of
 United PanAm Mortgage
 Corporation(3)
Ray C. Thousand.........      134,879      --     2,355         --            --      --        --
President and Chief
 Executive Officer of
 United Auto Credit
 Corporation
Carol M. Bucci..........       85,276    5,000      --          --         56,250     --        --
Senior Vice President,
 Treasurer and Chief
 Financial Officer

--------
(1) Consists primarily of an automobile allowance.

(2) Consists of shares issuable pursuant to options granted under the Stock Incentive Plan.

(3) Mr. French was a consultant to United PanAm Mortgage Corporation and the Bank, and in that capacity was acting President and Chief Executive Officer of United PanAm Mortgage Corporation from March 11, 1997 until October 1, 1997 when he became the Chairman of the Board, President and Chief Executive Officer of United PanAm Mortgage Corporation.

  Stock Option Grants. The following table sets forth certain information concerning the grant of stock options during fiscal 1996 to the Named Executives pursuant to the Stock Incentive Plan.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                        INDIVIDUAL GRANTS
                         ------------------------------------------------
                         SHARES OF                                         POTENTIAL REALIZABLE VALUE
                           COMMON    PERCENT OF                             AT ASSUMED ANNUAL RATES
                           STOCK    TOTAL OPTIONS                         OF STOCK PRICE APPRECIATION
                         UNDERLYING  GRANTED TO                                FOR OPTION TERM(1)
                          OPTIONS   EMPLOYEES IN  EXERCISE   EXPIRATION   ----------------------------
     NAME                 GRANTED    FISCAL YEAR  PRICE(4)      DATE           5%            10%
     ----                ---------- ------------- -------- -------------- ------------- --------------
John T. French(2).......  131,250         70%      $0.80   April 30, 2006 $      62,606 $      156,975
Carol M. Bucci(3).......   56,250         30%      $0.80   April 30, 2006 $      28,013 $       70,819

--------
(1) The Potential Realizable Value is the product of (a) the difference between (i) the product of the market price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 1996. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.
(2) The options vest in four equal annual installments commencing on October 1, 1996.
(3) The options vest in four equal annual installments, with the first installment vesting on June 1, 1996 and the three remaining installments on March 1, 1997, 1998 and 1999.

(4) The Company believes that the exercise price is equal to or greater than the fair market value of the Common Stock on the date of grant, based upon the book value of the Common Stock and the early stage of the Company's development.

  Option Exercises and Holdings. The following table sets forth certain information with respect to the Named Executives concerning the exercise of options during fiscal 1996 and unexercised options held by the Named Executives as of December 31, 1996.

                AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SHARES OF
                                                        COMMON STOCK          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                                     OPTIONS AT YEAR-END         AT YEAR-END(1)
                         SHARES ACQUIRED  VALUE   ------------------------- -------------------------
     NAME                  ON EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                --------------- -------- ----------- ------------- ----------- -------------
Lawrence J. Grill.......       --          --       187,500      187,500        --           --
John T. French..........       --          --        32,813       98,437        --           --
Carol M. Bucci..........       --          --        14,063       42,187        --           --

--------
(1) The value of unexercised "in-the-money" options is the difference between the market price of the Common Stock on December 31, 1996 and the exercise price of the option, multiplied by the number of shares subject to the option.

  Management Incentive Plans. Key management employees of the Bank and its subsidiaries and divisions who are not covered under separate employment agreements are eligible to participate in a management incentive plan. Under this plan, a bonus pool is established for the payment of bonuses. These bonuses are established based on the achievement of corporate, divisional and personal goals. A minimum level of pre-tax profits must be achieved for the payment of any bonus under this plan. Bonuses earned during the calendar year are paid out subsequent to the certified audit of the fiscal year during which the bonus was earned. The Company intends to establish similar plans for each of its businesses.

  Employment Agreements. The Company has entered into employment agreements with Messrs. Bron, Grill, French and Thousand. All other executive officers are employed on an "at will" basis.

  The Company has entered into an employment agreement with Guillermo Bron under which Mr. Bron has been employed as the Chairman of the Board of the Company and the Bank for the term commencing on October 1, 1997 and ending on December 31, 2000, unless extended by the Company to December 31, 2001. Under this agreement, Mr. Bron is entitled to (i) an annual base salary of $150,000,
(ii) an annual cash bonus of up to 100% of his base salary, in an amount determined by the Board of Directors, (iii) $500,000 of term life insurance above the amount normally provided to employees under the Company's group term life insurance, (iv) a monthly car allowance of $500 and (v) the premium cost under the Company's plan for family medical, dental, vision, long-term disability and accidental death and dismemberment insurance. In addition, Mr. Bron has been granted a ten-year option to purchase 60,000 shares of Common Stock at an exercise price of equal to 110% of the initial Offering price, which options vest 25% per year. In the event the Company terminates his employment without cause, or Mr. Bron terminates his employment as the result of a reduction in authority due to certain changes in control of the Bank or the Company, Mr. Bron shall be entitled to receive (i) a lump sum payment equal to his base salary from the date of termination to the next to occur of December 31, 1999, 2000 or 2001, but in no event less than six months salary,
(ii) a lump sum payment equal to the bonus received by him in the prior year prorated for that portion of the current year for which Mr. Bron was employed by the Company and (iii) any additional benefits accrued through the date of termination. In the event the Company terminates Mr. Bron's employment with cause, the Company is obligated to pay the compensation required by the agreement only through the date of termination.

  The Bank has entered into a salary continuation agreement with Mr. Bron pursuant to which Mr. Bron is entitled to receive an annual benefit of up to $100,000 payable over a period of 15 years upon either (i) the termination of his employment by the Bank for any reason other than termination for cause after attaining 65 years of age or (ii) his death if he is actively employed by the Bank at such time. Upon the termination of his employment for any of the following reasons, Mr. Bron is entitled to receive reduced annual benefits before 2003 which increase to $100,000 if such termination occurs in or after 2003: (i) the termination of his employment by the Bank without cause or after the occurrence of a change of control of the Bank or the Company, (ii) the termination of his employment due to disability, (iii) the termination of his employment as the result of a reduction in authority or (iv) the voluntary termination of his employment prior to attaining 65 years of age. The Bank may purchase insurance on the life of Mr. Bron to fund payments to Mr. Bron under this agreement. Any such insurance policy will be an asset of the Bank in which Mr. Bron will have no rights. The Bank is not required to make any payments under this agreement if Mr. Bron is terminated for cause.

  The Company has entered into an employment agreement with Lawrence J. Grill under which Mr. Grill has been employed as the President, Chief Executive Officer and Secretary of the Company and the Bank for the term commencing on October 1, 1997 and ending on December 31, 2000, unless extended by the Company to December 31, 2001. Under this agreement, Mr. Grill is entitled to
(i) an annual base salary of $190,000, (ii) an annual cash bonus of up to 50% of his base salary based upon the satisfaction of performance goals relating to pre-tax net income, return on stockholders' equity and such other factors as may be established by the Board of Directors, (iii) $500,000 of term life insurance above the amount normally provided to employees under the Company's group term life insurance, (iv) a monthly car allowance of $500 and (v) the premium cost under the Company's plan for family medical, dental, vision, long-term disability and accidental death and dismemberment insurance. In addition, Mr. Grill has been granted a ten-year option to purchase 60,000 shares of Common Stock at an exercise price equal to the initial Offering price, which options vest 25% per year. In the event the Company terminates his employment without cause, or Mr. Grill terminates his employment as the result of a reduction in authority due to certain changes in control of the Bank or the Company, Mr. Grill shall be entitled to receive (i) a lump sum payment equal to his base salary from the date of termination to the next to occur of December 31, 1999, 2000 or 2001, but in no event less than six months salary, (ii) a lump sum payment equal to the bonus received by him in the prior year prorated for that portion of the current year for which Mr. Grill was employed by the Company, (iii) any additional benefits accrued through the date of termination and (iv) continuation of group medical, disability and life insurance coverage for up to the balance of the stated term. In the event the Company terminates Mr. Grill's employment with cause, the Company is obligated to pay the compensation required by the agreement only through the date of termination.

  The Bank has entered into a salary continuation agreement with Mr. Grill pursuant to which Mr. Grill is entitled to receive an annual benefit of up to $100,000 payable over a period of 15 years upon either (i) the termination of his employment by the Bank for any reason other than termination for cause after attaining 67 years of age or (ii) his death if he is actively employed by the Company at such time. Upon the termination of his employment for any of the following reasons, Mr. Grill is entitled to receive reduced annual benefits before 2003 which increase to $100,000 if such termination occurs in or after 2003: (i) the termination of his employment by the Bank without cause or after the occurrence of a change of control of the Bank or the Company,
(ii) the termination of his employment due to disability, (iii) the termination of his employment as the result of a reduction in authority or
(iv) the voluntary termination of his employment prior to attaining 67 years of age. The Bank may purchase insurance on the life of Mr. Grill to fund payments to Mr. Grill under this agreement. Any such insurance policy will be an asset of the Bank in which Mr. Grill will have no rights. The Bank is not required to make any payments under this agreement if Mr. Grill is terminated for cause.

  United PanAm Mortgage Corporation has entered into an employment agreement with John T. French under which Mr. French has been employed as Chairman of the Board, President and Chief Executive Officer for the term commencing on October 1, 1997 and ending on September 30, 1999. Under this agreement, Mr. French is entitled to (i) a monthly base salary of $16,667, (ii) an annual cash bonus in an amount determined by the Board of Directors, but in no event less than $100,000 if Mr. French reasonably performs his obligations under the agreement, (iii) participate in all benefits made generally available by the company to its executives and (iv) the assumption by the company of an office lease in an amount not to exceed $1,500 per month for a term expiring on October 31, 1998. In addition, Mr. French has been granted a ten-year option to purchase 60,000 shares of Common Stock at an exercise price of $10.50 per share, which options vest in four equal annual installments commencing on October 15, 1997. Notwithstanding the option period described above, the options will fully vest on September 30, 1999 if Mr. French is an employee of the company on that date and the company and Mr. French neither renew this agreement nor enter into a new employment agreement. In the event the company terminates his employment without cause, or Mr. French terminates his employment for specified causes, Mr. French shall make himself available to perform such consulting services as the company deems reasonable and, in consideration thereof, shall be entitled to receive a monthly consulting fee of $10,000, all for the period from the date of termination to the later of the first anniversary of such termination or September 30, 1999, unless such consulting term is extended by the company for one additional year. In the event the company terminates Mr. French's employment with cause, the company is obligated to pay only the base salary through the date of termination.

  The Company has entered into an employment agreement with Ray C. Thousand under which Mr. Thousand has been employed as the President and Chief Executive Officer of United Auto Credit Corporation for the three years commencing on December 7, 1995. Under this agreement, Mr. Thousand is entitled to (i) an annual base salary of $135,000, (ii) an annual cash bonus of up to 100% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquencies and charge-offs and (iii) a monthly automobile allowance of $200. In addition, Mr. Thousand has been granted an option to purchase up to a 7.5% ownership interest in United Auto Credit Corporation at an exercise price equal to the book value of such interest (subject to certain adjustments), which option vests 20% per year based upon the satisfaction of specified performance goals and is exercisable only upon an initial public offering or the sale of United Auto Credit Corporation. The performance goal was satisfied for 1996. Although the Company anticipates that the goal will not be satisfied for 1997 and, accordingly, no portion of the option will vest for 1997, the unearned portion may be earned in the subsequent five years. In the event the Company terminates his employment before the end of the stated term without cause, Mr. Thousand shall be entitled to receive the base salary until the earlier to occur of the end of the stated term or the first anniversary of the date of termination, all compensation required by the agreement accrued to the date of termination and a prorated bonus. In the event the Company terminates Mr. Thousand's employment before the end of the stated term as a result of the failure of United Auto Credit Corporation to achieve specified performance goals, he shall be entitled to receive 15% of the remaining base salary that would have been paid under the agreement. In the event the Company terminates Mr. Thousand's employment before the end of the stated term with cause, the Company is obligated to pay the compensation required by the agreement only through the date of termination, and any accrued but unpaid bonus is forfeited.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  All decisions involving executive officer compensation are made by the Company's Compensation Committee, consisting of Messrs. Bron, Kaufman and Villanueva.

STOCK INCENTIVE PLAN

  General. In 1994, the Company adopted a stock option plan and, on November 5, 1997, amended and restated such plan as the United PanAm Financial Corp. 1997 Employee Stock Incentive Plan. Pursuant to the Stock Incentive Plan, officers, directors, employees and consultants of the Company are eligible to receive shares of Common Stock or other securities or benefits with a value derived from the value of the Common Stock.

  The purpose of the Stock Incentive Plan is to enable the Company to attract, retain and motivate officers, directors, employees and consultants by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company's stockholders by providing for or increasing their proprietary interests in the Company.

  The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Stock Incentive Plan currently is 2,287,500 (subject to adjustment to prevent dilution).

  Administration. The Stock Incentive Plan is administered by a committee of two or more directors appointed by the Board of Directors of the Company (the "Committee"). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Stock Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the Stock Incentive Plan are borne by the Company.

  Terms of Awards. The Stock Incentive Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

  An award granted under the Stock Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Committee may grant options that either are intended to be "incentive stock options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or are not intended to be incentive stock options ("non-qualified stock options"). Awards to consultants and non-employee directors may only be non-qualified stock options.

  An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto by (i) delivering previously owned shares of capital stock of the Company or other property,
(ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price is payable in cash by consultants and non-employee directors, although the Committee at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

  Subject to limitations imposed by law, the Board of Directors may amend or terminate the Stock Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Stock Incentive Plan of any rights thereunder without his consent.

  Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and ten percent stockholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from
Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The Stock Incentive Plan is designed to comply with Rule 16b-3.

  Awards may not be granted under the Stock Incentive Plan after the tenth anniversary of the adoption of the Stock Incentive Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Stock Incentive Plan.

  The business criteria on which performance goals are based under the Stock Incentive Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in value of the Common Stock after the date of grant or award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the Common Stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant (200,000 shares per year under the Stock Incentive Plan).

  Recent Awards. Since 1994, options have been granted to (i) Lawrence J. Grill, the President and Chief Executive Officer of the Company, to purchase up to 375,000 shares of Common Stock at an exercise price of $0.80 per share,
(ii) Carol M. Bucci, Senior Vice President, Treasurer and Chief Financial Officer of the Company, to purchase up to 56,250 shares of Common Stock at an exercise price of $0.80 per share and up to an additional 40,000 shares at $10.50 per share, (iii) Stephen W. Haley, the Senior Vice President-Compliance and Risk Management of the Company, to purchase up to 60,000 shares of Common Stock at an exercise price of $10.50 per share, (iv) Daniel L. Villanueva, a director of the Company, to purchase up to 18,750 shares of Common Stock at an exercise price of $0.80 per share, (v) Edmund M. Kaufman, a director of the Company, to purchase up to 18,750 shares of Common Stock at an exercise price of $0.80 per share, (vi) John T. French, a director of the Company and the Chairman of the Board, President and Chief Executive Officer of United PanAm Mortgage Corporation, to purchase up to 131,250 shares of Common Stock at an exercise price of $0.80 per share and up to an additional 60,000 shares at an exercise price of $10.50 per share, and (vii) 21 current or former employees or consultants of the Company to purchase up to an aggregate of 1,101,250 shares at an average exercise price of $4.77 per share. Such options vest in installments before October 15, 2001 and expire on or before October 15, 2007.

  Concurrently with the sale of the shares of Common Stock offered hereby, options will be granted to (i) Guillermo Bron, the Chairman of the Board of the Company, to purchase up to 60,000 shares of Common Stock at an exercise price equal to 110% of the initial public offering price, (ii) Mr. Grill to purchase up to 60,000 shares of Common Stock at an exercise price equal to the initial public offering price and (iii) Mr. Maizel to purchase up to 20,000 shares of Common Stock at an exercise price equal to the initial public offering price. These options will become exercisable in four equal annual installments commencing on the first anniversary of the date of grant and will expire on the tenth anniversary of the date of grant.

  The Company intends to register under the Securities Act the shares of Common Stock issuable pursuant to the Stock Option Plans. See "Description of Capital Stock--Shares Eligible For Future Sale."

PROFIT SHARING PLAN

  The Bank maintains the Pan American Bank 401(k) Profit Sharing Plan (the "401(k) Plan"), initially effective as of April 1, 1995, for the benefit of all eligible employees of the Company. The purpose of the 401(k) Plan is to provide participating employees a vehicle for deferring a part of their pre-tax salary to provide security for their retirement.

  All employees of the Company who have completed six months of service are eligible to participate in the 401(k) Plan on the first day of the month following completion of the service requirement. The 401(k) Plan provides for two types of contributions: employee elective deferrals and employer profit sharing contributions. Participating employees can contribute, by way of payroll deductions, up to the lesser of 15% of their pre-tax salary or the annual dollar limit of $9,500 for 1997 as an elective deferral, subject to certain legal limits. In addition, the 401(k) Plan permits participating employees to make rollover contributions. The 401(k) Plan does not permit participants to make voluntary after-tax contributions.

  The 401(k) Plan provides for discretionary profit sharing contributions. Each plan year (which is the calendar year), the Board of Directors of the Bank will determine whether or not to make a contribution to the 401(k) Plan and, if so, in what amount. If the Bank determines to make a contribution to the 401(k) Plan, the amounts contributed by each affiliated employer will be allocated to the accounts of participating employees who are employed on the last day of the plan year on a pro rata basis. The Bank has not elected to make a discretionary profit sharing contribution for any of the plan years that the 401(k) Plan has been in existence. Effective January 1, 1998, the Company may commence matching contributions to the 401(k) Plan.

  Participating employees have the right to invest all contributions allocated to their accounts under one or more of the six investment options offered. A participating employee is always 100% vested in elective deferrals. Participating employees become vested in their employer contributions 20% after the completion of one year of service and 20% for each year thereafter, with 100% vesting after the completion of five or more years of service.

  Upon a participating employee's retirement, death, total and permanent disability, attainment of age 59 1/2 or other termination of employment with the Company, he is entitled to receive a distribution of vested benefits. The participating employee will receive these benefits in the form of a lump sum. While a participating employee is still in the employ of the Company, he may withdraw benefits only from his elective deferral account and only upon a showing of financial hardship. A participating employee may also borrow against his vested benefits, but those benefits must be repaid.

  Tax law limits deductible contributions in 1998 to the lesser of 15% of the total amount of pre-tax salary paid during the plan year or $10,000 to participating employees. The 401(k) Plan is designed to qualify under Section 401(k) of the Code and, therefore, contributions by the Company and the participating employees are deductible by the Company and not includible in the income of participating employees for federal income tax purposes.

  The Internal Revenue Service has determined that the 401(k) Plan is a qualified plan within the meaning of Section 401(a) and 401(k) of the Code as of September 20, 1996.

  The Bank, through its Board of Directors, appoints one or more administrators to administer the 401(k) Plan. Pursuant to the terms of the 401(k) Plan, the plan administrator will operate the 401(k) Plan so as not to discriminate in favor or participating employees who are officers, stockholders or highly compensated employees of the Company. All trust assets are held in trust by the trustee for the exclusive benefit of the participating employees and their beneficiaries under the 401(k) Plan.

  The account balances of the Named Executives under the 401(k) Plan, consisting solely of such officers' electing deferrals as of September 30, 1997, are as follows.

   NAME                                                          ACCOUNT BALANCE
   ----                                                          ---------------
   Lawrence J. Grill............................................   $36,477.41
   Guillermo Bron...............................................   $10,187.70
   John T. French...............................................   $ 9,594.49
   Ray C. Thousand..............................................          -0-
   Carol M. Bucci...............................................   $16,193.73

CERTAIN TRANSACTIONS

  Subsequent to July 1, 1997, the stockholders of the Company loaned the Company an aggregate of $2.0 million, each substantially in proportion to the number of shares of Common Stock held by him. The amount borrowed was used to finance the establishment and initial operations of United PanAm Mortgage Corporation. These loans are unsecured, bear interest at an annual rate of 8% payable in semiannual installments and are due and payable on June 30, 1999. The Company intends to use a portion of the net proceeds of the Offering to repay this indebtedness. See "Use of Proceeds."

  On October 15, 1997, the Company loaned $225,000 to Lawrence J. Grill to finance his exercise of an option to purchase 281,250 shares of Common Stock. This loan is secured by the shares purchased, bears interest at an annual rate of 5.81% payable annually and is due and payable on the earlier of October 15, 2000 or the termination of Mr. Grill's employment by the Company.

  United Auto Credit Corporation has granted to certain of its key employees the right to purchase up to a 13.5% ownership interest in that company, and may, in the future, grant options to purchase an additional 1.5%. These options are exercisable only upon an initial public offering or the sale of United Auto Credit Corporation, at an exercise price equal to the book value of such interest (subject to certain adjustments). These options vest based upon the satisfaction of specified performance goals generally related to the pre-tax profit of United Auto Credit Corporation.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of November 7, 1997, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director and Named Executive and (iii) all directors and executive officers as a group.

                             SHARES BENEFICIALLY OWNED     SHARES BENEFICIALLY OWNED
                               PRIOR TO OFFERING(2)           AFTER OFFERING(2)(3)
                            -----------------------------  -----------------------------
                             NUMBER OF       PERCENT OF     NUMBER OF       PERCENT OF
   NAME AND ADDRESS(1)         SHARES         CLASS(4)        SHARES         CLASS(4)
   -------------------      --------------- -------------  --------------- -------------
Pan American Financial,
 L.P.(5)
 1999 Avenue of the Stars,
 Suite 2960
 Los Angeles, California
 90067....................        8,681,250          79.3%       8,681,250
BVG West Corp.(6).........        1,368,750          12.5%       1,368,750
 1999 Avenue of the Stars,
 Suite 2960
 Los Angeles, California
 90067
Lawrence J. Grill(7)......          521,250           4.8%         521,250
Guillermo Bron(8).........              --            --               --
John T. French(9).........           80,625             *           80,625
Ray C. Thousand...........              --            --               --
Carol M. Bucci(10)........           28,125             *           28,125
Stephen W. Haley(11)......           15,000             *           15,000
Edmund M. Kaufman(12).....            9,375             *            9,375
Daniel L. Villanueva(13)..           14,063             *           14,063
Luis Maizel(14)...........              --            --               --
All directors and
 executive officers as a
 group (nine
 persons)(15).............          668,438           6.1%         668,438

--------
 *  Less than one percent.
(1) The business address of each director and executive officer of the Company is 1300 South El Camino Real, San Mateo, California 94402.
(2) Each person has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws where applicable.
(3) Assumes no exercise of the Underwriters' over-allotment option.
(4) Shares of Common Stock which the person (or group) has the right to acquire within 60 days after November 7, 1997 are deemed to be outstanding in calculating the percentage ownership of the person (or group), but are not deemed to be outstanding as to any other person or group.

(5) PAFLP is a Delaware limited partnership, the sole general partner of which is BVG West Corp. BVG West Corp. is wholly owned by Mr. Bron. Mr. Bron and members of his family hold 59.0% of the Class A Limited Partnership Units and 52.2% of the Class B Limited Partnership Units of PAFLP. Mr. Bron and BVG West Corp. each disclaims beneficial ownership of the shares of Common Stock held by PAFLP.
(6) BVG West Corp. is the sole general partner of PAFLP and is wholly owned by Mr. Bron. Mr. Bron disclaims beneficial ownership of the shares of Common Stock held by BVG West Corp.

(7) Excludes (i) 93,750 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after November 7, 1997, (ii) 37,500 shares held by Mr. Grill's adult children and 1,875 shares held by Mr. Grill's father-in-law, as to which shares he disclaims beneficial ownership, and (iii) 60,000 shares issuable upon the exercise of stock options to be granted pursuant to the Stock Incentive Plan concurrently with the completion of the Offering. See "Management--Stock Incentive Plan." Mr. Grill holds 10.2% of the Class B Limited Partnership Units of PAFLP. Mr. Grill disclaims beneficial ownership of the shares of Common Stock held by PAFLP.

(8) Excludes (i) 1,368,750 shares held by BVG West Corp., a corporation owned by Mr. Bron, (ii) 8,681,250 shares held by PAFLP the sole general partner of which is BVG West Corp., and (iii) 60,000 shares issuable upon the exercise of stock options to be granted pursuant to the Stock Incentive Plan concurrently with the completion of the Offering. See "Management-- Stock Incentive Plan."

(9) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan. Excludes 110,625 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days of November 7, 1997. See "Management--Stock Incentive Plan." Mr. French holds 12.4% of the Class B Limited Partnership Units of PAFLP. Mr. French disclaims beneficial ownership of the shares of Common Stock held by PAFLP.
(10) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan. Excludes 68,125 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after November 7, 1997. See "Management--Stock Incentive Plan."
(11) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan. Excludes 45,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after November 7, 1997. See "Management--Stock Incentive Plan."
(12) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan. Excludes 9,375 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after November 7, 1997. See "Management--Stock Incentive Plan." Mr. Kaufman holds 1.8% of the Class B Limited Partnership Units of PAFLP. Mr. Kaufman disclaims beneficial ownership of the shares of Common Stock held by PAFLP.

(13) Consists of shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan. Excludes (i) 4,687 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after November 7, 1997 and (ii) 150,000 shares and warrants to purchase an additional 75,000 shares held by Villanueva Management Inc., an investment company owned by Daniel D. Villanueva. See "Management--Stock Incentive Plan." Daniel L. Villanueva holds 2.8% of the Class B Limited Partnership Units by PAFLP. Mr. Villanueva disclaims beneficial ownership of the shares of Common Stock held by Villanueva Management Inc. or PAFLP.
(14) Excludes 20,000 shares issuable upon the exercise of stock options to be granted pursuant to the Stock Incentive Plan concurrently with the completion of the Offering. See "Management--Stock Option Plan."

(15) Includes 147,188 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan. Excludes (i) 331,562 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are not exercisable within 60 days after November 7, 1997 and (ii) 140,000 shares issuable upon the exercise of stock options to be granted pursuant to the Stock Incentive Plan concurrently with the completion of the Offering. See "Management--Stock Incentive Plan."

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $0.01 par value, and 2,000,000 shares of Preferred Stock, $0.01 par value. At November 7, 1997, there were 10,950,000 shares of Common Stock outstanding, held of record by nine persons.

COMMON STOCK

  Holders of Common Stock are entitled to one vote per share in all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preference, if any, of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

  The Board of Directors has the authority, without any further vote or action by the stockholders, to issue up to 2,000,000 shares of Preferred Stock from time to time in one or more series, to establish the number of shares to be included in each such series, to fix the designations, preferences, limitations and relative, participating, optional or other special rights and qualifications or restrictions of the shares of each series, and to determine the voting powers, if any of, such shares. The issuance of Preferred Stock could adversely affect, among other things, the rights of existing stockholders or could delay or prevent a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock. In addition, any such issuance could have the effect of delaying, deferring or preventing a change in control of the Company and could make the removal of the present management of the Company more difficult. The Company has no current plans to issue any Preferred Stock.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

  Certain provisions of Delaware law and the Company's Certificate of Incorporation could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the Company. The Company believes that the benefits of increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

  The Company will be subject to the provisions of Section 203 of the DGCL. In general, this section prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. This provision may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders.

  The Company's Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent. The Certificate of Incorporation provides that special meetings of stockholders can be called only by the Company's Board of Directors, Chairman of the Board, President or Chief Executive Officer, or at the written request of holders of not less than 25% of the voting shares. The Bylaws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to business to be brought before an annual meeting of stockholders of the Company. The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors is authorized to amend the Bylaws only by the affirmative vote of 60% or more of the entire Board of Directors, and the Company's stockholders may amend the Bylaws only upon the affirmative vote of the holders of 75% or more of the voting shares. In addition, the Company's Certificate of Incorporation provides that certain articles of the Certificate of Incorporation may be amended only upon the affirmative vote of the holders of 75% or more of the voting shares, including articles containing provisions dealing with, among other things: (i) the aforementioned voting requirements for amending the Bylaws; (ii) the directors' indemnification contained in the Certificate of Incorporation; and
(iii) denial of cumulative voting and stockholder action by written consent and the procedures for calling special meetings.

TRANSFER AGENT AND REGISTRAR

  The Company has appointed U.S. Stock Transfer Corporation, Glendale, California as the transfer agent and registrar for the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

  Prior to the Offering, there has been no market for the Common Stock. Future sales of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices.

  Upon completion of the Offering, there will be    shares of Common Stock
outstanding. Of these shares, the    shares sold in the Offering will be
freely tradable without restriction or further registration under the Securities Act, except for any such shares held by an "affiliate" of the Company. The remaining 10,950,000 shares (the "Restricted Shares"), and any shares purchased in the Offering by an "affiliate" of the Company, may not be sold without registration under the Securities Act or pursuant to an applicable exemption therefrom.

  In general, under Rule 144 promulgated under the Securities Act, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any prior owner other than an "affiliate" of the Company), or who is an "affiliate" of the Company, is entitled to sell within any three-month period a number of such Restricted Shares or, in the case of an "affiliate," a number of such Restricted Shares and shares purchased in the public market, that does not exceed the greater of (i) 1% of the then
outstanding shares of the Common Stock (approximately    shares immediately
after the Offering) or (ii) the average weekly trading volume of the Common Stock in the public market during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding the Company. A person who has not been an "affiliate" of the Company at any time during the 90 days preceding a sale, and who has beneficially owned Restricted Shares for at least two years, is entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements. As of November 7, 1997, 10,668,750 of the Restricted Shares may be deemed to have been held for more than one year.

  Subject to certain limitations on the aggregate offering price of a transaction and other conditions, Rule 701 under the Securities Act ("Rule 701") may be relied upon with respect to the resale of securities originally purchased from the Company by its employees, directors, officers, consultants or advisers prior to the closing of the Offering, pursuant to written compensatory benefit plans or written contracts relating to the compensation of such persons. In addition, the Commission has indicated that Rule 701 will apply to stock options granted by the

Company under its employee benefit plans before the Offering, along with the shares of Common Stock acquired upon exercise of such options. Securities issued in reliance on Rule 701 are deemed to be restricted securities and, beginning 90 days after the date of this Prospectus (unless subject to the lock-up agreements described below), may be sold by persons other than affiliates of the Company subject only to the manner-of-sale provisions of Rule 144 and by affiliates of the Company under Rule 144 without compliance with its minimum holding period requirement.

  All of the Company's officers and directors and certain of its other stockholders have agreed that they will not, without the prior written consent of NationsBanc Montgomery Securities, Inc. (which consent may be withheld in its sole discretion) and subject to certain limited exceptions, directly or indirectly, sell, offer, contract or grant any option to sell, make any short sale, pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise dispose of any shares of Common Stock, options or warrants to acquire Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock currently owned either of record or beneficially by them or announce the intention to do any of the foregoing, for a period commencing on the date of this Prospectus and continuing to a date 180 days after such date. NationsBanc Montgomery Securities, Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. In addition, the Company has agreed that, for a period of 180 days after the date of this Prospectus, it will not, without the consent of NationsBanc Montgomery Securities, Inc., issue, offer, sell or grant options to purchase or otherwise dispose of any equity securities or securities convertible into or exchangeable for equity securities except for (i) the issuance of shares of Common Stock offered hereby and (ii) the grant of options to purchase shares of Common Stock pursuant to the Stock Incentive Plan and shares of Common Stock issued pursuant to the exercise of such options, provided that such options shall not vest, or the Company shall obtain the written consent of the grantee not to transfer such shares, until the end of such 180-day period. See "Underwriting."

  The Company has granted options to purchase up to 1,580,000 shares of Common Stock pursuant to the Stock Incentive Plan. Concurrently with the sale of the shares offered hereby, the Company will grant options to purchase an additional 140,000 shares of Common Stock pursuant to the Stock Incentive Plan. An additional 567,500 shares currently are reserved for issuance under the Stock Incentive Plan. The Company intends to register the sale of such shares under the Securities Act. See "Management--Stock Incentive Plan." Accordingly, as awards under the Stock Incentive Plan vest, shares issued pursuant thereto will be freely tradable, except such shares as may be acquired by an "affiliate" of the Company.

                                 UNDERWRITING

  The Underwriters named below represented by NationsBanc Montgomery Securities, Inc. and Piper Jaffray Inc. (the "Representatives") have severally agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase from the Company the number of shares of Common Stock indicated below opposite their respective names at the initial public offering price less the underwriting discount set forth on the cover page of this
Prospectus:

      UNDERWRITER                                               NUMBER OF SHARES
      -----------                                               ----------------
NationsBanc Montgomery Securities, Inc.........................
Piper Jaffray Inc..............................................
                                                                      ----
  Total........................................................
                                                                      ====

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are committed to purchase all of such shares if any are purchased.

  The Representatives have advised the Company that the Underwriters propose initially to offer the shares of Common Stock to the public on the terms set forth on the cover page of this Prospectus. The Underwriters may allow to selected dealers a concession of not more that $ per share, and the Underwriters may allow, and such dealers may reallow, a concession of not more than $ per share to certain other dealers. After the Offering, the offering price and other selling terms may be changed by the Representatives. The shares of Common Stock are offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.

  The Company has granted an option to the Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to a
maximum of    additional shares of Common Stock to cover over-allotments, if any, at the offering price less the underwriting discount set forth on the cover page of this Prospectus. To the extent the Underwriters exercise this option, each of the Underwriters will be committed, subject to certain conditions, to purchase such additional shares in approximately the same proportion as set forth in the above table. The Underwriters may purchase such shares only to cover over-allotments made in connection with the Offering.

  The Underwriting Agreement provides that the Company and certain of its stockholders will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or will contribute to payments that the Underwriters may be required to make in respect thereof.

  All of the Company's officers and directors and certain of its other stockholders have agreed that they will not, without the prior written consent of NationsBanc Montgomery Securities, Inc. (which consent may be withheld in its sole discretion) and subject to certain limited exceptions, directly or indirectly, sell, offer, contract or grant any option to sell, make any short sale, pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock currently owned either of record or beneficially by them or announce the intention to do any of the foregoing, for a period commencing on the date of this Prospectus and continuing to a date 180 days after such date. NationsBanc Montgomery Securities, Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. In addition, the Company has agreed that, for a period of 180 days after the date of this Prospectus, it will not, without the consent of

NationsBanc Montgomery Securities, Inc., issue, offer, sell or grant options to purchase or otherwise dispose of any equity securities or securities convertible into or exchangeable for equity securities except for (i) the issuance of shares of Common Stock offered hereby and (ii) the grant of options to purchase shares of Common Stock pursuant to the Stock Incentive Plan and shares of Common Stock issued pursuant to the exercise of such options, provided that such options shall not vest, or the Company shall obtain the written consent of the grantee not to transfer such shares, until the end of such 180-day period. See "Management--Stock Incentive Plan" and "Description of Capital Stock--Shares Eligible for Future Sale."

  Prior to the Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price will be determined by negotiations among the Company and the Representatives. Among the factors to be considered in such negotiations are the history of, and prospects for, the Company and the industry in which it competes, an assessment of the Company's management, its past and present operations and financial performance, the prospects for further earnings of the Company, the present state of the Company's development, the general condition of the securities markets at the time of the Offering, the market prices of and demand for the publicly traded common stock of comparable companies in recent periods and other factors deemed relevant.

  The Representatives have advised the Company that, pursuant to Regulation M under the Securities Act, certain persons participating in the Offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Common Stock on behalf of the Underwriters for the purpose of fixing or maintaining the price of the Common Stock. A "syndicate covering transaction" is the bid for or the purchase of the Common Stock on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with the Offering. A "penalty bid" is an arrangement permitting the Representatives to reclaim the selling concession otherwise accruing to an Underwriter or syndicate member in connection with the Offering if the Common Stock originally sold by such Underwriter or syndicate member is purchased by a Representative in a syndicate covering transaction and has, therefore, not been effectively placed by such Underwriter or syndicate member. The Representatives have advised the Company that such transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

  The Representatives have informed the Company that the Underwriters do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.

                                 LEGAL MATTERS

  Certain matters relating to the offering are being passed upon for the Company by Manatt, Phelps & Phillips, LLP, Los Angeles, California. Certain legal matters will be passed upon for the Underwriters by Gibson, Dunn & Crutcher LLP, San Francisco, California.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1995 and December 31, 1996, for the years then ended and for the period from April 29, 1994 (inception) to December 31, 1994 have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company has filed a Registration Statement under the Securities Act with the Commission with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission. Statements contained in this Prospectus, such as the contents of any contract or other document referred to, are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Upon completion of the Offering, the Company will be subject to the information reporting requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the Commission. A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon the payment of certain fees prescribed by the Commission. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of the site is http://www.sec.gov.

                          UNITED PANAM FINANCIAL CORP.

                         INDEX TO FINANCIAL STATEMENTS

  Independent Auditors' Report.............................................. F-2

  Consolidated Statements of Financial Condition
   as of September 30, 1997 (unaudited) and
   December 31, 1996 and 1995............................................... F-3

  Consolidated Statements of Operations for the
   nine months ended September 30, 1997 and 1996
   (unaudited) and for the years ended December 31,
   1996 and 1995 and for the period from April 29,
   1994 (Inception) through December 31, 1994............................... F-4

  Consolidated Statements of Stockholders' Equity for
   the nine months ended September 30, 1997
   (unaudited) and for the years ended December 31,
   1996 and 1995 and for the period from April 29, 1994
   (Inception) through December 31, 1994.................................... F-5

  Consolidated Statements of Cash Flows
   for the nine months ended September 30, 1997
   and 1996 (unaudited) and for the years ended
   December 31, 1996 and 1995 and for the period from
   April 29, 1994 (Inception) through December 31, 1994..................... F-6

  Consolidated Statements of Cash Flows, Continued
   for the nine months ended September 30, 1997
   and 1996 (unaudited) and for the years ended
   December 31, 1996 and 1995 and for the period from
   April 29, 1994 (Inception) through December 31, 1994..................... F-7

  Notes to Consolidated Financial Statements................................ F-8

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
United PanAm Financial Corp.:

  We have audited the accompanying consolidated statements of financial condition of United PanAm Financial Corp. and subsidiaries (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995 and the period from April 29, 1994 (inception), through December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United PanAm Financial Corp. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995, and for the period from April 29, 1994 (inception), through December 31, 1994 in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

San Francisco, California
August 22, 1997

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
              (INFORMATION AS OF SEPTEMBER 30, 1997 IS UNAUDITED)

                                                                DECEMBER 31,
                                                SEPTEMBER 30, -----------------
                                                     1997       1996     1995
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)   ------------- -------- --------
                                                 (UNAUDITED)
ASSETS
Cash and due from banks........................   $ 23,791    $  5,063 $  1,580
Short term investments.........................     22,000      21,000   21,993
                                                  --------    -------- --------
Cash and cash equivalents......................     45,791      26,063   23,573
Securities available for sale, at fair value...      2,002          --       --
Loans, net.....................................    152,500     134,821  131,794
Loans, held for sale...........................     70,241      20,766       --
Federal Home Loan Bank stock, at cost..........      1,769       1,288      766
Accrued interest receivable....................        927         845    1,169
Real estate owned, net.........................        637         988      298
Premises and equipment, net....................      2,282         822      208
Deferred tax assets............................      2,105         247       --
Intangible assets..............................        489         584      716
Other assets...................................      4,519       1,174    1,057
                                                  --------    -------- --------
  Total assets.................................   $283,262    $187,598 $159,581
                                                  ========    ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits.......................................   $210,783    $159,061 $141,924
Notes Payable..................................     12,870      10,930   10,930
Federal Home Loan Bank advances................     35,000       4,000       --
Deferred tax liabilities.......................         --          --      173
Accrued expenses and other liabilities.........     14,254       6,846      743
                                                  --------    -------- --------
  Total liabilities............................    272,907     180,837  153,770
                                                  --------    -------- --------
Commitments and contingencies..................         --          --       --
Common stock (par value $0.01 per share):
 Authorized, 20,000,000 shares.................
 Issued and outstanding, 10,668,750 shares at
  September 30, 1997, December 31, 1996 and
  1995.........................................        107         107      107
Additional paid-in capital.....................      5,130       5,130    5,130
Retained earnings..............................      5,118       1,524      574
                                                  --------    -------- --------
  Total stockholders' equity...................     10,355       6,761    5,811
                                                  --------    -------- --------
  Total liabilities and stockholders' equity...   $283,262    $187,598 $159,581
                                                  ========    ======== ========

See accompanying notes to consolidated financial statements.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (INFORMATION FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED)

                                 NINE MONTHS       YEARS      APRIL 29, 1994
                                    ENDED          ENDED       (INCEPTION)
                                SEPTEMBER 30,   DECEMBER 31,     THROUGH
                               --------------- --------------  DECEMBER 31,
(DOLLARS IN THOUSANDS. EXCEPT   1997    1996    1996    1995       1994
PER SHARE DATA)                ------- ------- ------- ------ --------------
                                 (UNAUDITED)
INTEREST INCOME:
 Loans.......................  $17,329 $11,008 $15,159 $9,207     $1,868
 Accretion of discount on
  loans purchased............      538     576     696    873        127
 RTC interest................       --      --      --    248      1,134
 Short term investments and
  securities available
  for sale...................      447     532     706  3,205      3,753
                               ------- ------- ------- ------     ------
 Total interest income.......   18,314  12,116  16,561 13,533      6,882
                               ------- ------- ------- ------     ------
INTEREST EXPENSE:
 Deposits....................    6,710   5,330   7,225  7,240      3,385
 Federal Home Loan Bank
  advances...................    1,001      34      72     --         --
 Notes payable...............      482     388     556    487        188
                               ------- ------- ------- ------     ------
 Total interest expense......    8,193   5,752   7,853  7,727      3,573
                               ------- ------- ------- ------     ------
   Net interest income.......   10,121   6,364   8,708  5,806      3,309
 Provision for loan losses...      445      98     194    120         50
                               ------- ------- ------- ------     ------
   Net interest income after
    provision for loan
    losses...................    9,676   6,266   8,514  5,686      3,259
                               ------- ------- ------- ------     ------
NON-INTEREST INCOME:
 Gain on sale of loans, net..   15,260     854   2,333     90          3
 Loan related charges and
  fees.......................      360     201     116     48         11
 Service charges and fees....      123      93     272    121         51
 Other income................       40      20      55     59         33
                               ------- ------- ------- ------     ------
 Total non-interest income...   15,783   1,168   2,776    318         98
                               ------- ------- ------- ------     ------
NON-INTEREST EXPENSE:
 Compensation and benefits...   12,195   3,365   5,248  2,750      1,564
 Occupancy expense...........    1,847     529     809    407        371
 SAIF special assessment.....       --      --     820     --         --
 Marketing...................      932     100     171     78        103
 Telephone...................      599     107     185     71         --
 Professional fees...........      554     246     339    224        190
 Travel and entertainment....      535      89     170     88         --
 Stationary and supplies.....      448     123     217    115         78
 Postage and delivery........      348      90     167     51         --
 Data processing.............      354     281     364    284        214
 Deposit insurance premiums..      278     275     371    395        218
 Loan servicing expense......      212     122     168     84         --
 Insurance premiums..........      160      72      93    102        100
 Amortization of intangible
  assets.....................       95      98     132    169         --
 Other expenses..............      728     309     395    344        305
                               ------- ------- ------- ------     ------
 Total non-interest
  expenses...................   19,285   5,806   9,649  5,162      3,143
                               ------- ------- ------- ------     ------
 Income before income
  taxes......................    6,174   1,628   1,641    842        214
 Income taxes................    2,580     698     691    384         98
                               ------- ------- ------- ------     ------
 Net income..................  $ 3,594 $   930 $   950 $  458     $  116
                               ======= ======= ======= ======     ======
 Earnings per share (pro
  forma) (unaudited).........  $   .32         $   .09
                               =======         =======


See accompanying notes to consolidated financial statements

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND THE NINE
                 MONTHS ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

                                              ADDITIONAL              TOTAL
                              NUMBER   COMMON  PAID-IN   RETAINED STOCKHOLDERS'
                            OF SHARES  STOCK   CAPITAL   EARNINGS    EQUITY
(DOLLARS IN THOUSANDS)      ---------- ------ ---------- -------- -------------
Balance, April 29, 1994,
 Inception................          --  $ --    $   --    $   --     $    --
Issuance of common stock..  10,668,750   107     5,130        --       5,237
Net income................          --    --        --       116         116
                            ----------  ----    ------    ------     -------
Balance, December 31,
 1994.....................  10,668,750   107     5,130       116       5,353
Net income................          --    --        --       458         458
                            ----------  ----    ------    ------     -------
Balance, December 31,
 1995.....................  10,668,750   107     5,130       574       5,811
Net income................          --    --        --       950         950
                            ----------  ----    ------    ------     -------
Balance, December 31,
 1996.....................  10,668,750   107     5,130     1,524       6,761
Net income (unaudited)....          --    --        --     3,594       3,594
                            ----------  ----    ------    ------     -------
Balance, September 30,
 1997 (unaudited).........  10,668,750  $107    $5,130    $5,118     $10,355
                            ==========  ====    ======    ======     =======



See accompanying notes to consolidated financial statements.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
           (INFORMATION AS OF SEPTEMBER 30, 1997 AND THE NINE MONTHS
                ENDED SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED)

                              NINE MONTHS              YEARS          APRIL 29, 1994
                                 ENDED                 ENDED           (INCEPTION)
                             SEPTEMBER 30,         DECEMBER 31,          THROUGH
                          --------------------  --------------------   DECEMBER 31,
(DOLLARS IN THOUSANDS,      1997       1996       1996       1995          1994
EXCEPT PER SHARE DATA)    ---------  ---------  ---------  ---------  --------------
                              (UNAUDITED)
Cash flows from
 operating activities:
Net income..............  $   3,594  $     930  $     950  $     458    $     116
Adjustments to reconcile
 net income to net cash
 (used in) provided by
 operating activities:
 Gain on sale of loans..    (15,261)      (854)    (2,333)       (90)          (3)
 Origination of mortgage
  loans held for sale...   (339,014)   (37,603)   (71,796)        --           --
 Sales of mortgage loans
  held for sale.........    298,454     22,159     52,224         --           --
 Provision for loan
  losses................        445         98        194        120           50
 Accretion of discount
  on loans..............       (538)      (576)      (696)      (873)        (127)
 Depreciation and
  amortization..........        504        184        270        142            5
 FHLB stock dividend....        (74)       (51)       (74)       (37)         (19)
 Deferred loan fees,
  net...................        801        419        (52)        --           --
 Decrease (increase) in
  accrued interest
  receivable............        (82)       177        324        669       (1,838)
 Decrease (increase) in
  other assets..........     (3,345)       207       (117)     3,181       (5,046)
 Deferred income taxes..     (1,858)      (164)      (420)        93           80
 Increase in accrued
  expenses and other
  liabilities...........      7,408      3,537      6,127        114          690
                          ---------  ---------  ---------  ---------    ---------
 Net cash (used in)
  provided by operating
  activities............    (48,966)   (11,537)   (15,399)     3,777       (6,092)
                          ---------  ---------  ---------  ---------    ---------
Cash flows from
 investing activities:
 Proceeds from
  maturities of
  investment
  securities............         --         --         --         --        9,857
 Originations, net of
  repayments, of
  mortgage loans........     16,859     15,434     19,538     10,728        4,651
 Purchase of mortgage
  loans.................         --         --         --    (75,878)     (57,176)
 Sales of mortgage
  loans.................         --         --         --      3,470           --
 Originations, net of
  repayments, of non-
  mortgage loans........    (30,346)   (18,715)   (22,485)   (16,771)        (235)
 Purchase of securities
  available for sale....     (2,002)    (3,999)        --         --       (9,857)
 Purchase of premises
  and equipment.........     (1,869)      (557)      (776)      (212)         (51)
 Purchase of FHLB
  stock.................       (407)      (451)      (448)        --         (729)
 Proceeds from sale of
  real estate owned.....      1,797        528        923         --           --
                          ---------  ---------  ---------  ---------    ---------
 Net cash used in
  investing activities..    (15,968)    (7,760)    (3,248)   (78,663)     (53,540)
                          ---------  ---------  ---------  ---------    ---------
Cash flows from
 financing activities:
 Purchase of deposits...         --         --         --         --      179,904
 Sale of deposits.......         --         --         --         --      (16,031)
 Net increase (decrease)
  in deposits...........     51,722      6,055     17,137    (21,190)        (759)
 Proceeds from ICA
  note..................         --         --         --         --       10,930
 Issuance of common
  stock and additional
  capital
  contribution..........         --         --         --         --        5,237
 Proceeds from notes
  payable from
  shareholders..........      1,940         --         --         --           --
 Proceeds, net of
  repayments, from FHLB
  advances..............     31,000      4,000      4,000         --           --
                          ---------  ---------  ---------  ---------    ---------
 Net cash provided by
  (used in) financing
  activities............     84,662     10,055     21,137    (21,190)     179,281
                          ---------  ---------  ---------  ---------    ---------
Net increase (decrease)
 in cash and cash
 equivalents............     19,728     (9,242)     2,490    (96,076)     119,649
Cash and cash
 equivalents at
 beginning of period....     26,063     23,573     23,573    119,649           --
                          ---------  ---------  ---------  ---------    ---------
Cash and cash
 equivalents at end of
 period.................  $  45,791  $  14,331  $  26,063  $  23,573    $ 119,649
                          =========  =========  =========  =========    =========


See accompanying notes to consolidated financial statements.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
                     (INFORMATION FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1997 AND 1996 IS UNAUDITED)

                                                                  APRIL 29, 1994
                                  NINE MONTHS ENDED  YEARS ENDED   (INCEPTION)
                                    SEPTEMBER 30,   DECEMBER 31,     THROUGH
(Dollars in thousands)            ----------------- -------------  DECEMBER 31
                                    1997     1996    1996   1995       1994
                                  -------- -------- ------ ------ --------------
                                     (UNAUDITED)
Supplemental disclosures of cash
 flow information:
 Cash paid for:
  Interest......................  $  8,055 $  5,763 $7,856 $7,720     $3,569
                                  ======== ======== ====== ======     ======
  Taxes.........................  $  1,500 $    745 $1,512 $  763     $   10
                                  ======== ======== ====== ======     ======
Supplemental schedule of non-
 cash investing and financing
 activities:
  Acquisition of real estate
   owned through
   foreclosure of related
   mortgage loans...............  $  1,446 $    944 $1,613 $  298     $   --
                                  ======== ======== ====== ======     ======



See accompanying notes to consolidated financial statements.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
      AND THE YEARS ENDED DECEMBER 31, 1996, 1995 AND FOR THE PERIOD FROM
             APRIL 29, 1994 (INCEPTION) THROUGH DECEMBER 31, 1994

1. BUSINESS

ORGANIZATION

  United PanAm Financial Corp. (the "Company"), was organized as a holding company for Pan American Financial, Inc. ("PAFI") and Pan American Bank, FSB (the "Bank") to purchase certain assets and assume certain liabilities (the "Purchase Agreement") of Pan American Federal Savings Bank from the Resolution Trust Corporation (the "RTC") on April 29, 1994. The Company, PAFI and the Bank are considered by the RTC to be minority owned. The Company is owned substantially by Pan American Financial, LP. PAFI is a wholly-owned subsidiary of the Company and the Bank is a wholly-owned subsidiary of PAFI.

  These financial statements have been prepared in conformity with generally accepted accounting principles. In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  In 1997, the Company changed its fiscal year end from June 30 to December
31.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of United PanAm Financial Corp., Pan American Financial, Inc., United PanAm Mortgage Corporation and Pan American Bank, FSB. Substantially all of the Company's revenues are derived from the operations of the Bank and United PanAm Mortgage Corporation and they represent substantially all of the Company's consolidated assets and liabilities as of September 30, 1997 and December 31, 1996 and 1995. Significant inter-company accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

  For financial statement purposes, cash and cash equivalents include cash on hand, non-interest-bearing deposits, certificates of deposit, Federal funds sold, commercial paper and highly liquid interest-bearing deposits with maturities of three months or less.

  In accordance with regulations, the Bank must maintain an amount equal to 5% of the sum of total deposits and short-term borrowings in cash and U.S. Government and other approved securities that are readily convertible to cash. The Bank exceeded these requirements at September 30, 1997 and December 31, 1996 and 1995.

SECURITIES

  Securities are classified in one of three categories: held to maturity, trading, or available for sale. Investments classified as held to maturity are carried at amortized cost because management has both the intent and ability to hold these investments to maturity. Investments classified as trading are carried at fair value with any gains and losses reflected in earnings. All other investments are classified as available for sale and are carried at fair value with any unrealized gains and losses included as a separate component of stockholders' equity, net of applicable taxes.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

LOANS

  The Company originates and purchases loans for investment as well as for sale in the secondary market. At the date of acquisition, mortgage loans are designated as either held for sale or held for investment, and accounted for accordingly. Loans held for sale are reported at the lower of cost or market value applied on an aggregate basis. Market values of loans held for sale are based upon prices available in the secondary market for similar loans. Loans which are held for investment are reported at cost, net of unamortized discounts or premiums, unearned loan origination fees and allowances for losses. Transfers of loans from the held for sale portfolio to the held for investment portfolio are recorded at the lower of cost or market value on the transfer date.

INTEREST INCOME

  Interest income is accrued as it is earned. Loan origination fees and certain direct loan origination costs are deferred and recognized in interest income over the contractual lives of the related loans using the interest method. When a loan is paid-off or sold, the unamortized balance of these deferred fees and costs is recognized in income. The Company ceases to accrue interest on loans that are delinquent 90 days or more, or earlier, if the ultimate collectibility of the interest is in doubt. Interest income deemed uncollectible is reversed. The Company ceases to amortize deferred fees on non-performing loans. Income is subsequently recognized only to the extent cash payments are received, until in management's judgment, the borrower's ability to make periodic interest and principal payments is in accordance with the loan terms, at which time the loan is returned to accrual status.

GAIN ON SALE OF LOANS

  Gains or losses resulting from sales of mortgage loans are recognized at the date of settlement and are based on the difference between the selling price and the carrying value of the related loans sold. Non-refundable fees and direct costs associated with the origination of mortgage loans are deferred and recognized when the loans are sold. Loan sales have been completed on a whole loan, nonrecourse basis with servicing rights released to the purchasers.

ALLOWANCE FOR LOAN LOSSES

  The Company charges current earnings with a provision for estimated losses on loans. The provision consists of losses identified specifically with certain problem loans and a general provision for losses not specifically identified in the loan portfolio. Management's analysis takes into consideration numerous factors, including an assessment of the credit risk inherent in the portfolio, prior loss experience, the levels and trends of non-performing loans, the concentration of credit, current and prospective economic conditions and other factors. In addition, the allowance for loan losses includes a portion of acquisition discounts from the Company's purchase of automobile installment contracts. Additionally, regulatory authorities, as an integral part of their examination process, review the Company's allowance for estimated losses based on their judgment of information available to them at the time of their examination and may require the recognition of additions to the allowance.

PREMISES AND EQUIPMENT

  Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the shorter of the estimated useful lives of the related assets or terms of the leases. Furniture, equipment, computer hardware, software and data processing equipment are currently depreciated over 3-5 years.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

PURCHASE ACCOUNTING

  The Company applied business combinations purchase accounting principles to its acquisition of assets and liabilities from the RTC. The purchase price was allocated primarily to the assets acquired by the Company. The fair value was determined based on management's best estimates in conformity with Accounting Principles Board Opinion ("APB") No. 16 "Business Combinations."

  Loan discount resulting from the valuation of the Company's loan portfolio under purchase accounting requirements at the acquisition date is netted against loans. The discount is being amortized over the contractual terms of the related loans using the interest method.

INTANGIBLE ASSETS

  Intangible assets consist of the difference between the estimated fair values of the liabilities assumed over the amount paid to the RTC to acquire the Company's Panorama City branch.

  At September 30, 1997, December 31, 1996 and 1995, intangible assets totaling $489,000, $584,000 and $716,000, respectively, are being amortized over seven years, the estimated life of the acquired assets, using the straight-line method.

REAL ESTATE OWNED

  Real estate owned consists of properties acquired through foreclosure and is recorded at the lower of cost or fair value at the time of foreclosure. Subsequently, allowances for estimated losses are established when the recorded value exceeds fair value less estimated costs to sell. As of September 30, 1997, December 31, 1996 and 1995, there were no such allowances. Real estate owned at September 30, 1997 and December 31, 1996 and 1995 consisted of one to four unit residential real estate.

INCOME TAXES

  The Company uses the asset/liability method of accounting for income taxes. Under the asset/liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. The effect of deferred tax assets and liabilities from a change in tax rate is recognized in income in the period of enactment. For income tax return purposes, the Company files as part of a consolidated group. Income taxes are allocated to the group members in accordance with an income tax allocation agreement adopted by each party in the group.

RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1996, the Financial Accounting Standards Board ("FASB") issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 125"). SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets, and distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. In December 1996, SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125" ("SFAS 127") was issued as an amendment to SFAS No. 125. Implementation of SFAS 125 and SFAS 127 has not had a material effect on the Company's financial condition or results of operations.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

3. SECURITIES AVAILABLE FOR SALE

Securities available for sale are as follows:

                         SEPTEMBER 30, 1997 DECEMBER 31, 1996 DECEMBER 31, 1995
                         ------------------ -------------------------------------
                          AMORTIZED   FAIR  AMORTIZED   FAIR  AMORTIZED   FAIR
                            COST     VALUE     COST    VALUE     COST    VALUE
(DOLLARS IN THOUSANDS)   ----------- ------ ---------- ----------------- --------
                         (UNAUDITED)
U. S. Agency
securities..............   $2,002    $2,002    $     -- $     -- $     -- $     --

  The weighted average yield on U. S. agency securities was 6.15% at September 30, 1997. At September 30, 1997 there were no gross unrealized gains or losses.

  The following is a summary of the contractual terms to maturity of securities at their fair value as of September 30, 1997 (unaudited):

                                                 CONTRACTUAL MATURITY
                                        ---------------------------------------
                                                  AFTER ONE  AFTER THREE
                                         WITHIN    THROUGH     THROUGH
                                        ONE YEAR THREE YEARS FOUR YEARS  TOTAL
(DOLLARS IN THOUSANDS)                  -------- ----------- ----------- ------
U. S. Agency securities................   $--      $2,002        $--     $2,002

4. LOANS

Loans are summarized as follows:

                                                              DECEMBER 31,
                                              SEPTEMBER 30, ------------------
                                                  1997        1996      1995
(DOLLARS IN THOUSANDS)                        ------------- --------  --------
                                               (UNAUDITED)
Mortgage loans:
 Fixed rate..................................   $ 16,996    $ 19,505  $ 26,787
 Adjustable rate.............................     74,001      84,522    97,696
                                                --------    --------  --------
                                                  90,997     104,027   124,483
                                                --------    --------  --------
Consumer loans:
 Insurance premium financing.................     47,287      32,058    16,975
 Automobile installment contracts............     32,037      10,830        --
 Other.......................................        327         230        31
                                                --------    --------  --------
                                                  79,651      43,118    17,006
                                                --------    --------  --------
  Total loans................................    170,648     147,145   141,489
Less:
 Unearned discounts and premiums.............     (3,135)     (3,697)   (4,445)
 Unearned finance charges....................     (8,810)     (3,271)       --
 Allowance for loan losses...................     (6,203)     (5,356)   (5,250)
                                                --------    --------  --------
  Total loans, net...........................   $152,500    $134,821  $131,794
                                                ========    ========  ========
Contractual weighted average interest rate...      12.51%      10.20%     9.19%
                                                --------    --------  --------

  At September 30, 1997 and December 31, 1996, approximately 99% of the Company's mortgage loans were collateralized by first deeds of trust on one-to-four family residences. At September 30, 1997 and December 31, 1996, approximately 82% and 81%, respectively, of the Company's loan portfolio related to collateral or borrowers located in California. Adjustable rate loans comprise approximately 83% and 81% of total real estate loans at September 30, 1997 and December 31, 1996, respectively.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

  The activity in the allowance for loan losses consists of the following:

                                                     YEARS       APRIL 29, 1994
                             NINE MONTHS ENDED       ENDED        (INCEPTION)
                               SEPTEMBER 30,     DECEMBER 31,       THROUGH
                             ------------------  --------------   DECEMBER 31,
                               1997      1996     1996    1995        1994
(DOLLARS IN THOUSANDS)       --------  --------  ------  ------  --------------
                                 (UNAUDITED)
Balance at beginning of
period.....................  $  5,356  $  5,250  $5,250  $  378       $ --
Provision for loan losses..       445        98     194     120         50
Purchase discounts
 allocated to the allowance
 for loan losses, net......     1,314       192     356   4,860        328
Charge-offs................    (1,691)     (427)   (718)   (108)        --
Recoveries.................       779       200     274      --         --
                             --------  --------  ------  ------       ----
 Net charge-offs...........      (912)     (227)   (444)   (108)        --
                             --------  --------  ------  ------       ----
Balance at end of period...  $  6,203  $  5,313  $5,356  $5,250       $378
                             ========  ========  ======  ======       ====

  The discounts allocated to the allowance for loan losses in 1997 and 1996 are comprised primarily of acquisition discounts on the Company's purchase of automobile installment contracts. The discounts allocated to the allowance for loan losses in 1995 and 1994 primarily relate to the purchase of loan portfolios from the RTC. The Company allocated the estimated amount of discounts attributable to credit risk to the allowance for loan losses.

  The following table sets forth information with respect to the Company's non-performing assets:

                                                               DECEMBER 31,
                                                 SEPTEMBER 30, --------------
                                                     1997       1996    1995
(DOLLARS IN THOUSANDS)                           ------------- ------  ------
                                                  (UNAUDITED)
Nonaccrual loans................................    $4,668     $5,835  $5,240
Real estate owned, net..........................       637        988     298
                                                    ------     ------  ------
  Totals........................................    $5,305     $6,823  $5,538
                                                    ======     ======  ======
Percentage of non-performing assets to total
assets..........................................      1.87%      3.64%   3.47%
                                                    ======     ======  ======

  At September 30, 1997, the aggregate investment in loans considered to be impaired was $5,336,000 of which $4,613,000 were on a nonaccrual basis. At December 31, 1996 the aggregate investment in loans considered to be impaired was $7,298,000 of which $6,196,000 were on a nonaccrual basis. At December 31, 1995, the Company had $6,745,000 in impaired loans of which $6,149,000 were on a nonaccrual basis. An allowance for loan losses was provided for all impaired loans at September 30, 1997 and December 31, 1996 and 1995; the related allowances were $1,035,000, $984,000 and $913,000, respectively. For the years ended December 31, 1996 and 1995, the Company recognized interest income on impaired loans of $408,000 and $367,000, respectively. The average recorded investment in impaired loans during the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995 was approximately $6,317,000, $7,022,000 and $3,373,000, respectively.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

  A loan is impaired when, based on current information and events, management believes it will be unable to collect all amounts contractually due under the applicable loan agreement. Loans are evaluated for impairment as part of the Company's normal internal asset review process. When a loan is determined to be impaired, a valuation allowance is established based upon the difference between the Company's investment in the loan and the fair value of the collateral securing the loan.

  Under Federal regulations, the Company may not make real estate loans to one borrower in an amount exceeding 15% of its unimpaired capital and surplus, plus an additional 10% for loans secured by readily marketable collateral. At September 30, 1997 and December 31, 1996, such limitation would have been approximately $2.9 million and $2.5 million, respectively, or $4.9 million and $4.1 million if secured by readily marketable collateral. There are no loans in excess of these limitations.

5. FEDERAL HOME LOAN BANK STOCK

  The Bank is a member of the Federal Home Loan Bank System ("FHLB") and as such is required to maintain an investment in capital stock of the FHLB of San Francisco. At September 30, 1997, December 31, 1996 and 1995, the Bank owned 17,690, 12,880 and 7,660 shares, respectively, of the FHLB's $100 par value capital stock. The amount of stock required is adjusted annually based on a determination made by the FHLB. The determination is based on the balance of the Bank's outstanding residential loans and advances from the FHLB.

6. INTEREST RECEIVABLE

  Interest receivable is as follows:

                                                                      DECEMBER
                                                                         31,
                                                       SEPTEMBER 30, -----------
                                                           1997      1996  1995
(DOLLARS IN THOUSANDS)                                 ------------- ---- ------
                                                        (UNAUDITED)
Loans.................................................     $854      $824 $1,109
Investment securities.................................       73        21     60
                                                           ----      ---- ------
  Total...............................................     $927      $845 $1,169
                                                           ====      ==== ======

7. PREMISES AND EQUIPMENT

  Premises and equipment are as follows:

                                                                 DECEMBER 31,
                                                   SEPTEMBER 30, --------------
                                                       1997       1996   1995
(DOLLARS IN THOUSANDS)                             ------------- ------  ------
                                                    (UNAUDITED)
Furniture and equipment...........................    $2,657     $  867  $ 220
Leasehold improvements............................       252        173     43
                                                      ------     ------  -----
                                                       2,909      1,040    263
Less accumulated depreciation and amortization....      (627)      (218)   (55)
                                                      ------     ------  -----
                                                      $2,282     $  822  $ 208
                                                      ======     ======  =====

  Depreciation and amortization expense was $410,000, $104,000, $163,000, $50,000 and $5,000 for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995, and for the period from April 29, 1994 (Inception) through December 31, 1994, respectively.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

8. DEPOSITS

  Deposits are summarized as follows:

                                                              DECEMBER 31,
                             SEPTEMBER 30,     -------------------------------------------
                                 1997                  1996                  1995
                         --------------------- --------------------- ---------------------
                                    WEIGHTED              WEIGHTED              WEIGHTED
                          AMOUNT  AVERAGE RATE  AMOUNT  AVERAGE RATE  AMOUNT  AVERAGE RATE
(DOLLARS IN THOUSANDS)   -------- ------------ -------- ------------ -------- ------------
                              (UNAUDITED)
Deposits with no stated
 maturity:
 Regular and money
  market passbook....... $ 23,200     3.57%    $ 17,054     2.84%    $ 14,877     2.18%
 NOW accounts...........    7,260      .83        7,757      .88        7,814      .88
 Money market checking..    2,577     2.67        2,885     2.49        3,400     2.42
                         --------              --------              --------
                           33,037     2.90       27,696     2.25       26,091     1.82
                         --------              --------              --------
Time deposits:
 Less than one year.....   40,290     5.46       24,162     5.01       24,800     4.92
 One year to two years..   76,183     5.56       86,318     5.41       71,615     5.76
 Two years to three
  years.................   21,524     5.70       12,333     6.67       14,867     6.41
 Three years and over...    1,442     6.56        1,101     6.70          976     6.69
 Certificates $100,000
  and over..............   38,307     5.88        7,451     5.89        3,575     6.12
                         --------              --------              --------
                          177,746     5.63      131,365     5.49      115,833     5.68
                         --------              --------              --------
  Total deposits........ $210,783     5.20%    $159,061     4.68%    $141,924     4.97%
                         ========              ========              ========

  A summary of certificate accounts by remaining maturity is as follows:

                                                                DECEMBER 31,
                                                SEPTEMBER 30, -----------------
                                                    1997        1996     1995
(DOLLARS IN THOUSANDS)                          ------------- -------- --------
                                                 (UNAUDITED)
Maturity within one year.......................   $139,415    $103,369 $ 76,879
Maturity within two years......................     37,831      26,819   36,316
Maturity within three years....................        500       1,177    1,681
Maturity within four years.....................         --          --      957
                                                  --------    -------- --------
  Total........................................   $177,746    $131,365 $115,833
                                                  ========    ======== ========

  Broker-originated deposits totaled $7.5 million at September 30, 1997. There were no broker-originated deposits at December 31, 1996 and 1995.

9. FEDERAL HOME LOAN BANK ADVANCES

  The Company had short term FHLB advances of $35.0 million and $4.0 million at September 30, 1997 and December 31, 1996, respectively. The advances outstanding at September 30, 1997 and December 31, 1996 had a weighted average interest rate of 6.43% and 5.70%, respectively, and were secured by the Company's stock in the FHLB of San Francisco and by pledges of certain mortgages with an aggregate balance of $88.0 million at December 31, 1996.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

10. NOTES PAYABLE

  Notes payable consist of the following:

                                                                 DECEMBER 31,
                                                  SEPTEMBER 30, ---------------
                                                      1997       1996    1995
(DOLLARS IN THOUSANDS)                            ------------- ------- -------
                                                   (UNAUDITED)
RTC notes payable................................   $ 10,930    $10,930 $10,930
Notes payable from stockholders..................      1,940         --      --
                                                    --------    ------- -------
                                                    $ 12,870    $10,930 $10,930
                                                    ========    ======= =======

  The RTC notes payable were issued in connection with the Company's acquisition of certain assets and assumption of certain liabilities from the RTC. See note 14 for a description of the terms and conditions of these notes.

  The notes payable from stockholders are unsecured loans bearing interest at 8% per year with interest payable semi-annually and principal maturing on June 30, 1999. The proceeds from the notes payable were contributed to United PanAm Mortgage Corporation, a wholly-owned subsidiary of United PanAm Financial Corp., for working capital purposes. The notes payable may be prepaid at any time, without penalty.

  The maturities of notes payable at December 31, 1996 are as follows:

      Due in 1 year or less........................................... $     --
      Due in 1 to 3 years.............................................   12,870
                                                                       --------
                                                                       $ 12,870
                                                                       ========

11. INCOME TAXES

  The provision for income taxes is comprised of the following:

                                     NINE MONTHS                  APRIL 29, 1994
                                        ENDED       YEARS ENDED    (INCEPTION)
                                    SEPTEMBER 30,   DECEMBER 31,     THROUGH
                                    --------------  -------------- DECEMBER 31,
                                     1997    1996    1996   1995       1994
(DOLLARS IN THOUSANDS)              -------  -----  ------  ------ ------------
                                     (UNAUDITED)
Federal taxes:
 Current........................... $ 3,323  $ 633  $  807  $ 233      $24
 Deferred..........................  (1,445)  (120)   (302)    55       50
                                    -------  -----  ------  -----      ---
                                      1,878    513     505    288       74
                                    -------  -----  ------  -----      ---
State taxes:
 Current...........................   1,115    229     304     58       (6)
 Deferred..........................    (413)   (44)   (118)    38       30
                                    -------  -----  ------  -----      ---
                                        702    185     186     96       24
                                    -------  -----  ------  -----      ---
   Total........................... $ 2,580  $ 698  $  691  $ 384      $98
                                    =======  =====  ======  =====      ===

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

  The tax effects of significant items comprising the Company's net deferred taxes are as follows:

                                                                 DECEMBER 31,
                                                   SEPTEMBER 30, -------------
                                                       1997      1996    1995
(DOLLARS IN THOUSANDS)                             ------------- ------ ------
                                                    (UNAUDITED)
Deferred tax assets:
 Franchise taxes..................................    $  386     $  76  $   26
 Loans marked to market for tax purposes..........     1,894       415      --
 Intangible assets................................        88        67      38
 Other............................................        14         1       1
                                                      ------     -----  ------
  Total gross deferred tax assets.................     2,382       559      65
                                                      ------     -----  ------
Deferred tax liabilities:
 Loan loss allowances.............................      (191)     (238)   (212)
 FHLB stock dividends.............................       (85)      (54)    (26)
 Other............................................        (1)      (20)     --
                                                      ------     -----  ------
  Total gross deferred tax liabilities............      (277)     (312)   (238)
                                                      ------     -----  ------
Net deferred tax assets (liabilities).............    $2,105     $ 247  $ (173)
                                                      ======     =====  ======

  The Company believes a valuation allowance is not needed to reduce the net deferred tax assets as it is more likely than not that the deferred tax assets will be realized through recovery of taxes previously paid or future taxable income.

  The Company's effective income tax rate differs from the federal statutory rate due to the following:

                                 NINE MONTHS        YEARS       APRIL 29, 1994
                                    ENDED           ENDED        (INCEPTION)
                                SEPTEMBER 30,   DECEMBER 31,       THROUGH
                                --------------  --------------   DECEMBER 31,
                                 1997    1996    1996    1995        1994
                                ------  ------  ------  ------  --------------
                                 (UNAUDITED)
Expected statutory rate........   34.0%   34.0%   34.0%   34.0%      34.0%
State taxes, net of federal
benefits.......................    7.5     7.5     7.5     7.5        7.4
Other, net.....................     .3     1.4      .6     4.1        4.4
                                ------  ------  ------  ------       ----
Effective tax rate.............   41.8%   42.9%   42.1%   45.6%      45.8%
                                ======  ======  ======  ======       ====

  The Company files its income tax returns using a fiscal year end of June 30. Accordingly, the amounts reflected in this footnote are management's estimates of income tax expenses and deferred income taxes at the dates presented.

12. REGULATORY CAPITAL REQUIREMENTS

  The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") established new capital standards for savings institutions, requiring the Office of Thrift Supervision ("OTS") to promulgate regulations to prescribe and maintain uniformly applicable capital standards for savings institutions. Such regulations include three capital requirements: a tangible capital requirement equal to 1.5% of adjusted total assets, a leverage limit or core capital requirement equal to 3.0% of adjusted total assets, and a risk-based capital

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES requirement equal to 8.0% of risk-weighted assets. At December 31, the Bank had the following regulatory capital requirements and capital position:

                               SEPTEMBER 30,                DECEMBER 31,               DECEMBER 31,
                                    1997                        1996                       1995
                          --------------------------  -------------------------  -------------------------
                          ACTUAL   REQUIRED  EXCESS   ACTUAL   REQUIRED EXCESS   ACTUAL   REQUIRED EXCESS
(DOLLARS IN THOUSANDS)    -------  --------  -------  -------  -------- -------  -------  -------- -------
                                (UNAUDITED)
Tangible capital........  $19,702  $ 4,184   $15,518  $16,499   $2,795  $13,704  $15,654   $2,374  $13,280
Tangible capital ratio..     7.06%    1.50%     5.56%    8.85%    1.50%    7.35%    9.89%    1.50%    8.39%
Core capital............  $19,702  $ 8,369   $11,333  $16,499   $5,590  $10,909  $15,654   $4,747  $10,907
Core capital (leverage)
 ratio..................     7.06%    3.00%     4.06%    8.85%    3.00%    5.85%    9.89%    3.00%    6.89%
Risk-based capital......  $21,802  $13,217   $ 8,585  $17,893   $8,751  $ 9,142  $15,654   $7,286  $ 8,368
Percent of risk-weighted
 assets.................    13.20%    8.00%     5.20%   16.36%    8.00%    8.36%   17.19%    8.00%    9.19%

  The FDIC Improvement Act of 1991 ("FDICIA") required each federal banking agency to implement prompt corrective actions for institutions that it regulates. In response to these requirements, the OTS adopted final rules, effective December 19, 1992, based upon FDICIA's five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

  The rules provide that a savings association is "well capitalized" if its leverage ratio is 5% or greater, its Tier 1 risk-based capital ratio is 6% or greater, its total risk-based capital ratio is 10% or greater, and the institution is not subject to a capital directive.

  As used herein, leverage ratio means the ratio of core capital to adjusted total assets, Tier 1 risk-based capital ratio means the ratio of core capital to risk-weighted assets, and total risk-based capital ratio means the ratio of total capital to risk-weighted assets, in each case as calculated in accordance with current OTS capital regulations. Under these new regulations, the Bank is deemed to be "well capitalized."

  The Bank had the following regulatory capital calculated in accordance with FDICIA's capital standards for a "well capitalized" institution:

                               SEPTEMBER 30,              DECEMBER 31,                DECEMBER 31,
                                   1997                       1996                        1995
                          -------------------------  -------------------------  -------------------------
                          ACTUAL   REQUIRED  EXCESS  ACTUAL   REQUIRED  EXCESS  ACTUAL   REQUIRED EXCESS
(DOLLARS IN THOUSANDS)    -------  --------  ------  -------  --------  ------  -------  -------- -------
                                (UNAUDITED)
Leverage................  $19,702  $13,948   $5,754  $16,499  $ 9,316   $7,183  $15,654   $7,912  $ 7,742
Leverage ratio..........     7.06%    5.00%    2.06%    8.85%    5.00%    3.85%    9.89%    5.00%    4.89%
Tier 1 risk-based.......  $19,702  $ 9,913   $9,789  $16,499  $ 6,563   $9,936  $15,654   $5,465  $10,189
Tier 1 risk-based
 ratio..................    11.93%    6.00%    5.93%   15.08%    6.00%    9.08%   17.19%    6.00%   11.19%
Total risk-based........  $21,802  $16,521   $5,281  $17,893  $10,939   $6,954  $15,654   $9,108  $ 6,546
Total risk-based ratio..    13.20%   10.00%    3.20%   16.36%   10.00%    6.36%   17.19%   10.00%    7.19%

  At periodic intervals, both the OTS and Federal Deposit Insurance Corporation ("FDIC") routinely examine the Bank's financial statements as part of their legally prescribed oversight of the savings and loan industry. Based on these examinations, the regulators can direct that the Bank's financial statements be adjusted in accordance with their findings.

  On September 30, 1996, the Economic Growth and Regulatory Paperwork Reduction Act ("Act") of 1996 was enacted. The Act included a Special Assessment ("Special SAIF Assessment") related to the recapitalization of the SAIF, which was levied based on a rate of 65.7 cents per $100 of SAIF-insured domestic deposits held as of March 31, 1995. As a result of the Act, the Company recorded a pre-tax charge of $820,000 in the year ended December 31, 1996.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

13. COMMITMENTS AND CONTINGENCIES

  Certain branch and office locations are leased by the Company under operating leases expiring at various dates through the year 2006. Rent expense was $970,000, $310,000, $475,000, $227,000 and $170,000 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and for the period from April 29, 1994 (Inception) through December 31, 1994, respectively.

  Future minimum rental payments as of December 31, 1996 under existing leases are set forth as follows:

      (DOLLARS IN THOUSANDS)
      YEAR ENDING DECEMBER 31:
         1997............................................................ $  540
         1998............................................................    580
         1999............................................................    508
         2000............................................................    507
         2001............................................................    257
         Thereafter......................................................    487
                                                                          ------
           Total......................................................... $2,879
                                                                          ======

  Under the RTC Minority Preference Resolution Program, the Company's Mission Street branch is subject to a rent-free lease and purchase option. This lease and purchase option is available to minority owned institutions for branches located in a predominantly minority neighborhood. The term of the lease is five years with an option to purchase the branch at a price equal to 95% of the appraised value at the time of the purchase and can be exercised anytime during the term of the lease. The lease was effective as of April 30, 1994.

  In order to meet the borrowing needs of its customers, the Company is a party to certain commitments to extend credit which have specified interest rates and fixed expiration dates. These commitments, substantially all of which are to fund mortgages on one-to-four family residences, are considered off-balance sheet financial instruments. These instruments involve elements of credit risk and interest rate risk in excess of amounts recognized in the accompanying statements of financial condition. The Company's exposure to credit loss from these commitments to extend credit, in the event of borrower nonperformance, is represented by the contractual amount of these commitments. Certain of the commitments are expected to expire without being drawn upon and, accordingly, the total commitment amounts do not necessarily represent future cash requirements.

  At September 30, 1997 and December 31, 1996, the Company had outstanding commitments to originate loans of approximately $116.0 million and $19.1 million, respectively. Commitments outstanding included $96.4 million and $17.1 million of adjustable rate loans at September 30, 1997 and December 31, 1996 and $19.6 million and $2.0 million of fixed rate loans at September 30, 1997 and December 31, 1996. The fixed rate loan commitments have interest rates ranging from 8.38% to 15.75% at September 30, 1997 and 8.88% to 14.90% at December 31, 1996. At September 30, 1997 and December 31, 1996, the Company had outstanding commitments to sell loans on a nonrecourse basis of $25.8 million and $1.3 million, respectively.

  The Company has entered into loan sale agreements with investors in the normal course of business which include standard representations and warranties customary to the mortgage banking industry. Violations of these representations and warranties may require the Company to repurchase loans previously sold or to reimburse investors for losses incurred. In the opinion of management, the potential exposure related to the Company's loan sale agreements will not have a material effect on the financial condition and results of operations of the Company.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

  The Company is involved in various claims or legal actions arising in the normal course of business. In the opinion of management, the ultimate disposition of such matters will not have a material effect on the financial condition and results of operations of the Company.

14. NOTES PAYABLE, RESTRICTION ON DIVIDEND PAYMENTS AND PLEDGE OF BANK STOCK.

  In accordance with Federal Regulation 12 CFR 563.134, federal savings banks which meet fully phased-in capital requirements may distribute dividends up to 100% of their net income to date plus the amount that would reduce by one-half their surplus capital ratio at the beginning of the calendar year. The Bank exceeds the fully phased-in capital requirements. In connection with the April 29, 1994 purchase of assets and assumption of certain liabilities from the RTC, the Bank and the Company, entered into a five year Interim Capital Assistance Loan Agreement ("ICA") with the RTC (the Bank is not a direct or indirect obligor, or a guarantor, of the loan) for $6,930,000 at a fixed interest rate of 3.69% for two years and 0.125% above the 13-week Treasury Bill auction rate for the remaining three years, adjusted annually. On September 9, 1994, the Bank acquired deposits from the RTC totaling approximately $65,000,000 located in Panorama City in Southern California. In connection with this acquisition, the RTC provided the Bank's Holding Company, Pan American Financial, Inc., $4,000,000 in the form of an additional ICA loan for a term of five years with interest at 0.125% above the 13 week Treasury Bill auction rate, adjusted quarterly. The entire amount was invested by the Company in the Bank and qualifies as regulatory capital for the Bank. In addition, the OTS required $750,000 of additional capital from the shareholders to be invested in the Bank in connection with the Panorama City branch acquisition.

  These Agreements, as amended, provide among other things, that the Bank may not declare or pay any dividends until the loan is repaid by the Company. Dividends may be paid to the Company if the funds are used exclusively for payment of principal or interest on the obligation of PAFI to the RTC or the Bank has provided the FDIC with 30 days prior written notice of its intent to declare or pay such dividends and the Bank is in compliance with certain conditions as required under the Agreements. The stock of the Bank was pledged by PAFI to the RTC as collateral for the loan.

15. STOCK OPTIONS

  In 1994, the Company adopted the United PanAm Financial Corp. 1994 Stock Option Plan (the "Plan"). The Plan authorizes the granting of options equal to 1,312,500 shares of common stock for issuance to executives, key employees, officers, directors and independent contractors. Options granted under the Plan are made at an exercise price of not less than the fair market value on the date of grant. Any stock issued under the Plan is considered "Restricted Stock" and subject to a shareholder's agreement which limits sales or transfers of such stock. Options vest over a four year period commencing on the grant date at a rate of 25% per year.All options granted prior to December 31, 1996 were issued at an exercise price of $0.80 per share, estimated fair value at the date of grant, and have terms of five years.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

  Stock option activity is as follows:

                                                                YEARS ENDED
                                                               DECEMBER 31,
                                                             -----------------
                                                               1996     1995
                                                             --------- -------
     Balance at beginning of period.........................   900,000 900,000
     Granted................................................   243,750      --
     Canceled or expired....................................        --      --
     Exercised..............................................        --      --
                                                             --------- -------
     Balance at end of period............................... 1,143,750 900,000
                                                             ========= =======
     Options exercisable....................................   511,875 225,000
                                                             ========= =======
     Weighted average fair value per share of options
      granted during the year...............................     $0.23      --
                                                             ========= =======

  The Company applies APB Opinion No. 25 in accounting for its plan and accordingly, no compensation cost has been recognized for its stock option plan in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net earnings and earnings per share would have been reduced to the pro-forma amounts indicated below for the year ended December 31:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                 ------------
      Net income to common stockholders:
       As reported................................................       $950
       Pro forma..................................................       $918
      Net income per common share:
       As reported (pro forma)(unaudited).........................      $0.09
       Pro forma (unaudited)......................................      $0.08

  The fair value of options granted under the Plan was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: no dividend yield, no volatility, risk-free interest rate of 7% and expected lives of 5 years.

  The Company's auto finance subsidiary has granted options to certain of its key employees to purchase up to 13.5% of that subsidiary. These options are exercisable only upon an initial public offering or sale of such subsidiary. These options vest based upon the satisfaction of specified performance goals.


16. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair values of the Company's financial instruments are as follows at the dates indicated:

                            SEPTEMBER 30,       DECEMBER 31,        DECEMBER 31,
                                1997                1996                1995
                         ------------------- ------------------- -------------------
                         CARRYING FAIR VALUE CARRYING FAIR VALUE CARRYING FAIR VALUE
                          VALUE    ESTIMATE   VALUE    ESTIMATE   VALUE    ESTIMATE
(DOLLARS IN THOUSANDS)   -------- ---------- -------- ---------- -------- ----------
                             (UNAUDITED)
Assets:
 Cash and cash
  equivalents........... $45,780   $45,780   $ 26,063  $ 26,063  $ 23,573  $ 23,573
 Securities.............   2,002     2,002         --        --        --        --
 Loans receivable, net.. 222,741   210,159    155,587   165,693   131,794   141,603
 Federal Home Loan Bank
  Stock.................   1,769     1,769      1,288     1,288       766       766
 Accrued interest.......     927       927        845       845       845       845
Liabilities:
 Deposits............... 210,783   210,689   $159,061  $159,506  $141,924  $142,745
 Notes payable..........  12,870    12,870     10,930    10,930    10,930    10,930
 Federal Home Loan Bank
  advances..............  35,000    35,000      4,000     4,000        --        --

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

  The following summary presents a description of the methodologies and assumptions used to estimate the fair value of the Company's financial instruments. Because no ready market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

  Cash and cash equivalents: Cash and cash equivalents are valued at their carrying amounts included in the consolidated statements of financial condition, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments.

  Securities: Securities are valued at quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

  Loans receivable, net: For real estate loans, fair values were estimated using quoted prices for equivalent yielding loans as adjusted for interest rates, margin differences and other factors. For non-mortgage loans, fair values, were estimated at carrying amounts due to their short-term maturity and portfolio interest rates that are equivalent to present market interest rates.

  Federal Home Loan Bank Stock: Since no secondary market exists for FHLB stock and the stock is bought and sold at par by the FHLB, fair value of these financial instruments approximates the carrying value.

  Accrued interest: The carrying amounts of accrued interest approximate their fair values.

  Deposits: The fair values of demand deposits, passbook accounts, money market accounts, and other deposits immediately withdrawable, by definition, approximate carrying values for the respective financial instruments. For fixed maturity deposits, the fair value was estimated by discounting expected cash flows by the current offering rates of deposits with similar terms and maturities.

  Federal Home Loan Bank advances: The fair value of FHLB advances are valued at their carrying amounts included in the consolidated statements of financial condition, which are reasonable estimates of fair value due to the relatively short period to maturity of the advances.

  Notes payable: The fair value of notes payable is considered to approximate carrying value as their note rates are consistent with present market rates.

  Financial Instruments With Off-Balance Sheet Risk: No fair value is ascribed to the Company's outstanding commitments to fund loans since commitment fees are not significant and predominantly all such commitments are variable-rate loan commitments. There were no significant unrealized gains and losses on commitments to sell loans.

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

17. HOLDING COMPANY FINANCIAL INFORMATION

  Following are the financial statements of United PanAm Financial Corp. (holding company only):

                                        SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                                            1997          1996         1995
(DOLLARS IN THOUSANDS)                  ------------- ------------ ------------
                                         (UNAUDITED)
STATEMENTS OF FINANCIAL CONDITION
 Cash..................................    $   277       $   32       $   27
 Other assets..........................         40           29           36
 Investment in subsidiary..............     12,012        6,700        5,748
                                           -------       ------       ------
  Total assets.........................    $12,329       $6,761       $5,811
                                           =======       ======       ======
 Notes payable.........................      1,940           --           --
 Other liabilities.....................         34           --           --
                                           -------       ------       ------
  Total liabilities....................      1,974           --           --
 Stockholders' equity..................     10,355        6,761        5,811
                                           -------       ------       ------
  Total liabilities and stockholders'
   equity..............................    $12,329       $6,761       $5,811
                                           =======       ======       ======

                                                       YEARS
                                                       ENDED     APRIL 29, 1994
                                                     DECEMBER     (INCEPTION)
                                   NINE MONTHS ENDED    31,         THROUGH
                                     SEPTEMBER 30,   ----------   DECEMBER 31,
                                         1997        1996  1995       1994
                                   ----------------- ----  ----  --------------
                                      (UNAUDITED)
STATEMENTS OF OPERATIONS
 Equity in income of subsidiary...      $3,610       $952  $470       $111
 Interest income..................           9          1     1         55
                                        ------       ----  ----       ----
   Total income...................       3,619        953   471        166
                                        ------       ----  ----       ----
 Interest expense.................          34         --    --         --
 Other expense....................           2          4    22         47
                                        ------       ----  ----       ----
   Total expense..................          36          4    22         47
                                        ------       ----  ----       ----
 Income before income taxes.......       3,583        949   449        119
 Income tax benefit (expense).....          11          1     9         (3)
                                        ------       ----  ----       ----
   Net income.....................      $3,594       $950  $458       $116
                                        ======       ====  ====       ====
STATEMENTS OF CASH FLOWS
 Cash flows from operating
  activities:
  Net income......................      $3,594       $950  $458       $116
  Equity in earnings of
   subsidiary.....................      (3,610)      (952) (470)      (111)
  (Increase) decrease in other
   assets.........................         (11)         7   (35)        17
  Increase in other liabilities...          34         --    --         52
                                        ------       ----  ----       ----
   Net cash provided by (used in)
    operating activities..........           7          5   (47)        74
                                        ------       ----  ----       ----
 Cash flows from financing
  activities:
  Capital contributed to
   subsidiary.....................      (1,702)        --    --         --
  Increase in notes payable from
   shareholders...................       1,940         --    --         --
                                        ------       ----  ----       ----
  Net cash provided by financing
   activities.....................         238         --    --         --
                                        ------       ----  ----       ----
  Net increase (decrease) in cash
   and cash equivalents...........         245          5   (47)        74
  Cash and cash equivalents at
   beginning of period............          32         27    74         --
                                        ------       ----  ----       ----
  Cash and cash equivalents at end
   of period......................      $  277       $ 32  $ 27       $ 74
                                        ======       ====  ====       ====

                 UNITED PANAM FINANCIAL CORP. AND SUBSIDIARIES

18. UNAUDITED PRO FORMA EARNINGS PER SHARE

  Earnings per share is based on the weighted average number of combined common shares and common stock equivalents outstanding. Common stock equivalents consist of unexercised stock options. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common stock and common stock equivalents issued below the estimated initial public offering price during the twelve month period prior to the date of the initial filing of the Company's Registration Statement have been included in the calculation of earnings per share, using the treasury stock method, as if they were outstanding for all periods presented.

  Weighted average shares outstanding were 11,334,000 for the nine months ended September 30, 1997 and 10,886,000 for the year ended December 31, 1996. The number of shares used in all calculations has been adjusted to reflect a 1,875-for-1 stock split effected in November 1997. Historical earnings per share is not presented because it is not indicative of the on-going entity.

19. SUBSEQUENT EVENTS (UNAUDITED)

  In October 1997, the Company issued 605,000 stock options at an exercise price of $10.50 per share based upon the estimated fair market value of the Company at the time of grant. The options have various vesting schedules over a four to five year period. In November 1997, the Company also effected a 1,875-for-1 stock split.

  The Bank entered into a $100 million master repurchase agreement in October 1997 under which it may sell and repurchase, at a set price, mortgage loans pending the sale or securitization of such loans. The facility provides for an advance rate approximating 100% of the outstanding principal balance of qualifying mortgage loans and an interest rate of LIBOR plus 0.70%.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 No dealer, salesperson or any other person has been authorized to given any information or to make any representations other than those contained in this Prospectus in connection with the offer made in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities other than the shares of Common Stock to which it relates or an of-fer to, or a solicitation of, any person in any jurisdiction where such an of-fer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any impli-cation that the information contained herein is correct as of any time subse-quent to the date hereof.

                               ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................  12
Use of Proceeds..........................................................  22
Dividend Policy..........................................................  23
Dilution.................................................................  23
Capitalization...........................................................  24
Selected Consolidated Financial Data.....................................  25
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  28
Business.................................................................  50
Management...............................................................  83
Principal Stockholders...................................................  94
Description of Capital Stock.............................................  96
Underwriting.............................................................  99
Legal Matters............................................................ 100
Experts.................................................................. 100
Additional Information................................................... 101
Index to Consolidated Financial Statements............................... F-1

                               ---------------

  UNTIL       , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDI-TION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UN-DERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                      SHARES

                    [LOGO OF UNITED PANAM FINANCIAL CORP.]

                                 COMMON STOCK

                               ---------------
                                  PROSPECTUS
                               ---------------

                    NationsBanc Montgomery Securities, Inc.

                              Piper Jaffray inc.

                                       , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses in connection with the Offering are as follows:

   SEC registration fee............................................... $ 24,394
   NASD filing fee....................................................    8,550
   Nasdaq National Market filing fee..................................   58,641
   Blue Sky filing fees and expenses..................................   15,000
   Printing and engraving expenses....................................  150,000
   Legal fees and expenses............................................  275,000
   Accounting fees and expenses.......................................  160,000
   Registrar and transfer agent fees..................................   15,000
   Miscellaneous......................................................   43,415
                                                                       --------
     Total............................................................ $750,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Delaware law, the directors and officers of the Registrant are entitled, under certain circumstances, to be indemnified by the Registrant against all expenses and liabilities incurred or imposed upon them as a result of suits brought against them in their capacities as directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

  Article Thirteenth of the Registrant's Certificate of Incorporation, as amended, provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Delaware statutory provisions making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

  The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant has also entered into indemnification agreements with its directors and officers, a copy of which agreement is filed as Exhibit 10.44 hereto. The indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

  The Registrant maintains a standard policy of officers' and directors' liability insurance.

  The Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto, provides for the indemnification of directors, officers, employees, agents and controlling persons of the Registrant by the Underwriters under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Since November 1, 1994, the Registrant has issued and sold (without payment of any selling commission to any person) the following securities, which were not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Section 4(2) of the Securities Act as not involving a public offering.

  On October 18, 1994, the Registrant granted Lawrence J. Grill an option, as partial consideration for his employment by the Registrant, to purchase 375,000 shares of Common Stock at $0.80 per share pursuant to the Stock Incentive Plan. On October 15, 1997, Lawrence J. Grill exercised the option to purchase 281,250 shares of Common Stock for an aggregate purchase price of $225,000. The balance of the option will vest on May 1, 1998 and will expire on October 18, 2004.

  On June 1, 1996, the Registrant granted Ron R. Duncanson an option, as partial consideration for his services as a director of the Registrant, to purchase 18,750 shares of Common Stock at $0.80 per share pursuant to the Stock Incentive Plan. Fifty percent of the option vested on June 1, 1996 and 25% on May 1, 1997, and 25% will vest on May 1, 1998. The option expires on April 30, 2006.

  On June 1, 1996, the Registrant granted Daniel L. Villanueva an option, as partial consideration for his services as a director of the Registrant, to purchase 18,750 shares of Common Stock at $0.80 per share pursuant to the Stock Incentive Plan. Fifty percent of the option vested on June 1, 1996 and 25% on May 1, 1997, and 25% will vest on May 1, 1998. The option expires on April 30, 2006.

  On June 1, 1996, the Registrant granted Carol M. Bucci an option, as partial consideration for her services as an officer of the Registrant, to purchase 56,250 shares of Common Stock at $0.80 per share pursuant to the Stock Incentive Plan. Twenty-five percent of the option vested on June 1, 1996 and 25% on March 1, 1997, and 25% will vest on March 1, 1998 and 25% on March 1, 1999. The option expires on April 30, 2006.

  On August 1, 1996, the Registrant granted Edmund M. Kaufman an option, as partial consideration for his services as a director of the Registrant, to purchase 18,750 shares of Common Stock at $0.80 per share pursuant to the Stock Incentive Plan. Twenty-five percent of the option vested on August 1, 1996 and 25% on October 16, 1997, and 25% will vest on October 16, 1998 and 25% on October 16, 1999. The option expires on April 30, 2006.

  On October 1, 1996, the Registrant granted John T. French an option, as partial consideration for his services as a consultant to the Registrant, to purchase 131,250 shares of Common Stock at $0.80 per share pursuant to the Stock Incentive Plan. Twenty-five percent of the option vested on October 1, 1996 and 25% on October 1, 1997, and 25% will vest on October 1, 1998 and 25% on October 1, 1999. The option expires on April 30, 2006.

  On March 5, 1997, the Registrant granted Robert Wilson an option, in connection with the termination of his employment by the Registrant, to purchase 112,500 shares of Common Stock at $1.33 per share pursuant to the Stock Incentive Plan. This option vested on the date of grant and will expire on the third anniversary of the date of grant.

  On October 15, 1997, the Registrant granted John T. French an option, as partial consideration for his services as a director of the Registrant, to purchase 60,000 shares of Common Stock at $10.50 per share. Twenty-five percent of the option vested on the date of grant, and 25% will vest on the first three anniversaries of the date of grant. The option expires on the tenth anniversary of the date of grant.

  Concurrently with the sale of the shares of Common Stock offered hereby, the Registrant will grant Luis Maizel an option, as partial consideration for his services as a director of the Registrant, to purchase 20,000 shares of Common Stock at an exercise price equal to the initial offering price. This option will become exercisable in four equal annual installments commencing on the first anniversary of the date of grant and will expire on the tenth anniversary of the date of grant.

  Concurrently with the sale of the shares of Common Stock offered hereby, the Registrant will grant Lawrence J. Grill an option, as partial consideration for his services as a director of the Registrant, to purchase 60,000 shares of Common Stock at an exercise price equal to the initial offering price. This option will become exercisable in four equal annual installments commencing on the first anniversary of the date of grant and will expire on the tenth anniversary of the date of grant.

  Concurrently with the sale of the shares of Common Stock offered hereby, the Registrant will grant Guillermo Bron an option, as partial consideration for his services as a director of the Registrant, to purchase 60,000 shares of Common Stock at an exercise price equal to 110% of the initial offering price. This option will become exercisable in four equal annual installments commencing on the first anniversary of the date of grant and will expire on the tenth anniversary of the date of grant.

  On October 15, 1997, the Registrant granted Carol Bucci an option, as partial consideration for her services as an officer of the Registrant, to purchase 40,000 shares of Common Stock at $10.50 per share. This option will become exercisable in four equal annual installments commencing on the first anniversary of the date of grant and will expire on the tenth anniversary of the date of grant.

  On October 15, 1997, the Registrant granted Stephen W. Haley an option, as partial consideration for his services as an officer of the Registrant, to purchase 60,000 shares of Common Stock at $10.50 per share. Twenty-five percent of the option vested on the date of grant, and 25% will vest on the first three anniversaries of the date of grant. The option will expire on the tenth anniversary of the date of the grant.

  On October 15, 1997, the Registrant granted 17 current employees options, as partial consideration for their employment with the Registrant, to purchase up to an aggregate of 445,000 shares of Common Stock at $10.50 per share. These options will become exercisable in installments before October 15, 2001 and will expire on the tenth anniversary of the date of grant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  a. Exhibits.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
  1.1*   Form of Underwriting Agreement.
  3.1*   Amended and Restated Certificate of Incorporation of the Registrant.
  3.2*   Bylaws of the Registrant.
  4.1**  Form of stock certificate.
  5.1**  Opinion of Manatt, Phelps & Phillips, LLP.
 10.1*   Insurance Premium Financing Management Agreement dated May 17, 1995, between Pan American Bank, FSB and BPN Corporation.
 10.2*   First Amendment to Insurance Premium Financing Management Agreement
         and Guaranties dated October  , 1995, between Pan American Bank, FSB and BPN Corporation.
 10.3*   Second Amendment to Insurance Premium Financing Management Agreement
         and Guaranties dated February 28, 1996, among Pan American Bank, FSB,
         BPN Corporation, Cornelius J. O'Shea, Peter Walski and Barbara Walski.
 10.4*   Guaranty dated May 17, 1995 by Peter Walski and Barbara Walski to Pan
         American Bank, FSB.
 10.5*   Guaranty dated May 17, 1995 by Cornelius J. O'Shea to Pan American
         Bank, FSB.
 10.6*   Stock Option Agreement dated May 17, 1995, among BPN Corporation, Pan
         American Group, Inc., Peter A. Walski, Barbara R. Walski, Cornelius J.
         O'Shea and The Walski Family Trust.
 10.7*   First Amendment to Stock Option Agreement dated October 1, 1997, among
         BPN Corporation, Pan American Group, Inc., Peter A. Walski, Barbara R.
         Walski, Cornelius J. O'Shea and The Walski Family Trust.
 10.8*   Interim Capital Assistance Agreement dated September 9, 1994, among
         Pan American Financial, Inc., Pan American Bank, FSB and the
         Resolution Trust Corporation.
 10.9*   Amendment No. 1 to Interim Capital Assistance Agreement dated May 1,
         1997, among Pan American Financial, Inc., Pan American Bank, FSB and
         the Federal Deposit Insurance Corporation.
 10.10*  Interim Capital Assistance Agreement dated April 29, 1994, among Pan
         American Financial, Inc., Pan American Bank, FSB and the Resolution
         Trust Corporation.
 10.11*  Letter agreement dated March 2, 1995, between Pan American Bank, FSB and the Resolution Trust Corporation.
 10.12*  Promissory Note dated September 9, 1994 in the amount of $4 million by
         Pan American Financial, Inc. to the Resolution Trust Corporation.
 10.13*  Stock Pledge Agreement dated September 9, 1994, between Pan American
         Financial, Inc. and the Resolution Trust Corporation.
 10.14   Limited Branch Purchase and Assumption Agreement dated September 9,
         1994, between the Resolution Trust Corporation as receiver of Western
         Federal Savings Bank and Pan American Bank, FSB.
 10.15   Lead Acquiror Waiver and Reimbursement Agreement dated September 9,
         1994, between Home Savings of America, FSB and Pan American Bank, FSB.
 10.16   Indemnity Agreement September 9, 1994, between the Resolution Trust
         Corporation and Pan American Bank, FSB.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
 10.17   Whole Purchase and Assumption Agreement dated April 29, 1994, between the Resolution Trust Corporation and Pan American Bank, FSB.
 10.18   Indemnity Agreement dated April 29, 1994, between the Resolution Trust
         Corporation and Pan American Bank, FSB.
 10.19*  Promissory Note dated April 29, 1994 in the amount of $6,930,000 by
         Pan American Financial, Inc. to the Resolution Trust Corporation.
 10.20*  Stock Pledge Agreement dated April 29, 1994, between Pan American
         Financial, Inc. and the Resolution Trust Corporation.
 10.21   Advances and Security Agreement dated January 29, 1996, between the
         Federal Home Loan Bank of San Francisco and Pan American Bank, FSB.
 10.22   Retail CD Brokerage Agreement dated April 30, 1996, between Pan
         American Bank, FSB and Merrill Lynch, Pierce, Fenner & Smith,
         Incorporated.
 10.23   Fixed Rate Interest bearing--3 Months and Longer Retail Certificate of
         Deposit of Pan American, FSB, Master Certificate No. 2 dated May 12,
         1997.
 10.24   Fixed Rate Interest bearing--3 Months and Longer Retail Certificate of
         Deposit of Pan American Bank, FSB, Master Certificate No. 3 dated May
         12, 1997.
 10.25   License, Services, and Purchase Agreement dated December   , 1996,
         between Associated Software Consultants, Inc. and Pan American, FSB
         and all addendums thereto.
 10.26   Agreement for Remote Computing Services dated April 4, 1995, between
         Pan American Bank, FSB and Fiserv Fresno, Inc.
 10.27   Amendment to Computer Operating Agreement between Pan American Bank,
         FSB and Fiserv Fresno, Inc.
 10.28   Addendum No. 2 to Agreement for Remote Computing Services effective as of April 1, 1996, between Pan American Bank, FSB and Fiserv Fresno,
         Inc.
 10.29   Item Processing Agreement dated April 26, 1993, between Systematics
         Financial Services, Inc. and Pan American Savings Bank, FSB.
 10.30   Support Services Agreement dated October 31, 1995, between Alan King and Company, Inc. and Pan American Savings Bank, FSB.
 10.31   Technical Support Services Agreement dated May 1, 1995, between Alan
         King and Company, Inc. and Pan American Savings Bank, FSB.
 10.32   License Agreement dated May 1, 1995, between Alan King and Company,
         Inc. and Pan American Savings Bank, FSB.
 10.33   Subservicing Agreement dated March 2, 1995, between Pan American Bank,
         FSB and Dovenmuehle Mortgage, Inc.
 10.34*  Interim Operating Agreement dated July 1, 1997, between United PanAm
         Mortgage Corporation and Pan American Bank, FSB.
 10.35   Inter-Company Agreement dated May 1, 1994, between Pan American
         Financial, Inc. and Pan American Bank, FSB.
 10.36   Inter-Company Agreement dated August 1, 1994, between Pan American
         Group, Inc. and Pan American Bank, FSB.
 10.37*  Employment Agreement dated May 7, 1996, between Pan American Bank, FSB and Ray C. Thousand.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
 10.38   Employment Agreement dated May 1, 1994, between Pan American Bank, FSB and Lawrence J. Grill.
 10.39*  Employment Agreement dated October 1, 1997, among the Registrant, Pan
         American Bank, FSB and Lawrence J. Grill.
 10.40*  Employment Agreement dated October 1, 1997, between the Registrant and
         Guillermo Bron.
 10.41*  Employment Agreement dated October 1, 1997, between United PanAm
         Mortgage Corporation and John T. French.
 10.41.1 First Amendment to Employment Agreement dated November 14, 1997 between United PanAm Mortgage Corporation and John T. French.
 10.42*  Salary Continuation Agreement dated October 1, 1997, between Pan
         American Bank, FSB and Lawrence J. Grill.
 10.43*  Salary Continuation Agreement dated October 1, 1997, between Pan
         American Bank, FSB and Guillermo Bron.
 10.44*  Form of Indemnification Agreement between the Registrant and Ms. Bucci and each of Messrs. Bron, French, Grill, Haley, Kaufman, Maizel,
         Thousand and Villanueva.
 10.45   Agreement and Mutual General Release dated March 5, 1997, between Pan
         American Bank, FSB and Robert Wilson.
 10.46** Pan American Group, Inc. 1994 Stock Option Plan, together with forms of incentive stock option and non-qualified stock option agreements.
 10.47*  Pan American Group, Inc. 1997 Stock Incentive Plan, together with forms of incentive stock option, non-qualified stock option and restricted stock agreements.
 10.48   Pan American Bank, FSB Management Incentive Plan.
 10.49** Pan American Bank, FSB 401(k) Profit Sharing Plan, as amended.
 10.50   Income Tax Allocation Agreement dated October 19, 1994, between Pan
         American Bank, FSB, Pan American Financial, Inc. and the Registrant.
 10.51   Lease Agreement dated September 26, 1994, between the Resolution Trust
         Corporation and Old Stone Bank of California and Pan American Bank,
         FSB.
 10.52   First Amendment to Lease Agreement dated November 19, 1995, between the Resolution Trust Corporation and Old Stone Bank of California and
         Pan American Bank, FSB.
 10.53   Office Lease dated March 4, 1997, between Spieker Properties, L.P. and
         Pan American Bank, FSB.
 10.54   Office Space Lease dated January 18, 1996, between The Irvine Company and Pan American Bank, FSB.
 10.55   First Amendment to Office Space Lease dated July 2, 1996, between The
         Irvine Company and Pan American Bank, FSB.
 10.56   Standard Office Lease dated April 25, 1997, between CAL Portfolio VI,
         L.L.C. and Pan American Bank, FSB.
 10.57   Office Lease Agreement dated February 28, 1997, between P.R.A.
         Biltmore Investments, L.L.C. and Pan American Bank, FSB.
 10.58   Office Lease dated December 9, 1996, between Bernal Corporate Park and
         Pan American Bank, FSB.
 10.59   Bernal Corporate Park Lease First Amendment to Lease dated January 27,
         1997.
 10.60   Shopping Center Sublease dated September 22, 1995, between Panorama
         Towne Center, L.P. and Pan American Bank, FSB.
 10.61   Promissory Note in the principal amount of $225,000 dated October 15,
         1997 by Lawrence J. Grill to the Registrant.
 10.62   Loan and Stock Pledge Agreement dated October 15, 1997, between
         Lawrence J. Grill and the Registrant.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
 10.63*  Promissory Note in the principal amount of $1,628,000 dated July 1,
         1997 by the Registrant to Pan American Financial, L.P.
 10.64*  Promissory Note in the principal amount of $258,000 dated July 1, 1997 by the Registrant to BVG West Corporation.
 10.65*  Promissory Note in the principal amount of $52,500 dated July 1, 1997 by the Registrant to Lawrence J. Grill.
 10.66*  Promissory Note in the principal amount of $33,000 dated July 1, 1997 by the Registrant to Robert Wilson.
 10.67*  Promissory Note in the principal amount of $28,500 dated July 1, 1997 by the Registrant to Villanueva Management, Inc.
 10.68*+ Master Repurchase Agreement Governing Purchases and Sales of Mortgage
         Loans dated as of October 31, 1997, between Lehman Commercial Paper
         Inc. and Pan American Bank, FSB.
 10.69*  Custodial Agreement dated November 6, 1997, among Lehman Commercial
         Paper Inc., Pan American Bank, FSB and Bankers Trust Company of
         California, N.A.
 10.70*  Loan Purchase and Sale Agreement dated April 1, 1997, among Aames
         Capital Corporation, Aames Funding Corporation and Pan American Bank,
         FSB.
 10.71*  Continuing Loan Purchase Agreement dated February 27, 1997, between
         AMRESCO Residential Capital Markets, Inc. and Pan American Bank, FSB.
 10.72*  Mortgage Loan Purchase Agreement dated May 28, 1997, between Saxon
         Mortgage, Inc. and Pan American Bank, FSB.
 21.1*   Subsidiaries.
 23.1    Consent of KPMG Peat Marwick LLP.
 23.2**  Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1).
 27.1    Financial Data Schedule.

--------

*Previously filed.

**To be filed by amendment.

+Confidential treatment requested.

  b. Financial Statement Schedules.

  The schedules are omitted because they are not applicable or the required information is shown in the Registrant's financial statements or the related notes thereto.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes:

    (i) That for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (ii) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified n the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN MATEO, STATE OF CALIFORNIA, ON DECEMBER 22, 1997.

                                          United PanAm Financial Corp.

                                                   /s/ Lawrence J. Grill
                                          By __________________________________
                                               LAWRENCE J. GRILL, PRESIDENT,
                                                CHIEF EXECUTIVE OFFICER AND
                                                         SECRETARY

  PURSUANT TO THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
                 *                     Chairman of the           December 22, 1997
-------------------------------------   Board
           GUILLERMO BRON

        /s/ Lawrence J. Grill          President, Chief          December 22, 1997
-------------------------------------   Executive Officer,
          LAWRENCE J. GRILL             Secretary and
                                        Director (Principal
                                        Executive Officer)

           /s/ Carol Bucci             Senior Vice               December 22, 1997
-------------------------------------   President,
             CAROL BUCCI                Chief Financial
                                        Officer and
                                        Treasurer
                                        (Principal
                                        Financial and
                                        Accounting Officer)

        /s/ Stephen W. Haley           Senior Vice               December 22, 1997
-------------------------------------   President--
          STEPHEN W. HALEY              Compliance and Risk
                                        Management

                 *                     Director                  December 22, 1997
-------------------------------------
           JOHN T. FRENCH

                 *                     Director                  December 22, 1997
-------------------------------------
          EDMUND M. KAUFMAN

                 *                     Director                  December 22, 1997
-------------------------------------
        DANIEL L. VILLANUEVA

                 *                     Director                  December 22, 1997
-------------------------------------
             LUIS MAIZEL




*By: /s/ Lawrence J. Grill
  ---------------------------------
       Lawrence J. Grill,
        Attorney-in-fact


                                 EXHIBIT INDEX

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
  1.1*   Form of Underwriting Agreement.
  3.1*   Amended and Restated Certificate of Incorporation of the Registrant.
  3.2*   Bylaws of the Registrant.
  4.1**  Form of stock certificate.
  5.1**  Opinion of Manatt, Phelps & Phillips, LLP.
 10.1*   Insurance Premium Financing Management Agreement dated May 17, 1995, between Pan American Bank, FSB and BPN Corporation.
 10.2*   First Amendment to Insurance Premium Financing Management Agreement
         and Guaranties dated October  , 1995, between Pan American Bank, FSB and BPN Corporation.
 10.3*   Second Amendment to Insurance Premium Financing Management Agreement
         and Guaranties dated February 28, 1996, among Pan American Bank, FSB,
         BPN Corporation, Cornelius J. O'Shea, Peter Walski and Barbara Walski.
 10.4*   Guaranty dated May 17, 1995 by Peter Walski and Barbara Walski to Pan
         American Bank, FSB.
 10.5*   Guaranty dated May 17, 1995 by Cornelius J. O'Shea to Pan American
         Bank, FSB.
 10.6*   Stock Option Agreement dated May 17, 1995, among BPN Corporation, Pan
         American Group, Inc., Peter A. Walski, Barbara R. Walski, Cornelius J.
         O'Shea and The Walski Family Trust.
 10.7*   First Amendment to Stock Option Agreement dated October 1, 1997, among
         BPN Corporation, Pan American Group, Inc., Peter A. Walski, Barbara R.
         Walski, Cornelius J. O'Shea and The Walski Family Trust.
 10.8*   Interim Capital Assistance Agreement dated September 9, 1994, among
         Pan American Financial, Inc., Pan American Bank, FSB and the
         Resolution Trust Corporation.
 10.9*   Amendment No. 1 to Interim Capital Assistance Agreement dated May 1,
         1997, among Pan American Financial, Inc., Pan American Bank, FSB and
         the Federal Deposit Insurance Corporation.
 10.10*  Interim Capital Assistance Agreement dated April 29, 1994, among Pan
         American Financial, Inc., Pan American Bank, FSB and the Resolution
         Trust Corporation.
 10.11*  Letter agreement dated March 2, 1995, between Pan American Bank, FSB and the Resolution Trust Corporation.
 10.12*  Promissory Note dated September 9, 1994 in the amount of $4 million by
         Pan American Financial, Inc. to the Resolution Trust Corporation.
 10.13*  Stock Pledge Agreement dated September 9, 1994, between Pan American
         Financial, Inc. and the Resolution Trust Corporation.
 10.14   Limited Branch Purchase and Assumption Agreement dated September 9,
         1994, between the Resolution Trust Corporation as receiver of Western
         Federal Savings Bank and Pan American Bank, FSB.
 10.15   Lead Acquiror Waiver and Reimbursement Agreement dated September 9,
         1994, between Home Savings of America, FSB and Pan American Bank, FSB.
 10.16   Indemnity Agreement September 9, 1994, between the Resolution Trust
         Corporation and Pan American Bank, FSB.
 10.17   Whole Purchase and Assumption Agreement dated April 29, 1994, between the Resolution Trust Corporation and Pan American Bank, FSB.
 10.18   Indemnity Agreement dated April 29, 1994, between the Resolution Trust
         Corporation and Pan American Bank, FSB.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
 10.19*  Promissory Note dated April 29, 1994 in the amount of $6,930,000 by
         Pan American Financial, Inc. to the Resolution Trust Corporation.
 10.20*  Stock Pledge Agreement dated April 29, 1994, between Pan American
         Financial, Inc. and the Resolution Trust Corporation.
 10.21   Advances and Security Agreement dated January 29, 1996, between the
         Federal Home Loan Bank of San Francisco and Pan American Bank, FSB.
 10.22   Retail CD Brokerage Agreement dated April 30, 1996, between Pan
         American Bank, FSB and Merrill Lynch, Pierce, Fenner & Smith,
         Incorporated.
 10.23   Fixed Rate Interest bearing--3 Months and Longer Retail Certificate of
         Deposit of Pan American, FSB, Master Certificate No. 2 dated May 12,
         1997.
 10.24   Fixed Rate Interest bearing--3 Months and Longer Retail Certificate of
         Deposit of Pan American Bank, FSB, Master Certificate No. 3 dated May
         12, 1997.
 10.25   License, Services, and Purchase Agreement dated December   , 1996,
         between Associated Software Consultants, Inc. and Pan American, FSB
         and all addendums thereto.
 10.26   Agreement for Remote Computing Services dated April 4, 1995, between
         Pan American Bank, FSB and Fiserv Fresno, Inc.
 10.27   Amendment to Computer Operating Agreement between Pan American Bank,
         FSB and Fiserv Fresno, Inc.
 10.28   Addendum No. 2 to Agreement for Remote Computing Services effective as of April 1, 1996, between Pan American Bank, FSB and Fiserv Fresno,
         Inc.
 10.29   Item Processing Agreement dated April 26, 1993, between Systematics
         Financial Services, Inc. and Pan American Savings Bank, FSB.
 10.30   Support Services Agreement dated October 31, 1995, between Alan King and Company, Inc. and Pan American Savings Bank, FSB.
 10.31   Technical Support Services Agreement dated May 1, 1995, between Alan
         King and Company, Inc. and Pan American Savings Bank, FSB.
 10.32   License Agreement dated May 1, 1995, between Alan King and Company,
         Inc. and Pan American Savings Bank, FSB.
 10.33   Subservicing Agreement dated March 2, 1995, between Pan American Bank,
         FSB and Dovenmuehle Mortgage, Inc.
 10.34*  Interim Operating Agreement dated July 1, 1997, between United PanAm
         Mortgage Corporation and Pan American Bank, FSB.
 10.35   Inter-Company Agreement dated May 1, 1994, between Pan American
         Financial, Inc. and Pan American Bank, FSB.
 10.36   Inter-Company Agreement dated August 1, 1994, between Pan American
         Group, Inc. and Pan American Bank, FSB.
 10.37*  Employment Agreement dated May 7, 1996, between Pan American Bank, FSB and Ray C. Thousand.
 10.38   Employment Agreement dated May 1, 1994, between Pan American Bank, FSB and Lawrence J. Grill.
 10.39*  Employment Agreement dated October 1, 1997, among the Registrant, Pan
         American Bank, FSB and Lawrence J. Grill.
 10.40*  Employment Agreement dated October 1, 1997, between the Registrant and
         Guillermo Bron.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
 10.41*  Employment Agreement dated October 1, 1997, between United PanAm
         Mortgage Corporation and John T. French.
 10.41.1 First Amendment to Employment Agreement dated November 14, 1997 between United PanAm Mortgage Corporation and John T. French.
 10.42*  Salary Continuation Agreement dated October 1, 1997, between Pan
         American Bank, FSB and Lawrence J. Grill.
 10.43*  Salary Continuation Agreement dated October 1, 1997, between Pan
         American Bank, FSB and Guillermo Bron.
 10.44*  Form of Indemnification Agreement between the Registrant and Ms. Bucci and each of Messrs. Bron, French, Grill, Haley, Kaufman, Maizel,
         Thousand and Villanueva.
 10.45   Agreement and Mutual General Release dated March 5, 1997, between Pan
         American Bank, FSB and Robert Wilson.
 10.46** Pan American Group, Inc. 1994 Stock Option Plan, together with forms of incentive stock option and non-qualified stock option agreements.
 10.47*  Pan American Group, Inc. 1997 Stock Incentive Plan, together with forms of incentive stock option, non-qualified stock option and restricted stock agreements.
 10.48   Pan American Bank, FSB Management Incentive Plan.
 10.49** Pan American Bank, FSB 401(k) Profit Sharing Plan, as amended.
 10.50   Income Tax Allocation Agreement dated October 19, 1994, between Pan
         American Bank, FSB, Pan American Financial, Inc. and the Registrant.
 10.51   Lease Agreement dated September 26, 1994, between the Resolution Trust
         Corporation and Old Stone Bank of California and Pan American Bank,
         FSB.
 10.52   First Amendment to Lease Agreement dated November 19, 1995, between the Resolution Trust Corporation and Old Stone Bank of California and
         Pan American Bank, FSB.
 10.53   Office Lease dated March 4, 1997, between Spieker Properties, L.P. and
         Pan American Bank, FSB.
 10.54   Office Space Lease dated January 18, 1996, between The Irvine Company and Pan American Bank, FSB.
 10.55   First Amendment to Office Space Lease dated July 2, 1996, between The
         Irvine Company and Pan American Bank, FSB.
 10.56   Standard Office Lease dated April 25, 1997, between CAL Portfolio VI,
         L.L.C. and Pan American Bank, FSB.
 10.57   Office Lease Agreement dated February 28, 1997, between P.R.A.
         Biltmore Investments, L.L.C. and Pan American Bank, FSB.
 10.58   Office Lease dated December 9, 1996, between Bernal Corporate Park and
         Pan American Bank, FSB.
 10.59   Bernal Corporate Park Lease First Amendment to Lease dated January 27,
         1997.
 10.60   Shopping Center Sublease dated September 22, 1995, between Panorama
         Towne Center, L.P. and Pan American Bank, FSB.
 10.61   Promissory Note in the principal amount of $225,000 dated October 15,
         1997 by Lawrence J. Grill to the Registrant.
 10.62   Loan and Stock Pledge Agreement dated October 15, 1997, between
         Lawrence J. Grill and the Registrant.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
 10.63*  Promissory Note in the principal amount of $1,628,000 dated July 1,
         1997 by the Registrant to Pan American Financial, L.P.
 10.64*  Promissory Note in the principal amount of $258,000 dated July 1, 1997 by the Registrant to BVG West Corporation.
 10.65*  Promissory Note in the principal amount of $52,500 dated July 1, 1997 by the Registrant to Lawrence J. Grill.
 10.66*  Promissory Note in the principal amount of $33,000 dated July 1, 1997 by the Registrant to Robert Wilson.
 10.67*  Promissory Note in the principal amount of $28,500 dated July 1, 1997 by the Registrant to Villanueva Management, Inc.
 10.68*+ Master Repurchase Agreement Governing Purchases and Sales of Mortgage
         Loans dated as of October 31, 1997, between Lehman Commercial Paper
         Inc. and Pan American Bank, FSB.
 10.69*  Custodial Agreement dated November 6, 1997, among Lehman Commercial
         Paper Inc., Pan American Bank, FSB and Bankers Trust Company of
         California, N.A.
 10.70*  Loan Purchase and Sale Agreement dated April 1, 1997, among Aames
         Capital Corporation, Aames Funding Corporation and Pan American Bank,
         FSB.
 10.71*  Continuing Loan Purchase Agreement dated February 27, 1997, between
         AMRESCO Residential Capital Markets, Inc. and Pan American Bank, FSB.
 10.72*  Mortgage Loan Purchase Agreement dated May 28, 1997, between Saxon
         Mortgage, Inc. and Pan American Bank, FSB.
 21.1*   Subsidiaries.
 23.1    Consent of KPMG Peat Marwick LLP.
 23.2**  Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1).
 27.1    Financial Data Schedule.

--------

*Previously filed.

**To be filed by amendment.

+Confidential treatment requested.